FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-20

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,033,345,645

(Approximate Initial Pool Balance)

BANK 2021-BNK34

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-BNK34

June 3, 2021

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK34	Transaction Highlights

I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	14	22	$375,675,000	36.4%
Morgan Stanley Mortgage Capital Holdings LLC	13	19	323,898,260	31.3
Bank of America, National Association	9	10	265,433,900	25.7
National Cooperative Bank, N.A.	20	20	68,338,485	6.6
Total	56	71	$1,033,345,645	100.0%

Loan Pool:

Initial Pool Balance:	$1,033,345,645
Number of Mortgage Loans:	56
Average Cut-off Date Balance per Mortgage Loan:	$18,452,601
Number of Mortgaged Properties:	71
Average Cut-off Date Balance per Mortgaged Property(1):	$14,554,164
Weighted Average Mortgage Interest Rate:	3.298%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	64.6%
Weighted Average Original Term to Maturity or ARD (months):	114
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	375
Weighted Average Remaining Amortization Term (months)(2):	374
Weighted Average Seasoning (months):	0

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	3.43x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	51.4%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	51.0%
% of Mortgage Loans with Additional Subordinate Debt(2):	12.6%
% of Mortgage Loans with Single Tenants(3):	31.4%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	Twenty (20) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place either (i) subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”) or (ii) a subordinate wraparound mortgage to the related mortgage borrower that is currently held by the cooperative sponsor (such loan, the “Subordinate Wrap Mortgage”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional—Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK34	Transaction Highlights

II.	COVID-19 Update

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

Loan Number	Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgage Loan Name	Mortgaged Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full April Rent Payment (%)(1)	UW April Base Rent Paid (%)	Total SF or Unit Count Making Full May Rent Payment (%)(1)	UW May Base Rent Paid (%)
1	WFB	5/28/2021	6/1/2021	375 Pearl Street	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
2	BANA	5/11/2021	5/14/2021	Four Constitution Square	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
3	WFB	5/28/2021	6/1/2021	National Cancer Institute Center	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
4	MSMCH	5/20/2021	5/6/2021	U.S. Steel Tower	Office	NAP(2)	NAP(2)	N	N	Y(3)	99.9%	99.9%	99.9%	99.9%
5	MSMCH	5/24/2021	5/24/2021	160-08 Jamaica Avenue	Retail	NAP(2)	NAP(2)	N	N	N	100.0%(4)	100.0%(4)	100.0%(4)	100.0%(4)
6	WFB	5/19/2021	4/1/2021	Burlingame Point	Office	NAP(5)	Y	N	N	N	NAP(6)	NAP(6)	NAP(6)	NAP(6)
7	BANA	5/11/2021	5/11/2021	Summerhill Pointe Apartments	Multifamily	NAP(2)	NAP(2)	N	N	N	97.0%	97.4%	NAV	NAV
8	BANA	5/11/2021	5/14/2021	Three Constitution Square	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
9	MSMCH	5/13/2021	4/23/2021	Fortune 7 Leased Campus	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
10	MSMCH	5/25/2021	4/27/2021	261-275 Amsterdam Avenue	Mixed Use	NAP(2)	NAP(2)	N(7)	N	Y(8)	91.0%	91.0%	89.0%	89.0%
11	WFB	5/28/2021	5/21/2021	Brookwood Self Storage Portfolio	Self-Storage	NAP(2)	NAP(2)	N	N	N	83.2%	97.3%	82.8%	95.8%
12	MSMCH	5/24/2021	5/21/2021	League City Town Center	Retail	NAP(2)	NAP(2)	N	N	Y(9)	100.0%	100.0%	NAV(10)	NAV(10)
13	BANA	5/19/2021	5/19/2021	Lowe’s - San Jose, CA	Leased Fee	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
14	WFB	5/18/2021	5/10/2021	Securlock 12 Self-Storage Portfolio	Self-Storage	NAP(2)	NAP(2)	N	N	N	99.8%	99.6%	99.2%	98.6%
15	MSMCH	6/2/2021	4/26/2021	57 Prince Street	Mixed Use	NAP(2)	NAP(2)	N	N	N(11)	100.0%	100.0%	100.0%	100.0%
16	MSMCH	5/21/2021	4/21/2021	Euclid Plaza	Retail	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
17	BANA	6/2/2021	6/2/2021	200 South Virginia Street	Office	NAP(2)	NAP(2)	N	N	Y(12)	100.0%(12)	100.0%(12)	100.0%(12)	100.0%(12)
18	WFB	5/17/2021	5/6/2021	A Storage Place Portfolio	Self-Storage	NAP(2)	NAP(2)	N	N	N	NAV	99.1%	NAV	98.9%
19	NCB	5/17/2021	5/21/2021	150 East Tenants Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	94.4%(13)	NAP(14)	87.9%(13)	NAP(14)
20	WFB	5/18/2021	5/6/2021	Midtown Mobile	Retail	NAP(2)	NAP(2)	N	N	Y(15)	94.9%	100.0%	90.1%	93.4%
21	WFB	5/24/2021	5/4/2021	Sherman Oaks Plaza	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
22	BANA	5/20/2021	5/7/2021	Vista Park Self Storage	Self Storage	NAP(2)	NAP(2)	N	N	N	99.0%	98.4%	99.8%	99.2%
23	WFB	5/19/2021	4/30/2021	3041 Sunrise Boulevard	Industrial	NAP(2)	NAP(2)	N	N	N	NAP(16)	NAP(16)	100.0%	100.0%
24	WFB	5/17/2021	5/14/2021	Riverdale Commerce Park	Industrial	NAP(2)	NAP(2)	N	N	Y(17)	100.0%	100.0%	100.0%	100.0%
25	WFB	5/19/2021	4/20/2021	North Ridge Center	Retail	NAP(2)	NAP(2)	N	N	Y(18)	74.1%	97.3%	100.0%	100.0%
26	MSMCH	6/2/2021	5/7/2021	Adar New Haven Multifamily Portfolio	Multifamily	NAP(2)	NAP(2)	N	N	N	93.0%	93.0%	95.0%	95.0%
27	WFB	5/14/2021	5/18/2021	StorQuest Brentwood	Self-Storage	NAP(2)	NAP(2)	N	N	N	NAV	NAV	92.6%	89.4%
28	NCB	5/20/2021	4/29/2021	Eden Rock Owners, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.5%(13)	NAP(14)	85.9%(13)	NAP(14)
29	MSMCH	5/25/2021	4/19/2021	Westwood Shopping Center	Retail	NAP(2)	NAP(2)	N	N	Y(19)	99.0%	99.0%	98.0%	98.0%
30	MSMCH	5/18/2021	5/6/2021	31 Jane Street	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
31	NCB	5/19/2021	5/19/2021	Briarwood Owners’ Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.7%(13)	NAP(14)	87.2%(13)	NAP(14)
32	BANA	5/28/2021	5/21/2021	Eastgate & Estes Multifamily Portfolio	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
33	NCB	5/17/2021	4/23/2021	Bon Aire Properties, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	90.8%(13)	NAP(14)	86.2%(13)	NAP(14)
34	NCB	5/27/2021	4/26/2021	215 W. 75th St. Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	98.1%(13)	NAP(14)	98.1%(13)	NAP(14)
35	MSMCH	5/13/2021	4/30/2021	Burlington Merrillville IN	Retail	NAP(2)	NAP(2)	N	N	N	(20)	(20)	(20)	(20)
36	MSMCH	5/20/2021	5/18/2021	928 North San Vicente	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
37	WFB	5/19/2021	5/18/2021	WAG – Nashville	Retail	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
38	NCB	5/19/2021	4/29/2021	10 Bleecker Street Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	95.5%(13)	NAP(14)	95.5%(13)	NAP(14)
39	WFB	5/17/2021	4/28/2021	New Albany Self Storage - OH	Self-Storage	NAP(2)	NAP(2)	N	N	N	99.6%	99.3%	NAV(10)	NAV(10)
40	NCB	5/27/2021	5/20/2021	45 W. 10 Tenants’ Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.7%(13)	NAP(14)	91.5%(13)	NAP(14)
41	NCB	5/21/2021	5/10/2021	Sterling Arms Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	95.9%(13)	NAP(14)	90.5%(13)	NAP(14)
42	MSMCH	6/1/2021	5/19/2021	Discount Mini Storage & Retail	Mixed Use	NAP(2)	NAP(2)	N	N	N	99.7%	98.7%	96.9%	96.8%
43	BANA	5/28/2021	4/26/2021	Shamrock MHC	Manufactured Housing	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
44	NCB	5/19/2021	5/18/2021	Orienta Owners, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	100.0%(13)	NAP(14)
45	BANA	4/30/2021	4/30/2021	CVS – Littleton, MA	Retail	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
46	NCB	5/19/2021	5/20/2021	Chateaufort Place Cooperative, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	88.3%(13)	NAP(14)
47	NCB	5/17/2021	5/12/2021	North Broadway Estates Ltd.	Multifamily	NAP(2)	NAP(2)	N	N	N	90.7%(13)	NAP(14)	81.5%(13)	NAP(14)
48	NCB	5/19/2021	5/21/2021	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	Multifamily	NAP(2)	NAP(2)	N	N	N	95.0%(13)	NAP(14)	90.0%(13)	NAP(14)
49	NCB	5/19/2021	5/21/2021	Princeton Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	95.5%(13)	NAP(14)	90.9%(13)	NAP(14)
50	NCB	5/19/2021	5/19/2021	Lincoln Park Manor Tenant Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	90.0%(13)	NAP(14)
51	NCB	5/15/2021	4/27/2021	Crocheron Tenants Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	96.5%(13)	NAP(14)	88.2%(13)	NAP(14)
52	NCB	5/19/2021	4/28/2021	203 Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	96.7%(13)	NAP(14)	66.7%(13)	NAP(14)
53	NCB	5/19/2021	5/21/2021	107-109-111 North 9th St. Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.9%(13)	NAP(14)	85.7%(13)	NAP(14)
54	NCB	5/19/2021	5/20/2021	Tiffany Towers Ltd.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	100.0%(13)	NAP(14)
55	NCB	5/19/2021	5/19/2021	Yorkville 87 Housing Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	94.4%(13)	NAP(14)
56	NCB	5/19/2021	4/28/2021	177 Columbia Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	89.7%(13)	NAP(14)	75.9%(13)	NAP(14)

(1)	Total SF or Unit Count Making Full April Rent Payment (%) and Total SF or Unit Count Making Full May Rent Payment (%) are presented as percentages of the total net rentable area. With respect to the mortgage loans secured by residential cooperative properties, Total SF or Unit Count Making Full Rent Payment and UW Base Rent Paid percentages are based on occupied units rather than total SF.

(2)	The related mortgage loan has its first due date in June or July 2021.

(3)	With respect to the U.S. Steel Tower mortgaged property, three tenants (0.8% of NRA and 6.4% of underwritten rent) were granted rent relief. Two of the three tenants have repaid their deferred rent in full and are current on their rent payments. One of the tenants received a 6 month rent deferral and a 3 month rent abatement in exchange for an additional five years on their term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK34	Transaction Highlights

(4)	With respect to the 160-08 Jamaica Avenue mortgaged property, Jollibee (2.3% of NRA and 7.4% of underwritten rent) has taken possession of its space and is currently in the process of building it out. No rent is expected from the tenant.

(5)	The related mortgage loan has its first due date in May 2021.

(6)	For the Burlingame Point mortgage loan, the sole tenant, Facebook, is currently in a free rent period for all of its leased space.

(7)	With respect to the 261-275 Amsterdam Avenue mortgaged property, there is no forbearance or modification on the current 261-275 Amsterdam Avenue mortgage loan. The borrower entered into a forbearance agreement with regard to the previous mortgage loan on the mortgaged property. The previous lender agreed to 6 months of forbearance of all interest payments and reserve fund payments due on the previous loan on the payment dates from April through September 2020, totaling approximately $1,345,367. Such amounts were repaid with the proceeds of the current mortgage loan.

(8)	With respect to the 261-275 Amsterdam Avenue mortgaged property, eight retail tenants and the building’s lobby tenant received rent relief in 2020 (17.3% of underwritten rent), of which eight tenants had a portion of unpaid rent paid back using their security deposit and the remaining portion forgiven, and 1 tenant received a rent credit. There are six retail tenants as well as the building’s lobby tenant that are receiving ongoing rent relief (14.5% of underwritten rent) from January 2021 through June 2021. The tenants have remained current on their amended rent obligations and are expected to commence their full contractual rent obligations in July 2021.

(9)	With respect to the League City Town Center mortgaged property, five tenants (33.2% of NRA and 23.6% of underwritten rent) were granted rent relief. Three of the tenants (31.1% of NRA and 19.8% of underwritten rent) received three months of deferred rent in 2020 and have repayment plans in place spanning three to twelve months throughout 2021. Two tenants (2.2% of NRA and 3.8% of underwritten rent) received three to four months of 50.0% abated rent in 2020 and both tenants began paying percentage rent in January 2021 in addition to all other rent.

(10)	Given the timing of collection and reporting, an accurate estimate of the base rent paid or the percentage of tenants paying rent in May is not available.

(11)	With respect to the 57 Prince Street mortgaged property, according to the borrower sponsor, (i) Scotch & Soda (32.5% of NRA and 35.5% of underwritten rent) did not pay rent in April through June of 2020, but repaid half of its missed rent in 2021, (ii) DITA (33.8% of NRA and 27.5% of underwritten rent) did not pay rent in July 2020, but repaid the missed rent over a six month period from September 2020 to February 2021 and (iii) Seen Outdoor Media, LLC (a signage tenant representing 5.4% of underwritten rent) did not pay rent in April and May of 2020; however, all tenants have paid their rent in full and on time since September 2020. No tenants have formally requested or received rent relief or lease modifications.

(12)	With respect to the 200 South Virginia Street mortgaged property, three tenants (21.5% of NRA and 20.5% of underwritten rent) received rent relief in relation to the COVID-19 pandemic. One tenant (13.7% of NRA and 12.5% of underwritten rent) has paid back its deferred rent relief. One tenant (5.8% of NRA and 5.8% of underwritten rent) is paying back the deferred rent in equal installments from March 2021 through December 2021. One tenant (1.9% of NRA and 2.1% of underwritten rent) is paying increased rent to account for past rent deferrals. All tenants are current on April and May rent payments.

(13)	For residential cooperative properties, the percentages reported were determined based on available cooperative maintenance receivables reports provided from the borrowers (although the borrowers were not required, pursuant to the loan documents, to furnish those reports). Generally, this information is not tracked for residential cooperative properties and the borrowers are not required, pursuant to the loan documents, to report this data on a monthly basis. In addition, for residential cooperative properties, the figures reported were determined based on revenue derived from maintenance charges payable by tenant-shareholders, and not based on rental income for commercial units as to which cooperative shares have not been allocated. Further, with respect to certain residential cooperative properties, the related cooperative borrower may have entered into a primary master lease with a third-party or the cooperative’s sponsor. Generally, however, information regarding subleases under such primary master leases are not tracked for residential cooperative properties.

(14)	This information is not presented for residential cooperative properties. The base rent represented in the underwritten cash flow for residential cooperative properties is the hypothetical income derived from the appraisal. Residential cooperative properties are structured to allow for an increase in unit owner maintenance charges or the assessment of additional charges to cover operating deficits, including deficits resulting from unpaid or delinquent rents or maintenance charges.

(15)	For the Midtown Mobile mortgage loan, two tenants (Charm Nail Lounge and Coffee Monster), totaling 5.8% of net rentable area and 7.8% of underwritten base rent, requested and received rent relief.

(16)	For the 3041 Sunrise Boulevard mortgage loan, an accurate estimate of the base rent paid or the percentage of tenants paying rent in April is not available as the subject transaction was an acquisition and the information was not made available by the seller.

(17)	For the Riverdale Commerce Park mortgage loan, one tenant, Battle Axe (6.9% of net rentable area; 6.4% underwritten base rent), became chronically delinquent and remained behind on its rent until May 2021, however, that tenant is now fully caught up on prior rent and is current in payments. A final check for approximately $10,000 to cure all remaining delinquencies for Battle Axe was delivered to the borrower sponsor on May 15, 2021.

(18)	For the North Ridge Center mortgage loan, two tenants totaling 22.1% of net rentable area and 32.3% of underwritten base rent received three and four months of abated rent, all of which has been repaid.

(19)	With respect to the Westwood Shopping Center mortgaged property, one tenant (10.2% of NRA and 33.1% of underwritten rent) was granted rent relief for its April and May 2020 base rent. The landlord executed a rent deferral agreement with the tenant to repay the base rent on or before December 31, 2024.

(20)	With respect to the Burlington Merrillville IN mortgaged property, the single tenant at the property received free rent through June 2021. Free Rent totaling $88,270 was reserved up front, which equates to the tenant’s free rent until it starts paying rent in July.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK34	Characteristics of the Mortgage Pool

III.	Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK 2021-BNK34	Trust Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling / Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	375 Pearl Street	WFB	$100,000,000	$120,000,000	BANK 2021-BNK34	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitization(s)	$120,000,000
2	Four Constitution Square	BANA	$83,000,000	$55,000,000	BANK 2021-BNK34	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitization(s)	$55,000,000
4	U.S. Steel Tower	MSMCH	$70,000,000	$90,000,000	BANK 2021-BNK34	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitization(s)	$90,000,000
6	Burlingame Point		$60,000,000	$320,000,000		KeyBank National Association	Situs Holdings, LLC	BGME 2021-VR	$20,000,000
								Benchmark 2021-B25	$120,000,000
								Benchmark 2021-B26	$96,000,000
								Future Securitization(s)	$84,000,000
8	Three Constitution Square	BANA	$58,000,000	$38,000,000	BANK 2021-BNK34	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitization(s)	$38,000,000
9	Fortune 7 Leased Campus		$50,000,000	$28,000,000		Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitization(s)	$28,000,000
10	261-275 Amsterdam Avenue	MSMCH	$40,000,000	$55,000,000	BANK 2021-BNK33	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2021-BNK33	$55,000,000

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK34	Characteristics of the Mortgage Pool

IV.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	9	$531,150,000	51.4%	49.7%	49.7%	3.71	x	11.5%	11.1%	3.023%
CBD	6	376,900,000	36.5	51.2	51.2	3.55		11.0	10.7	3.070
Suburban	3	154,250,000	14.9	46.1	46.1	4.09		12.5	12.1	2.906
Multifamily	32	155,783,485	15.1	34.8	33.2	4.76		19.3	18.8	3.502
Garden	11	80,445,000	7.8	55.4	53.9	2.16		8.8	8.5	3.697
Cooperative	21	75,338,485	7.3	12.8	11.2	7.55		30.6	29.9	3.294
Retail	9	151,128,260	14.6	64.6	63.5	2.28		9.5	8.9	3.799
Anchored	5	131,995,000	12.8	64.5	64.5	2.34		9.5	8.8	3.773
Single Tenant	3	11,693,422	1.1	62.8	57.2	1.81		8.8	8.5	4.044
Shadow Anchored	1	7,439,837	0.7	68.9	54.7	1.80		11.8	10.2	3.880
Self Storage	14	86,650,000	8.4	53.4	53.1	3.19		10.5	10.3	3.192
Self Storage	14	86,650,000	8.4	53.4	53.1	3.19		10.5	10.3	3.192
Mixed Use	3	60,275,000	5.8	63.2	63.2	1.94		7.6	7.4	3.769
Multifamily/Retail	1	40,000,000	3.9	63.3	63.3	1.97		7.3	7.1	3.550
Retail/Multifamily	1	17,600,000	1.7	64.5	64.5	1.73		7.7	7.4	4.215
Self Storage/Retail	1	2,675,000	0.3	52.5	52.5	2.82		12.2	11.7	4.100
Leased Fee	1	27,108,900	2.6	64.5	64.5	2.01		7.4	7.2	3.550
Leased Fee	1	27,108,900	2.6	64.5	64.5	2.01		7.4	7.2	3.550
Industrial	2	18,750,000	1.8	62.5	61.4	1.94		9.6	9.0	3.797
Flex	2	18,750,000	1.8	62.5	61.4	1.94		9.6	9.0	3.797
Manufactured Housing	1	2,500,000	0.2	64.9	64.9	1.87		9.1	8.9	4.695
Manufactured Housing	1	2,500,000	0.2	64.9	64.9	1.87		9.1	8.9	4.695
Total	71	$1,033,345,645	100.0%	51.4%	51.0%	3.43	x	11.9%	11.5%	3.298%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – 375 Pearl Street

Mortgage Loan Information				Mortgaged Property Information(5)
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$100,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$100,000,000			Size:	573,083 SF
% of Initial Pool Balance:	9.7%			Cut-off Date Balance Per SF(1):	$384
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$384
Borrower Sponsor:	Sabey-National Properties LLC			Year Built/Renovated:	1975/2018
Guarantor:	Indure Build-To-Core Fund, LLC			Title Vesting:	Fee
Mortgage Rate:	3.3682%			Property Manager:	CBRE, Inc.
Note Date:	June 1, 2021			Current Occupancy (As of):	100.0% (5/1/2021)
Seasoning:	0 months			YE 2020 Occupancy:	81.5%
Maturity Date:	June 11, 2031			YE 2019 Occupancy:	81.5%
IO Period:	120 months			YE 2018 Occupancy(5):	NAV
Loan Term (Original):	120 months			YE 2017 Occupancy(5):	NAV
Amortization Term (Original):	NAP			Appraised Value(6)(7):	$365,000,000
Loan Amortization Type:	Interest-only, Balloon			Appraised Value Per SF(6)(7):	$637
Call Protection(2):	L(24),D(89),O(7)			Appraisal Valuation Date:	May 1, 2021
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			Underwriting and Financial Information(7)
Additional Debt Type (Balance)(1)(3):	Pari Passu ($120,000,000); Mezzanine ($30,000,000)			YE 2020 NOI(8):	$12,454,512
				YE 2019 NOI(8):	$3,202,972
				YE 2018 NOI:	NAV
				YE 2017 NOI:	NAV
Escrows and Reserves(4)				U/W Revenues:	$32,466,229
	Initial	Monthly	Cap	U/W Expenses:	$12,264,849
Taxes	$0	Springing	NAP	U/W NOI(8):	$20,201,380
Insurance	$0	Springing	NAP	U/W NCF:	$20,086,764
Landlord Work Reserve	$2,963,439	$0	NAP	U/W DSCR based on NOI/NCF(1):	2.69x / 2.67x
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.2% / 9.1%
Termination Fee Reserve	$0	Springing	(4)	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.2% / 9.1%
Rent Concession Reserve	$2,882,231	$0	NAP	Cut-off Date LTV Ratio(1):	60.3%
				LTV Ratio at Maturity(1):	60.3%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$220,000,000	88.0%	Loan payoff	$234,451,625	93.8%
Mezzanine loan	30,000,000	12.0	Upfront reserves	5,845,670	2.3
			Closing costs	3,151,476	1 .3
			Return of equity	6,551,229	2.6
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%
(1)	The 375 Pearl Street Mortgage Loan (as defined below) is part of the 375 Pearl Street Whole Loan (as defined below) with an original aggregate principal balance of $220,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 375 Pearl Street Whole Loan.
(2)	At any time after the earlier of (i) July 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 375 Pearl Street Whole Loan to be securitized, and prior to December 11, 2030, the borrower has the right to defease the 375 Pearl Street Whole Loan in whole, but not in part.
(3)	See “Subordinate and Mezzanine Indebtedness” section below.
(4)	See “Escrows” section below.
(5)	See “Historical Occupancy” section below.
(6)	Represents the appraiser’s “Hypothetical Market Value”. See “Appraisal” section below.
(7)	While the 375 Pearl Street Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 375 Pearl Street Whole Loan more severely than assumed in the underwriting of the 375 Pearl Street Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(8)	See “Operating History and Underwritten Net Cash Flow” section below for information regarding year-over-year increases in NOI and increase to U/W NOI from YE 2020 NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

The Mortgage Loan. The largest mortgage loan (the “375 Pearl Street Mortgage Loan”) is part of a whole loan (the “375 Pearl Street Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $220,000,000. The 375 Pearl Street Whole Loan is secured by a first priority fee mortgage encumbering a 573,083 square foot office condominium in New York, New York (the “375 Pearl Street Property”). The 375 Pearl Street Whole Loan was co-originated on June 1, 2021 by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPM”). The 375 Pearl Street Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2021-BNK34	Yes
A-2	$66,000,000	$66,000,000	JPM	No
A-3	$54,000,000	$54,000,000	WFB	No
A-4	$20,000,000	$20,000,000	BANK 2021-BNK34	No
Total	$220,000,000	$220,000,000

The Borrower and Borrower Sponsor. The borrower is Intergate.Manhattan Office LLC, a Delaware limited liability company and single purpose entity with two independent directors. In connection with the origination of the 375 Pearl Street Whole Loan, legal counsel to the borrower delivered a non-consolidation opinion. The borrower sponsor under the 375 Pearl Street Whole Loan is Sabey-National Properties LLC, and the nonrecourse carveout guarantor is Indure Build-To-Core Fund, LLC.

The borrower is 51.5% owned by Sabey Corporation (“Sabey”) and 48.5% owned by The Indure Build-To-Core Fund, LLC (the guarantor of the 375 Pearl Street Whole Loan and an affiliate of National Real Estate Advisors, LLC (“NREA”)). Sabey is a privately held real estate development and investment company specializing in mission critical and other technical space for the data center, medical and life sciences, education, government and military sectors. Over the past 40 years, Sabey has designed, constructed, and operated more than 30 million square feet of space. NREA is a subsidiary of the National Electric Benefit Fund and specializes in developing and owning large-scale, urban commercial and multifamily projects for its institutional clients. NREA constructs various asset types including apartment, office, mixed-use, industrial, data center, and hotel.

The Property. The 375 Pearl Street Property consists of an office condominium totaling 573,083 square feet located on floors 15 through 30 of 375 Pearl Street, a 32-story class A office and data center property located in New York, New York, and built in 1975. The entire 375 Pearl Street building contains 806,001 square feet of gross building area situated on a 58,193 square foot parcel of land. The 375 Pearl Street Property was renovated from data center use to office space in 2016 to 2018, and limestone walls on the top 15 stories of the building were removed and replaced with plate glass panels to improve the aesthetics and attract office tenants. In total, the borrower sponsors spent approximately $159 million in capital improvements at the 375 Pearl Street building. The 375 Pearl Street Property features approximately 37,000 square foot floor plates and unobstructed 360-degree views due to the building’s location in a low-rise area.

The 375 Pearl Street Property is fully leased to four New York City agencies through leases with NYC Human Resources Administration, the Department of Finance, the New York City Police Department (“NYPD”), and the Department of Sanitation with all leases expiring between 2038 and 2042. The 375 Pearl Street building is located immediately adjacent to City Hall, One Police Plaza, and One Centre Street. According to the appraisal, NYC agencies own or occupy over 2.3 million square feet of office space in the area of the 375 Pearl Street building, and all tenants of the 375 Pearl Street Property occupy additional office space in the immediate surrounding area. Further, according to the appraisal, the tenants at the 375 Pearl Street Property have invested approximately $44.5 million of capital into the buildout of their respective spaces.

Condominium Regime. The 375 Pearl Street Property represents one unit (known as Office Unit 2, representing a 51.99% interest in the overall condominium) of a nine-unit condominium that governs the 375 Pearl Street building. Four of the nine condominium units are owned by Verizon, consisting of a telephone cable vault in the cellar and switching equipment and office space on floors 8, 9 and 10 (representing an aggregate 11.21% interest in the common elements of the condominium). One condo unit, known as Office Unit 3, representing the 31st floor of the 375 Pearl Street building, is owned by an affiliate of Rafael Viñoly Architects, P.C.. The additional three condominium units (representing ground floor retail space; data center space on floors 1 through 7, 11 through 13 and 32; and office space on floor 14) are owned by affiliates of the borrower sponsor.

COVID-19 Update. As of May 21, 2021, the 375 Pearl Street Property was open and operational. All tenants paid full rent for April and May 2021, and there have been no rent relief requests through the COVID-19 pandemic. The 375 Pearl Street Whole Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

Major Tenants.

Largest Tenant: NYC Human Resources Administration (193,821 square feet, 33.8% of net rentable area; 34.3% of underwritten base rent; September 13, 2039 lease expiration) The NYC Human Resources Administration is a municipal agency serving more than three million people per year that fights poverty and provides New York City residents with tools and support to alleviate inequalities. Programs of the NYC Human Resources Administration include Child Support, Emergency Food Programs, Cash Assistance, Adult Protective Services, and a Job Center. According to the appraisal, the agency has a large footprint in Downtown Manhattan with six additional offices in Lower Manhattan and 10 offices directly across the Brooklyn Bridge. According to the appraisal, the NYC Human Resources Administration has invested approximately $11.0 million (approximately $57 per square foot) into its space. The NYC Human Resources Administration has a termination option in September 2029 with 12 months’ notice and payment of a termination fee of approximately $22.3 million (See “Termination Option Summary” below).

2nd Largest Tenant: Department of Finance (182,315 square feet, 31.8% of net rentable area; 32.7% of underwritten base rent; September 13, 2038 lease expiration) The New York City Department of Finance administers the tax and revenue laws of New York City. The Department of Finance is the taxation agency, recorder of deeds, and revenue service provider of New York City. The department’s responsibilities include administering parking violations and overseeing the sheriff’s office. According to the appraisal, the Department of Finance has invested approximately $12.0 million (approximately $66 per square foot) into its space. The Department of Finance has a termination option in September 2028 with 12 months’ notice and payment of a termination fee of approximately $21.1 million (See “Termination Option Summary” below).

3rd Largest Tenant: NYPD (124,767 square feet, 21.8% of net rentable area; 20.1% of underwritten base rent; Various lease expirations) The NYPD is the largest law enforcement agency in the world, providing security and safety to the residents, workers, and visitors throughout the five boroughs of New York City. There are currently over 34,000 uniformed members and over 15,000 civilian members employed by the NYPD. The NYPD has expanded its headquarters by moving its federal monitor and compliance units to the 20th floor of the 375 Pearl Street Property, and utilizing floors 15 through 17 to provide expansion space for the adjacent One Police Plaza. The NYPD has occupied its 20th floor space since 2018. The NYPD has a signed lease for its space on floors 15 through 17 but is not yet in occupancy and is expected to begin paying rent in January 2022. According to the appraisal, NYPD has invested approximately $14.7 million (approximately $118 per square foot) into its space. The NYPD has two termination options (one in April 2029 for its 20th floor space, and one in February 2032 for its space on floors 15 through 17) with 12 months’ notice and payment of a termination fee (approximately $915,014 for the Floor 20 space, and $11.8 million for the space on floors 15 through 17) (See “Termination Option Summary” below).

4th Largest Tenant: Department of Sanitation (72,180 square feet, 12.6% of net rentable area; 12.9% of underwritten base rent; September 23, 2039 lease expiration) The New York City Department of Sanitation is the world’s largest sanitation department and manages approximately 6,300 miles of streets throughout the five boroughs of New York City. The Department of Sanitation is responsible for garbage and recycling collecting, snow removal, and street cleaning. The Department of Sanitation’s headquarters are a 10-minute walk from the 375 Pearl Street Property. According to the appraisal, the Department of Sanitation has invested approximately $6.8 million (approximately $94 per square foot) into its space. The Department of Sanitation has a termination option in September 2029 with 12 months’ notice and payment of a termination fee of approximately $8.7 million (See “Termination Option Summary” below).

The following table presents certain information relating to the tenancy at the 375 Pearl Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)(2)
Major Tenants
NYC Human Resources Administration	AA-/Aa2/AA	193,821	33.8%	$46.25	$8,964,223	34.3%	9/13/2039	2, 5-year	Y
Department of Finance	AA-/Aa2/AA	182,315	31.8%	$46.75	$8,523,225	32.7%	9/13/2038	2, 5-year	Y
NYPD (Floors 15-17)(3)	AA-/Aa2/AA	106,000	18.5%	$42.50	$4,505,000	17.3%	1/21/2042	2, 5-year	Y
Department of Sanitation	AA-/Aa2/AA	72,180	12.6%	$46.75	$3,374,416	12.9%	9/23/2039	2, 5-year	Y
NYPD (Floor 20)(3)	AA-/Aa2/AA	18,767	3.3%	$39.00	$731,913	2.8%	4/10/2039	2, 5-year	Y
Occupied Collateral Total		573,083	100.0%	$45.54	$26,098,777	100.0%

Vacant Space		0	0.0%

Collateral Total		573,083	100.0%

(1)	Ratings shown represent the City of New York, which is the entity on each tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

(2)	Each lease contains a one-time termination right effective on the 10th anniversary of the rent commencement date, provided that the tenant provides 12 months’ notice and pays a termination fee. See “Termination Option Summary” below for further details on the termination option effective dates and estimated termination fees for each tenant.
(3)	The NYPD has executed a lease for its space on floors 15 through 17 but has not yet taken occupancy. NYPD is expected to begin paying rent in January 2022. The tenant is currently in occupancy and paying full rent on its 20th floor space.

Termination Option Summary(1)

Tenant	Estimated Fee(2)	Estimated Fee PSF(2)	Termination Effective Date
NYC Human Resources Administration	$22,318,637	$115.15	9/14/2029
Department of Finance	$21,095,726	$115.71	9/14/2028
NYPD (Floors 15-17)	$11,752,356	$110.87	2/16/2032
Department of Sanitation	$8,746,206	$121.17	9/24/2029
NYPD (Floor 20)	$915,014	$48.76	4/11/2029
Total	$64,827,939	$113.12
(1)	Information obtained from the appraisal.
(2)	The termination fee for each tenant is equal to the sum of the unamortized portion of the landlord’s contribution, leasing commission and free rent amount, amortized on a straight-line basis over a 20-year period with interest at 6% per annum plus the total rent amount for the 6 months following the termination date (however, the NYPD 20th floor lease does not include interest in its amortization schedule as well as the total rent amount for the 6 months following the termination date).

The following table presents certain information relating to the lease rollover schedule at the 375 Pearl Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	5	573,083	100.0%	573,083	100.0%	$26,098,777	100.0%	$45.54
Vacant	0	0	0%	573,083	100.0%	$0	0.0%	$0.00
Total/Weighted Average	5	573,083	100.0%			$26,098,777	100.0%	$45.54
(1)	Information obtained from the underwritten rent roll.
(2)	All tenants have termination options, which are not accounted for on this table. See “Termination Option Summary” above.

The following table presents historical occupancy percentages at the 375 Pearl Street Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	5/1/2021(2)
NAV	NAV	81.5%	81.5%	100.0%
(1)	Historical occupancy prior to 2019 is not available, as the 375 Pearl Street Property was renovated and converted from data center space to office space from 2016 to 2018.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 375 Pearl Street Property:

Cash Flow Analysis(1)

	2019	2020	U/W	%(2)	U/W $ per SF
Base Rent	$21,403,560	$21,836,662	$26,098,777	80.4%	$45.54
Rent Average Benefit	0	0	3,852,698(3)	11.9	6.72
Free Rent	(8,853,132)	0	0	0.0	0.00
Gross Potential Rent	$12,550,428	$21,836,662	$29,951,475	92.3%	$52.26
Other Income	714,779	736,581	756,242	2.3	1.32
Expense Reimbursements	133,660	719,425	1,758,512	5.4	3.07
Net Rental Income	$13,398,867	$23,292,668	$32,466,229	100.0%	$56.65
(Vacancy & Credit Loss)(4)	0	0	0	0.0	0.00
Effective Gross Income	$13,398,867	$23,292,668	$32,466,229	100.0%	$56.65

Real Estate Taxes	3,493,494	2,888,190	3,465,549(5)	10.7	6.05
Insurance	366,563	375,095	415,260	1.3	0.72
Management Fee	213,444	120,479	965,886	3.0	1.69
Other Operating Expenses	6,122,394	7,454,392	7,418,154	22.8	12.94
Total Operating Expenses	$10,195,895	$10,838,156	$12,264,849	37.8%	$21.40

Net Operating Income(6)	$3,202,972	$12,454,512	$20,201,380	62.2%	$35.25
Replacement Reserves	0	0	114,617	0.4	0.20
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$3,202,972	$12,454,512	$20,086,764	61.9%	$35.05

NOI DSCR(7)	0.43x	1.66x	2.69x
NCF DSCR(7)	0.43x	1.66x	2.67x
NOI Debt Yield(7)	1.5%	5.7%	9.2%
NCF Debt Yield(7)	1.5%	5.7%	9.1%
(1)	Prior historical operating history is not available, as the 375 Pearl Street Property was renovated and converted from data center space to professional office space in 2016 through 2018.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents straight-line rent averaging through each tenant’s lease expiration due to investment-grade nature.
(4)	The underwritten economic vacancy is 0.0%. The 375 Pearl Street Property was 100.0% leased as of May 1, 2021.
(5)	The 375 Pearl Street Property is subject to a 10-year tax abatement via the Industrial & Commercial Incentive Program (ICAP) as a result of its recent renovation. The ICAP abatement commenced in the 2016/2017 tax year and will expire at the end of the 2025/2026 tax year. According to a third-party tax projection analysis provided by the borrower, the estimated taxes inclusive of ICAP benefit for the 2020/2021 and 2021/2022 tax years were $2,854,104 and $3,677,695, respectively; and the real estate taxes were underwritten based on a blend of these two numbers. According to the same analysis, the estimated full unabated taxes for the 2020/2021 and 2026/2027 (once the ICAP benefit expires) tax years are $3,603,985 and $5,912,415, respectively.
(6)	The increase in Net Operating Income from 2019 to 2020 and from 2020 to U/W was due to tenant lease commencements and free rent periods following the completion of renovations at the 375 Pearl Street Property in 2018. The Department of Finance’s lease commenced in September 2018; The NYPD’s lease for floor 20 commenced in October 2018; The Department of Sanitation and the NYC Human Resource Administration’s leases commenced in January 2019; and The NYPD’s lease for floors 15 through 17 commenced in April 2021.
(7)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 375 Pearl Street Whole Loan.

Appraisal. The appraisal concluded to a “Hypothetical Market Value” of $365,000,000 as of May 1, 2021, which assumes contractually obligated free rent, tenant improvements, and capital improvements have been escrowed. The appraisal also concluded to an “As-Is” value of $360,000,000 as of the same date. The appraiser’s “Hypothetical Market Value” and “As-Is” value each include an estimated $1,600,000 of value for the ICAP tax benefits.

Environmental Matters. According to the Phase I environmental reports dated April 21, 2021, there was no evidence of any recognized environmental conditions at the 375 Pearl Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

Market Overview and Competition. The 375 Pearl Street Property is situated within the City Hall office submarket of Downtown Manhattan in New York, New York and is bordered by Pearl Street to the east and south, Avenue of the Finest to the west, and Madison Street to the north. The building is also adjacent to the Manhattan-side entrance of the Brooklyn Bridge. The 375 Pearl Street Property is situated immediately adjacent to City Hall, One Police Plaza, and One Centre Street. According to the appraisal, NYC agencies own or occupy over 2.3 million square feet of office space in the area of the 375 Pearl Street building, and all tenants of the 375 Pearl Street Property occupy additional office space in the immediate surrounding area.

According to the appraisal, as of the fourth quarter of 2020, the City Hall submarket reported total inventory of approximately 7.7 million square feet with a 7.0% direct vacancy rate (8.8% overall vacancy rate) and average asking rent of $60.25 per square foot. The appraiser concluded to a market rent for the 375 Pearl Street Property of $44.00 per square foot for floors 15 to 17, $49.00 per square foot for floors 18 to 22, and $52.00 per square foot for floors 23 to 30, all on a modified gross basis.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 375 Pearl Street Property:

Market Rent Summary(1)

	Floors 15-17	Floors 18-22	Floors 23-30
Market Rent (PSF)	$44.00	$49.00	$52.00
Lease Term (Years)	10	10	10
Lease Type	MG	MG	MG
Rent Increase Projection	10%/5 years	10%/5 years	10%/5 years
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), ongoing monthly real estate tax reserves are required in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, ongoing monthly insurance reserves are required in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

However, the borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates of said policies, and (iv) the borrower provides evidence of renewal of such policies.

Landlord Work Reserve – The loan documents require an upfront reserve of $2,963,439 for open contract payables with respect to certain ongoing construction work pursuant to contracts with contractors.

Replacement Reserve – During a Cash Trap Event Period, ongoing monthly replacement reserves are required in the amount of $4,776 ($0.10 per square foot annually).

Termination Fee Reserve– The borrower is required to deposit termination fees or payments into the termination fee reserve account if either (a) the termination fee or payment is equal to or greater than $50,000, (b) the related event has a material adverse effect on the 375 Pearl Street Property, the borrower or the guarantor (among other conditions outlined in the loan documents), and/or (c) an event of default or Cash Trap Event Period is continuing. As long as no Cash Trap Event Period is continuing, the termination fee reserve account is subject to a cap in an amount equal to $80 per square foot of the related premises (“Termination Fee Reserve Cap”). If a Cash Trap Event Period is ongoing, funds in excess of the Termination Fee Reserve Cap are required to deposited into the excess cash flow subaccount (see “Lockbox and Cash Management” section below). Funds in the Termination Fee Reserve account may only be used for qualified leasing expenses incurred in connection with the space related to the applicable termination fee or payment.

Rent Concession Reserve - The loan documents require an upfront reserve of $2,882,231 related to rent concessions through January 2022.

Lockbox and Cash Management. The 375 Pearl Street Whole Loan requires a hard lockbox and springing cash management, and the borrower is required to cause all rents to be deposited directly into the lockbox account. The 375 Pearl Street Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to a Cash Trap Event Period (as defined below), all funds will be transferred to the borrower. During a Cash Trap Event Period, all funds in the lockbox account and excess cash flow remaining after satisfaction of the waterfall items outlined in the 375 Pearl Street Whole Loan documents, are required to be swept to an excess cash flow subaccount to be held as additional collateral for the 375 Pearl Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 375 Pearl Street Whole Loan or 375 Pearl Street Mezzanine Loan; or
(ii)	the net cash flow debt yield falling below 5.25% (tested quarterly, or upon any termination, modification or amendment or settlement of any lease, or any release or discharge of any tenant under its lease obligation).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of the applicable event of default; or
•	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 5.25% for one calendar quarter; or the borrower delivering to the lender cash or a letter of credit in an amount such that the proceeds, if applied to prepay the 375 Pearl Street Whole Loan, would result in a net cash flow debt yield of at least 5.25%.

Property Management. The 375 Pearl Street Property is managed by CBRE, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the 375 Pearl Street Whole Loan, WFB made a $30,000,000 mezzanine loan (the “375 Pearl Street Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The 375 Pearl Street Mezzanine Loan is coterminous with the 375 Pearl Street Whole Loan. The 375 Pearl Street Mezzanine Loan accrues interest at a fixed per annum rate equal to 7.000% and is interest-only through the loan term.

The following table presents certain information relating to the 375 Pearl Street Mezzanine Loan:

Mezzanine Loan Original Principal Balance		Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
375 Pearl Street Mezzanine Loan	$30,000,000	7.000%	120	0	120	2.08x	8.1%	68.5%

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 375 Pearl Street Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 375 Pearl Street Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for a separate special form or all risks policy or equivalent policy insuring only the 375 Pearl Street Property on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Four Constitution Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$83,000,000		Location:	Washington, DC
	Cut-off Date Balance(1):	$83,000,000		Size:	493,620 SF
	% of Initial Pool Balance:	8.0%		Cut-off Date Balance Per SF(1):	$279.57
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$279.57
	Borrower Sponsors:	MetLife and Norges Investment Management		Year Built/Renovated:	2018/NAP
	Guarantor(2):	ConSquare Office Four Owner, LLC		Title Vesting:	Fee
	Mortgage Rate:	2.5365%		Property Manager:	StonebridgeCarras Management, LLC
	Note Date:	May 14, 2021		Current Occupancy (As of)(8):	100.0% (6/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	100.0%
	Anticipated Repayment Date(3):	November 1, 2030		YE 2019 Occupancy:	100.0%
	Maturity Date(3):	October 1, 2033		YE 2018 Occupancy:	100.0%
	IO Period:	113 months		YE 2017 Occupancy(7):	NAP
	Loan Term (Original/ARD)(3):	113 months		As-Is Appraised Value(8)(9):	$305,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$617.88
	Loan Amortization Type(3):	Interest only - ARD		As-Is Appraisal Valuation Date:	April 14, 2021
	Call Protection(4):	L(24), D(86), O(3)		Underwriting and Financial Information(8)
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI:	NAV
	Additional Debt(1)(5):	Yes		YE 2020 NOI:	$17,466,974
	Additional Debt Type (Balance) (1)(5):	Pari Passu ($55,000,000)		YE 2019 NOI:	$18,698,640
		Future Mezzanine		YE 2018 NOI:	NAV
				U/W Revenues:	$24,698,036
				U/W Expenses:	$8,477,338
Escrows and Reserves(6)				U/W NOI:	$16,220,697
	Initial	Monthly	Cap	U/W NCF:	$16,097,292
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.57x / 4.54x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.8% / 11.7%
Replacement Reserve	$0	Springing	$246,810	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.8% / 11.7%
TI/LC Reserve	$0	Springing	Yes(6)	Cut-off Date LTV Ratio(1):	45.2%
USDOJ Lump Sum Payment Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	45.2%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$138,000,000	100.0%	Return of Equity(10)	$133,576,114	96.8%
			Closing Costs	4,423,886	3.2

Total Sources	$138,000,000	100.0%	Total Uses	$138,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Four Constitution Square Whole Loan (as defined below).

(2)	There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Four Constitution Square Whole Loan. While the Four Constitution Square Borrower (as defined below) is obligated under the non-recourse carveout provisions, no separate guaranty was executed by the Four Constitution Square Borrower

(3)	The Four Constitution Square Whole Loan has an initial term of 113 months to the anticipated repayment date (“ARD”) of November 1, 2030, with a final maturity date of October 1, 2033. Prior to the ARD, the Four Constitution Square Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the Four Constitution Square Whole Loan has been paid in full, or until the final maturity date on October 1, 2033, whichever event occurs first, the Four Constitution Square Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the Four Constitution Square Whole Loan will be collected by the lender (see “The Mortgage Loan” below).

(4)	Defeasance of the Four Constitution Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Four Constitution Square Whole Loan to be securitized and (b) May 14, 2024. The assumed prepayment lockout period of 24 payments is based on the scheduled closing date of this transaction in June 2021.

(5)	See “Subordinate and Mezzanine Indebtedness” section below.

(6)	See “Escrows” section.

(7)	2017 Occupancy is not applicable because the Four Constitution Square Property (as defined below) was constructed in 2018.

(8)	The novel coronavirus pandemic is an evolving situation and could impact the Four Constitution Square Whole Loan more severely than assumed in the underwriting of the Four Constitution Square Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(9)	The appraisal also provided a “Hypothetical As If Dark” value of $164,000,000 as of April 14, 2021, which value would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $332.24, 84.1% and 84.1%, respectively, based on the principal balance of the Four Constitution Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, DC 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

(10)	The Borrower Sponsors of the Four Constitution Square Whole Loan acquired the development parcel for the Four Constitution Square Property, along with the adjacent Three Constitution Square, in January 2016 for approximate acquisition and development cost of $462.0 million.

The Mortgage Loan. The mortgage loan (the “Four Constitution Square Mortgage Loan”) is part of a whole loan (the “Four Constitution Square Whole Loan”) evidenced by two pari passu senior promissory notes in the aggregate original principal amount of $138,000,000. The Four Constitution Square Whole Loan is secured by a first priority fee mortgage encumbering a 493,620 square foot office building located in Washington, DC (the “Four Constitution Square Property”). The Four Constitution Square Mortgage Loan is evidenced by Note A-1 with an original principal amount of $83,000,000. Note A-2 is currently held by Bank of America, National Association, and is expected to be contributed to one or more future securitization trusts. The Four Constitution Square Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Four Constitution Square Whole Loan has an initial term of 113 months to an anticipated repayment date (“ARD”) of November 1, 2030. Prior to the ARD, the Four Constitution Square Whole Loan will accrue interest at a rate equal to 2.5365% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the Four Constitution Square Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 1, 2033, whichever event occurs first, the Four Constitution Square Whole Loan will accrue interest at a rate equal to 2.50% plus the Initial Interest Rate (the “Extension Rate”), and all excess cash flow from the Four Constitution Square Property will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the Four Constitution Square Whole Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the Four Constitution Square Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Four Constitution Square Whole Loan.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK 2021-BNK34	Yes
A-2	$55,000,000	$55,000,000	Bank of America, National Association	No
Total	$138,000,000	$138,000,000

The Borrower and Borrower Sponsors. The borrower is ConSquare Office Four Owner, LLC (the “Four Constitution Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Four Constitution Square Whole Loan.

The borrower sponsors are MetLife and Norges Bank Investment Management (“NBIM”), who are also the borrower sponsors for the Three Constitution Square Mortgage Loan.

MetLife is a global leader in real estate investments. MetLife Investment Management (“MIM”) has been involved in the real estate business since 1878 as a mortgage lender, developer and owner. As of September 30, 2020, MIM’s real estate platform managed a portfolio of approximately $104 billion invested in real estate products including commercial mortgages and equities.

NBIM manages the Norwegian Government Pension Fund Global, which is invested in international equity, fixed-income markets, and real estate. As of September 30, 2020, NBIM manages assets worth approximately $1.3 trillion, of which approximately $34.5 billion is invested in unlisted real estate.

MetLife and NBIM established a partnership in 2013, with a focus on office assets located in major market central business districts throughout the United States. As of September 30, 2020, the joint venture has invested in six Class A office buildings located in Boston, San Francisco and Washington, DC.

The Property. The Four Constitution Square Property is a 493,620 square foot, 13-story, Class A, LEED Platinum office building constructed in 2018 on a 1.27-acre site within the larger Constitution Square development in the NoMa area of Washington, DC. Constitution Square is a 2.5 million square foot mixed-use development consisting of four Class A office buildings, a 440-unit multifamily property, a 50,000 square foot Harris Teeter grocery store and a 204-room Hilton Garden Inn.

The Four Constitution Square Property features a 2-level subterranean parking garage that includes 286 parking spaces (0.58 spaces per 1,000 square feet), a fitness center, tenant lounge, rooftop terrace, landscaped interior courtyards, 24-hour on-site personnel, and food service.

The Four Constitution Square Property was built-to-suit for, and is currently 100% leased to the United States General Services Administration (“GSA”) for use by the US Department of Justice (“USDOJ”). On the first floor, the Four Constitution Square Property is connected to the adjacent Three Constitution Square (which secures the Three Constitution Square Mortgage Loan), which is also leased to the USDOJ. Additionally, the USDOJ leases the majority of the net rentable area at Two Constitution Square, as part of a consolidation of its office space into the Constitution Square development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, DC 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

COVID-19 Update. The first debt service payment on the Four Constitution Square Whole Loan is due in July 2021 and, as of May 11, 2021, the Four Constitution Square Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 11, 2021, the borrower sponsors have reported that 100% of tenants by net rentable area and 100% of tenants by underwritten base rent have paid their full April and May 2021 rent payments.

Major Tenant.

USDOJ (493,620 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent). USDOJ (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a federal executive department of the United States government responsible for the enforcement of the law and administration of justice. Several federal law enforcement agencies are administered by the USDOJ including the Federal Bureau of Investigation and the Drug Enforcement Administration. The department is headed by the Attorney General and employs over 115,000 attorneys, correctional officers, agents and others. The USDOJ is headquartered approximately 2 miles from the Four Constitution Square Property at the Robert F. Kennedy Department of Justice Building near the National Mall.

The USDOJ’s 15-year lease commenced on October 6, 2018 and expires on October 5, 2033. The lease requires current annual rent of $48.82 PSF and remains flat through the lease term. The USDOJ lease does not contain extension or termination options. The USDOJ has received a tenant improvement allowance of $20,685,161, which is repaid monthly over the Four Constitution Square Whole Loan term as additional rent in the amount of $114,917.56 ($2.79 PSF annually) (the “USDOJ Amortized TI Rent Amount”). The USDOJ reportedly invested an additional $6.0 million toward the improvement of its office space.

The following table presents certain information relating to the tenancy at the Four Constitution Square Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Office
USDOJ	AAA/Aaa/AA+	493,620	100.0%	$48.82(3)	$24,100,411(3)	100.0%	10/5/2033	N

Collateral Total		493,620	100.0%	$48.82	$24,100,411	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent for the USDOJ includes the USDOJ Amortized TI Rent Amount.

The following table presents certain information relating to the lease rollover schedule at the Four Constitution Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	493,620	100.0%	493,620	100.0%	$24,100,411	100.0%	$48.82
Vacant	0	0	0.0%	493,620	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	493,620	100.0%			$24,100,411	100.0%	$48.82
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, DC 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

The following table presents historical occupancy percentages at the Four Constitution Square Property:

Historical Occupancy(1)

12/31/2017(2)	12/31/2018	12/31/2019	12/31/2020	6/1/2021
NAP	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	2017 Occupancy is not applicable because the Four Constitution Square Property was constructed in 2018.

Cash Flow Analysis

	2019	2020	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$22,599,017	$24,100,411	$24,100,411	95.2%	$48.82
Reimbursements	13,607	108,988	367,487	1.5	0.74
Other Income(3)	1,062,246	911,049	841,835	3.3	1.71
Net Rental Income	$23,674,870	$25,120,448	$25,309,733	100.0%	$51.27
(Vacancy & Concessions)	0	0	(611,697)	(2.5)	(1.24)
Effective Gross Income	$23,674,870	$25,120,448	$24,698,036	97.6%	$50.03

Real Estate Taxes	2,678,106	4,585,993	4,879,702	19.8	9.89
Insurance	59,891	164,450	147,680	0.6	0.30
Other Operating Expenses	2,238,233	2,903,031	3,449,957	14.0	6.99
Total Operating Expenses	$4,976,230	$7,653,474	$8,477,338	34.3%	$17.17

Net Operating Income	$18,698,640	$17,466,974	$16,220,697	65.7%	$32.86
Replacement Reserves	0	0	123,405	0.5	0.25
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$18,698,640	$17,466,974	$16,097,292	65.2%	$32.61

NOI DSCR(4)	5.27x	4.92x	4.57x
NCF DSCR(4)	5.27x	4.92x	4.54x
NOI Debt Yield(4)	13.5%	12.7%	11.8%
NCF Debt Yield(4)	13.5%	12.7%	11.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent includes the USDOJ Amortized TI Rent Amount.

(3)	U/W Other Income represents parking income. Parking at the Four Constitution Square Property is 100% leased to the USDOJ.

(4)	Debt service coverage ratios and debt yields are based on the Four Constitution Square Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Four Constitution Square Property of $305,000,000 as of April 14, 2021. The appraisal also provided a “Hypothetical As If Dark” value of $164,000,000 as of April 14, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $332.24, 84.1% and 84.1%, respectively, based on the principal balance of the Four Constitution Square Whole Loan.

Environmental Matters. The Phase I environmental site assessment dated April 16, 2021, ther is no further action recommended at the Four Constitution Square Property. According to available historical sources, the Four Constitution Square Property was formerly developed with a coal yard and railroad pull-off station through the 1970s. Further, the Four Constitution Square Property was listed as a Recovered Government Archive Leaking Underground Storage Tank (“RGA LUST”) site in 2011 and 2012. Since the Four Constitution Square Property was redeveloped in 2018, the historical use and noted RGA LUST are considered to represent a historical recognized environmental condition (“HREC”) and no further action is considered necessary.

Market Overview and Competition. The Four Constitution Square Property is located at 150 M Street Northeast, in Washington, DC’s NoMa district, part of the core downtown area of the city. According to the appraisal, NoMA has transitioned from a predominantly industrial area to a mixed-use neighborhood containing new office buildings, multifamily residential buildings and street-level retail with open space/parks abutting Union Station’s rail yard. A critical mass of government offices continue to be the primary driver for office demand in the area. Federal agencies with a significant presence in the area include the USDOJ, Bureau of Alcohol Tobacco and Firearms and the Federal Energy Regulatory Commission. The Four Constitution Square Property is also near to the U.S. Capitol, Supreme Court, Securities and Exchange Commission headquarters and the Federal Communications Commission headquarters.

The Four Constitution Square Property is immediately adjacent to the NoMa-Gallaudet Metrorail Station, connecting the downtown area with suburban Montgomery County, Maryland. Prior to the COVID-19 pandemic, the NoMa/Gallaudet Station saw an average of 10,179 weekday riders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, DC 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

Over the past 10 years, the NoMa office submarket inventory has increased by 23.4%, from 9.9 million square feet to 12.2 million square feet, with 3.1 million square feet of positive absorption and an increase in average asking rate from $46.55 PSF to $50.75 PSF. As of Q1 2021, the NoMa submarket had a vacancy rate of 6.2%, up slightly from the year-end 2020 vacancy of 5.5%, but well below the Washington DC office market vacancy of 13.1%, and the lowest of all Washington DC submarkets.

According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was 68,138, 397,057 and 800,152, respectively, and the estimated 2020 average household income within the same radii was $137,477, $133,654 and $125,922, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Four Constitution Square Property:

Market Rent Summary

GSA Office
Market Rent (PSF)	$50.00 Gross
Lease Term (Years)	10
Rent Increase Projection	Flat
Source: Appraisal.

The following table presents recent comparable office sales data with respect to the Four Constitution Square Property:

Comparable Office Sales

Property Address	Submarket	Year Built/ Renovated	Total NRA (SF) / Stories	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
99 M 99 M Street SE	Capitol Riverfront	2018 / NAP	234,676 / 11	88%	Jan-20	$170,000,000 / $724	5.20%
One Constitution Square 1275 1st Street NE	NoMa	2010 / NAP	345,699 / 12	79%	Sept-19	$189,886,408 / $549	5.59%
Union Center Plaza 3 830 1st Street NE	NoMa	2001 / NAP	247,337 / 11	100%	Mar-19	$116,550,000 / $471	6.35%
Sentinel Square II 1050 1st Street NE	NoMa	2013 / NAP	289,524 / 12	94%	Dec-17	$165,900,000 / $573	5.40%
Two Independence Square 300 E Street SW	Southwest	1991 / 2013	605,897 / 9	100%	Jul-17	$359,600,000 / $594	5.44%

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, DC 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

The following table presents recent office leasing data at comparable properties with respect to the Four Constitution Square Property:

Comparable GSA Office Leases

Property Address	Submarket	Year Built	Total NRA (SF) / Stories	GSA Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent Steps per annum/TI PSF
Four Constitution Square 150 M Street Northeast	NoMa	2018	493,620 / 13	USDOJ	Oct-18 / 15.0	493,620	$48.82(1)	Flat / $41.91(2)
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	FAA (renewal)	Jan-21 / 15.0	65,734	$48.15	(3) / $0.00
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	NTSB (renewal)	Nov-20 / 5.0	159,870	$49.00	Flat / $0.00
Station Place 100 F Street NE	NoMa	2005	712,851 / 10	Securities and Exchange Commission (extension)	Mar-19 / 4.4	712,851	$42.70	Flat / $0.00
National Square 500 D Street SW	Southwest	2016	348,173 / 12	Agency for International Development	Mar-18 / 20.0	348,173	$49.75	Flat / $80.00
The Portals II 445 12th SW	Southwest	1997	602,350 / 8	Pension Benefit Guaranty Corporation	Dec-17 / 15.0	431,785	$49.00	Flat / $71.74
One Constitution Square 1275 1st Street NE	NoMa	2010	400,000 / 12	Peace Corps	Nov-17 / 15.0	173,000	$51.00	Flat / $46.74
Sentinel Square III 45 L Street NE	NoMa	2019	545,823 / 11	Federal Communications Commission	Dec-16 / 15.0	473,000	$48.00	Flat / $60.00
Union Center Plaza, Phase 4 888 1st Street NE	NoMa	1995	509,397 / 11	Federal Energy Regulatory Commission (renewal)	Jul-15 / 10.0	503,997	$49.95	Flat / $15.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

(2)	The USDOJ received a tenant improvement allowance of $20,685,161 ($41.91 PSF), which is repaid monthly over the Four Constitution Square Whole Loan term as additional rent in the amount equal to the USDOJ Amortized TI Rent Amount.

(3)	Rent increases in years 6 and 11 of the lease term.

Escrows.

Taxes – During a Cash Sweep Period (as defined below), the Four Constitution Square Borrower is required to deposit 1/12 of the annual estimated real estate taxes monthly, which reserve will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires.

Insurance – During a Cash Sweep Period, the Four Constitution Square Borrower is required to deposit 1/12 of the annual estimated insurance premiums monthly, which will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires.

Replacement Reserve – During a Cash Sweep Period, the Four Constitution Square Borrower is required to deposit $10,283.75 for replacements monthly, subject to a cap of $246,810 (the “Replacement Reserve Cap”), which reserve will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Four Constitution Square Borrower may provide a letter of credit in lieu of any cash deposit in the amount at least equal to the Replacement Reserve Cap less any amount in the replacement reserve account.

TI/LC Reserve – The Four Constitution Square Borrower is required to deposit any lease termination fees received in connection with any termination or modification, reduction of rents, shortening of term or surrender of space. The Four Constitution Square Borrower is also required, during a Cash Sweep Period, to deposit $41,135 monthly for tenant improvements and leasing commissions, subject to cap of $50 per available rentable square foot at the Four Constitution Square Property (the “TI/LC Reserve Cap”), which amounts will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Four Constitution Square Borrower may provide a letter of credit in lieu of any cash deposit in the amount at least equal to the TI/LC Reserve Cap less any amount in the TI/LC reserve account.

USDOJ Lump Sum Payment Reserve – The Four Constitution Square Borrower is required to deposit, within five business days of receipt, any lump sum payment received in connection with the USDOJ’s exercise of its right to repay the remaining unpaid amortized portion of the tenant improvement allowance. Except during a Cash Sweep Period, such funds shall be disbursed to the Four Constitution Square Borrower on a monthly basis in an amount equal to the USDOJ Amortized TI Rent Amount.

A “Cash Sweep Period” will occur during the existence of any of:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, DC 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

(a) an event of default until cured or waived by the lender;

(b) bankruptcy or insolvency of the Four Constitution Square Borrower;

(c) failure by the Four Constitution Square Borrower to repay the Four Constitution Square Whole Loan in full on or before the ARD;

(d) a Debt Yield Trigger (as defined below); or

(e) a Lease Sweep Period (as defined below).

During the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Four Constitution Square Whole Loan. Notwithstanding the foregoing, so long as 100% of the office space at the Four Constitution Square Property remains leased to the USDOJ and no monetary default by the USDOJ exists, no Cash Sweep Period will occur upon a Debt Yield Trigger or Lease Sweep Period.

A “Debt Yield Trigger” will commence when the trailing twelve month debt yield is less than 7.50% for two consecutive calendar quarters, and will end when the trailing twelve month debt yield is at least 7.50% for two consecutive quarters. Notwithstanding the foregoing, the Four Constitution Square Borrower may provide cash or a letter of credit in lieu of an excess cash sweep in the amount that, if applied to the outstanding principal balance of the Four Constitution Square Whole Loan, would result in a debt yield at least equal to 7.50%.

A “Lease Sweep Period” will occur during the existence of any of:

(a) the USDOJ (or its replacement tenant) terminating its lease or giving notice of its intent to terminate its lease;

(b) the USDOJ (or its replacement tenant) goes dark in more than 25% of its space, until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Four Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap;

(c) a default under the USDOJ (or its replacement tenant) lease, until such default is cured to the satisfaction of the lender;

(d) bankruptcy or insolvency action of the USDOJ (or its replacement tenant) until such action has terminated and the lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or

(e) 24 months prior to the USDOJ’s lease expiration date until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Four Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap.

A Lease Sweep Period will terminate upon the execution and delivery of an acceptable replacement lease.

Lockbox and Cash Management. The Four Constitution Square Whole Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period. Revenues from the Four Constitution Square Property are required to be deposited by tenants directly into the lockbox account. During the continuance of a Cash Sweep Period, funds shall be transferred on each business day to the lender-controlled cash management account and disbursed according to the Four Constitution Square Whole Loan documents.

Property Management. The Four Constitution Square Property is managed by StonebridgeCarras Management, LLC, an affiliate of Stonebridge, the prior owner of the Four Constitution Square Property.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The holders of the direct or indirect equity interests in the Four Constitution Square Borrower are permitted to incur future mezzanine debt secured by a pledge of 100% of such equity interests in the Four Constitution Square Borrower (a “Four Constitution Square Permitted Future Mezzanine Loan”); provided that, among other conditions: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio of the Four Constitution Square Whole Loan and the Four Constitution Square Permitted Future Mezzanine Loan (collectively, the “Four Constitution Square Total Debt”) is less than or equal to 45.25%; (iii) the aggregate debt yield of the Four Constitution Square Total Debt is at least 11.84%; (iv) the term of the Four Constitution Square Permitted Future Mezzanine Loan is at least co-terminous with the term of the Four Constitution Square Whole Loan; (v) an intercreditor agreement is executed that is reasonably acceptable to the lender and acceptable to the rating agencies rating securities backed by the Four Constitution Square Whole Loan; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Four Constitution Square Whole Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, DC 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Four Constitution Square Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Four Constitution Square Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3– National Cancer Institute Center

Mortgage Loan Information				Mortgaged Property Information(2)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$83,000,000		Location:	Frederick, MD
	Cut-off Date Balance:	$83,000,000		Size:	341,271 SF
	% of Initial Pool Balance:	8.0%		Cut-off Date Balance Per SF:	$243.21
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$243.21
	Borrower Sponsors:	Morgan Stanley Real Estate Advisor, Inc. and Mark Matan		Year Built/Renovated:	2010/NAP
	Guarantor:	Riv 402, LLC		Title Vesting:	Fee
	Mortgage Rate:	2.7590%		Property Manager:	Matan Companies, LLLP
	Note Date:	June 1, 2021		Current Occupancy (As of):	100.0% (6/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	July 11, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$166,000,000
	Loan Amortization Type:	Interest only		As-Is Appraised Value Per SF:	$486.42
	Call Protection:	L(24),YM1(89),O(7)		As-Is Appraisal Valuation Date:	April 23, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information(2)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$9,180,530
				YE 2019 NOI:	$8,806,260
				YE 2018 NOI:	$8,744,081
				YE 2017 NOI:	NAV
				U/W Revenues:	$12,328,869
				U/W Expenses:	$2,982,412
Escrows and Reserves(1)				U/W NOI:	$9,346,458
	Initial	Monthly	Cap	U/W NCF:	$8,872,091
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.03x / 3.82x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 10.7%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 10.7%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.0%
				LTV Ratio at Maturity:	50.0%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$83,000,000	100.0%	Existing Loan Amount(4)	$64,282,111	77.4%
			Closing costs	810,327	1.0
			Return of Equity	17,907,562	21.6
Total Sources	$83,000,000	100.0%	Total Uses	$83,000,000	100.0%
(1)	See “Escrows” section below.

(2)	While the National Cancer Institute Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the National Cancer Institute Center Mortgage Loan more severely than assumed in the underwriting of the National Cancer Institute Center Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The appraiser also provided an “As-Is Go Dark” Value as of April 23, 2021 of $96,700,000.

(4)	The National Cancer Institute Center Mortgage Loan paid off an existing CMBS loan previously securitized in WFRBS 2012-C6.

The Mortgage Loan. The mortgage loan (the “National Cancer Institute Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 341,271 square foot office property located in Frederick, Maryland (the “National Cancer Institute Center Property”).

The Borrower and Borrower Sponsors. The borrower and non-recourse carveout guarantor is Riv 402, LLC (the “National Cancer Institute Center Borrower”). The National Cancer Institute Center Borrower is a Delaware limited liability company with two independent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the National Cancer Institute Center Mortgage Loan.

The borrower sponsors are Morgan Stanley Real Estate Advisor, Inc. and Mark Matan. Morgan Stanley Real Estate Investing is the global private real estate investment management arm of Morgan Stanley. Mr. Matan is a principal and managing partner of the Matan Companies (“Matan”). Founded in 1976, Matan provides a range of strategic real estate services including asset management, leasing, property management and development. The company has developed over 4 million square feet of Class-A warehouse, bioresearch facilities and office space. Matan’s current portfolio consists of 46 assets including 16 office buildings and laboratories. Mr. Matan has disclosed several issues with his portfolio including a foreclosure and loan modification that resulted in a loss. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The National Cancer Institute Center Property is a three-story, four-wing research facility containing approximately 341,271 rentable square feet situated on 32.0 acres of land. The property was built in 2010 and includes approximately 84,557 square feet (24.8% of net rentable area) of office and data center space, approximately 194,630 square feet (57.0% of net rentable area) of laboratory space and approximately 62,084 (18.2% of net rentable area) square feet of manufacturing laboratory space. The National Cancer Institute Center Property is a Federally Funded Research and Development Center sponsored by the National Cancer Institute (“NCI”) and operated by Leidos Biomedical Research, Inc. (“Leidos”). The lab focuses on cancer, AIDS, infectious diseases and operates as a shared national resource. There are two Good Manufacturing Practice facilities operated at the National Cancer Institute Center that produce pharmaceuticals for first-in-human clinical trials. Additionally, the facility provides rapid response to emerging health threats to address disease outbreaks. In response to COVID-19, multiple laboratories at the National Cancer Institute Property pivoted to conducting research on the novel Coronavirus including antibody testing, and supporting human clinical trials for investigating treatments. The National Cancer Institute Property is considered a “mission critical facility” and the United States Government has invested approximately $200 million ($586 per square foot) in the asset including a dark fiber link to nearby Fort Detrick, the main campus of the Army’s biodefense research facility.

COVID-19 Update. As of June 1, 2021 the National Cancer Institute Center Property is open and operating. Leidos has made the April and May 2021 rental payments. The first debt service payment is due in July 2021.

Major Tenant.

Leidos Biomedical Research, Inc. (341,271 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; August 30, 2031 lease expiration) Leidos Biomedical Research, Inc. is a subsidiary of Leidos Holdings, Inc., which is rated Baa3 and BBB- by Moody’s and S&P, respectively. The parent company was formerly part of SAIC until it was spun off in 2013. Today, Leidos Holdings, Inc. has more than 39,000 employees, with key lines of business including civil, defense, health and intelligence. The company recorded $3.32 billion in revenues in the first quarter of 2021, a 14.7% increase over the first quarter of 2020. For a discussion of certain matters affecting Leidos Holdings, Inc. see “Description of the Mortgage Pool – Tenant Issues – Lease Expirations and Terminations’ in this Prospectus Supplement”.

Leidos Biomedical Research, Inc.’s sole function is providing operational and technical support for the National Cancer Institute Center Property and the National Cancer Institute at Frederick, adjacent to Fort Detrick. Leidos, and its predecessors, have held this contract since 1995 and the current contract is set to expire on June 25, 2024. The lease is not guaranteed by the U.S. Government, but the rent is funded as an approved expense in the Government’s contract with Leidos through NCI, which is a charter member of the National Institute for Health with $6.6 billion in discretionary spending that has received funding every year since 1938.

Leidos has two, 10-year extension options with 12 months’ notice at fair market value; provided, that in no event will the base rent for the first year of the extension term be less than 90%, or more than 103%, of the last year of the lease term. Additionally, the tenant has the right to terminate the lease with 240 days’ notice under the following conditions: (i) the U.S. Government terminates the NCI lease task order with the tenants, (ii) the U.S. Government reduces or changes the scope of the NCI task order, (iii) funds provided to NCI are abolished or substantially eliminated, or are otherwise not made available, or (iv) termination for convenience occurs pursuant to Federal Acquisition Regulations with the tenant. If the lease is terminated prior to the sixth year of the extended term (September 26, 2027), tenant will pay the unamortized portion of leasing commissions ($1,622,063) amortized over a 10-year period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at the National Cancer Institute Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)

Major Tenants
Leidos Biomedical Research Inc.	NR/Baa3/BBB-(2)	341,271	100.0%	$29.27	$9,989,369	100.0%	8/30/2031	2, 10-year	Y
Total Major Tenants		341,271	100.0%	$29.27	$9,989,369	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		341,271	100.0%	$29.27	$9,989,369	100.0%

Vacant Space		0	0.0%

Collateral Total		341,271	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the straight line rent average through the end of the lease term.

(2)	Credit Rating represents that of Leidos Holdings, Inc. which is the parent company of the tenant.

The following table presents certain information relating to the lease rollover schedule at the National Cancer Institute Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	1	341,271	100.0%	341,271	100.0%	$9,989,369	100.0%	$29.27
Thereafter	0	0	0.0%	341,271	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	341,271	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	341,271	100.0%			$9,989,369	100.0%	$29.27

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the National Cancer Institute Center Property:

Historical Occupancy

12/31/2017	12/31/2018	12/31/2019	12/31/2020	6/1/2021(1)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the National Cancer Institute Center Property:

Cash Flow Analysis

	2018	2019	2020	U/W	%(1)	U/W $ per SF
Base Rent	$8,728,867	$8,903,444	$9,132,702	$9,989,369(2)	77.9%	$29.27
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$8,728,867	$8,903,444	$9,132,702	$9,989,369	77.9%	$29.27
Other Income	0	0	0	0	0.0	0.00
Total Recoveries	2,540,021	2,843,441	2,861,971	2,838,969	22.1	8.32
Net Rental Income	$11,268,888	$11,746,885	$11,994,673	$12,828,338	100.0%	$37.59
(Vacancy & Credit Loss)	0	0	0	(499,468)	(5.0)	(1.46)
Effective Gross Income	$11,268,888	$11,746,885	$11,994,673	$12,328,869	96.1%	$36.13

Real Estate Taxes	1,756,560	1,765,385	1,796,479	1,851,431	15.0	5.43
Insurance	30,380	33,488	35,906	40,602	0.3	0.12
Management Fee	462,039	472,991	480,990	493,155	4.0	1.45
Other Operating Expenses	275,828	668,761	500,768	597,224	4.8	1.75
Total Operating Expenses	$2,524,807	$2,940,625	$2,814,143	$2,982,412	24.2%	$8.74

Net Operating Income	$8,744,081	$8,806,260	$9,180,530	$9,346,458	75.8%	$27.39
Replacement Reserves	0	0	0	47,778	0.4	0.14
TI/LC	0	0	0	426,589	3.5	1.25
Net Cash Flow	$8,744,081	$8,806,260	$9,180,530	$8,872,091	72.0%	$26.00

NOI DSCR	3.77x	3.79x	3.95x	4.03x
NCF DSCR	3.77x	3.79x	3.95x	3.82x
NOI Debt Yield	10.5%	10.6%	11.1%	11.3%
NCF Debt Yield	10.5%	10.6%	11.1%	10.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Leido’s rent includes 2% annual escalations. The U/W Base rent represents the straight line average of the rent through the lease term due to the investment grade rating.

Appraisal. The appraiser concluded an “As-Is Market Value” of $166,000,000 as of April 23, 2021. The appraiser provided an “As-Is Go Dark Value” of $96,700,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 3, 2021 there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The National Cancer Institute Center Property is located in the 177-acre Riverside Research Park, a biomedical research and development campus in Frederick, Maryland. Frederick is the second largest city in Maryland and it’s centrally located in the Baltimore-Washington metropolitan area, approximately 50.7 miles from Baltimore, Maryland and 49.9 miles from Washington DC. The National Cancer Institute Center Property has access to the Baltimore-Washington metropolitan area via I-270 and I-70, which are approximately 2.9 miles and 3.7 miles from the property, respectively. Additionally, the National Cancer Institute Center Property is located 5.4 miles from Fort Detrick, which is home to the Unites States Army Medical Research and Material Command, as well as NCI-Frederick. According to the appraisal, the estimated 2020 population within a three and five-mile radius was approximately 36,741 and 106,454, respectively and the estimated 2020 average household income within the same radii was approximately $109,456 and $111,340, respectively.

According to the appraisal, the property is situated within in the Washington/Baltimore Life Sciences submarket. As of the fourth quarter of 2020, the submarket reported a total inventory of approximately 8.6 million square feet with a 4.0% vacancy rate and an average asking rent of $34.35 per square foot, net. The appraiser concluded a market rent for the National Cancer Institute Center Property of $27.00 per square foot, net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the National Cancer Institute Center Property:

Market Rent Summary(1)

Market Rent (PSF)	$27.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.50% per annum
Tenant Improvements (New/Renewal)	$40.00/ $20.00
Leasing Commissions (New Renewal)	6.0%/ 4.0%
Free Rent	10 months
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the National Cancer Institute Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
One Patriots Park 40-44 Wiggins Avenue Bedford, MA	Bedford, MA	1976/2019	143,616	Dec - 2020	$72,500,000	$618
Moderna 1 Upland Road Norwood, MA	Norwood, MA	1979/2021	222,163	Aug- 2020	$97,783,700	$440
Ledgemont Technology Center 99 Hayden Avenue and 128 Spring Street Lexington, MA	Lexington, MA	1960/2019	187,923	Feb - 2020	$112,500,000	$599
5625 Fishers Lane & 12735 Twinbrook Parkway 5625 Fishers Land & 12735 Twinbrook Parkway Rockville, MD	Rockville, MD	2004/NAP	229,905	Nov - 2018	$101,000,000	$439
Biomed-Alexandria MD Life Science Portfolio 9704 Medical Center Drive 9708, 9712, 9714 Medical Center Drive, 50&55 West Watkins Mill Road 21 Firstfield, 9920 Belward Campus Drive Rockville, MD	Rockville, MD	1978/2004	415,611	May - 2018	$146,500,000	$352
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable leases related to National Cancer Institute Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
National Cancer Institute Center (Subject)(2) 8560 Progress Drive Frederick, MD	2010/NAP	341,271	100%	Leidos Biomedical Research, Inc.	341,271	10.0 Yrs.	$29.27(3)	NNN
700 Quince Orchard Road 701 Quince Orchard Road Gaithersburg, MC	1973/2018	165,000	100%	Novavax	122,000	15.0 Yrs.	$35.00	NNN
9900 Medical Center Drive 9900 Medical Center Drive Rockville, MD	1984/2018	45,039	100%	Hanosh Pharmaceuticals	16,842	12.0 Yrs.	$42.75	NNN
1550 East Grude Drive 1550 East Grude Drive Rockville, MD	1981/NAP	44,500	100%	On Demand, Inc.	44,500	5.5 Yrs.	$36.00	NNN
77 Upper Rock 77 Upper Rock Rockville, MD	2005/2019	235,210	52%	Aurinia Pharmaceuticals	30,531	9.0 Yrs.	$33.00	NNN
9800 Medical Center Drive – Building F 9800F Medical Center Drive Rockville, MD	2020/NAP	174,640	100%	RegenXBio	132,487	15.0 Yrs.	$37.50	NNN
Key West Center 9430 Key West Avenue Rockville, MD	1988/NAP	56,000	100%	Top Alliance BioScience	9,676	5.0 Yrs.	$30.00	NNN
9920 Belward Campus Drive 9920 Belward Campus Drive Rockville, MD	2000/NAP	51,200	100%	Novavax	51,181	4.0 yrs.	$31.93	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Represents the straight line rent average over the lease term.

Escrows.

Real Estate Taxes – The loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Notwithstanding the above, the National Cancer Institute Center Borrower’s obligation to make tax reserve payments will be waived so long as (i) no event of default is continuing, and (ii) the Borrower provides the lender evidence of payment and paid receipts for the payment of taxes no less than 15 days prior to the delinquency of such payments.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the National Cancer Institute Center Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by National Cancer Institute Center Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves in an amount determined by the lender from time to time.

Notwithstanding the above, the National Cancer Institute Center Borrower is not required to make monthly replacement reserve deposits so long as no event of default is continuing.

TI/LC Reserve – The loan documents require ongoing monthly TI/LC reserves in an amount determined by the lender from time to time.

Notwithstanding the above, the National Cancer Institute Center Borrower is not required to make monthly TI/LC reserve deposits so long as no event of default is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

Lockbox and Cash Management. The National Cancer Institute Center Mortgage Loan is structured with an in-place hard lockbox and springing cash management. The National Cancer Institute Center Borrower and property manager are required to direct the tenant to pay rent directly into a deposit account, and to deposit any rents otherwise received in such account within one business day after receipt.  During the continuance of a Cash Trap Event Period (as defined below), all funds in the deposit account will be swept into a lender controlled cash management account and applied according to the loan agreement.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;

(ii)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the occurrence of a Major Tenant Trigger Event Cure (as defined below).

“Major Tenant” means Leidos Biomedical Research, Inc., its permitted successors and/or assigns, or any other replacement major tenant.

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following:

(i)	the Major Tenant becomes insolvent or a debtor in any bankruptcy proceeding;

(ii)	the Major Tenant permanently vacates, surrenders or ceases to conduct business operations in substantially all of its space, with no intent to return and resume operations, or gives notice in writing that it intends to do any of the above, unless it has been ordered to close by any governmental authority in connection with the COVID-19 pandemic;

(iii)	any monetary or material non-monetary default, beyond applicable notice and/or grace period, under the Major Tenant’s lease;

(iv)	the Major Tenant has not given notice to exercise its renewal option by the required date; or

(v)	the Major Tenant delivers written notice surrendering its space, or substantially all of its space, or canceling or terminating the lease prior to its then current expiration date.

A “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following:

●	with regard to clauses (i-v), the National Cancer Institute Center Borrower has (a) entered into one or more replacement leases, reasonably acceptable to the lender, with a tenant satisfactory to the lender, (b) provided to the lender a copy of the replacement lease, acceptable tenant estoppel, subordination, non-disturbance and attornment agreement reasonably acceptable to the lender, and an Officer’s Certificate, reasonably acceptable to the lender certifying that (i) all leasing commissions and tenant improvements payable by the National Cancer Institute Center Borrower have been paid, and (ii) the replacement tenant(s) has taken possession of its space, is conducting business operations and is paying unabated base rent, and (c) the National Cancer Institute Center Property has achieved a net cash flow debt yield of at least 6.0% at the time of entering into the replacement tenant lease, after giving effect to the replacement tenant lease being entered into at the time of determination.

●	if caused solely by clause (i), the bankruptcy has been discharged, stayed or dismissed within 90 days of such filing and tenant has executed and delivered to the lender a reasonably acceptable tenant estoppel certificate confirming the lease is in full force and effect;

●	if caused solely by clause (ii), the Major Tenant has resumed operations and is conducting business operations in its entire premises at the National Cancer Institute Center Property for two consecutive calendar quarters and has delivered a reasonably acceptable tenant estoppel;

●	if caused solely by clause (iii), the Major Tenant lease default has been cured and a reasonably acceptable tenant estoppel has been delivered confirming the lease is in full force and effect; or

●	if caused solely by clause (v), the Major Tenant has rescinded or revoked its written notice surrendering its space, or cancelling or terminating the lease and has executed and delivered a reasonably acceptable tenant estoppel confirming the lease is in full force and effect.

Property Management. The National Cancer Institute Center Property is managed by Matan Companies LLLP.

Outparcel Release. The National Cancer Institute Center Borrower can obtain a release of an undeveloped 4.3 acre parcel in connection with any transfer other than to a sole member of the National Cancer Institute Center Borrower, subject to the following conditions:

(i)	no event of default has occurred or is continuing;

(ii)	any remainder parcel is legally subdivided and is a separate tax lot;

(iii)	the release parcel is not necessary for zoning, building, land use or other laws applicable to the current use of the property;

(iv)	the borrower has complied with any requirements applicable to property releases in leases, REA’s or material agreements, and the release does not violate the provisions of any such agreements, and

(v)	an opinion of counsel that the partial release satisfies REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Purchase Option/Right of First Refusal/Right of First Offer. Leidos, and its nominee, the United States Government, has the option to purchase the National Cancer Institute Center Property on a “fair market value”-based formula, subject to certain limitations or assumptions, generally as follows (i) fair market value shall exclude value attributable to tenant-funded improvements or alterations, but shall include value attributable to the  landlord-funded tenant improvement allowance; and (ii) fair market value shall assume (a) the rental rate applicable at the time of purchase option closing, (c) the remaining lease term is the greater of 10 years or the remaining lease term at the time of the option’s exercise, (c) any tenant early termination rights shall be disregarded, and (d) the tenant shall be deemed the U.S. Government.

The National Cancer Institute Center loan documents provide that any  exercise of such purchase option must be accompanied by the applicable prepayment premium, as follows: (x) prior the lockout release date, the greater of 3% of the amount prepaid or a yield maintenance-based formula; (y) from the lockout release date up to but excluding the open period start date, the greater of 1% of the amount prepaid or a yield maintenance-based formula; and (z) from and after the open period start date, no prepayment premium applies.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not Required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – U.S. Steel Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$70,000,000		Location:	Pittsburgh, PA
	Cut-off Date Balance(1):	$70,000,000		Size:	2,336,270 SF
	% of Initial Pool Balance:	6.9%		Cut-off Date Balance Per SF(1):	$68
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$68
	Borrower Sponsor:	The 601W Companies		Year Built/Renovated:	1970/2014
	Guarantor:	Michael Silberberg		Title Vesting:	Fee
	Mortgage Rate(2):	3.682969%		Property Manager:	Mack Property Management
	Note Date:	May 6, 2021			(Pennsylvania) LLC
	Seasoning:	0 months		Current Occupancy (As of)(6):	73.2% (4/1/2021)
	Maturity Date:	June 1, 2026		YE 2020 Occupancy(6):	84.6%
	IO Period:	60 months		YE 2019 Occupancy(6):	86.5%
	Loan Term (Original):	60 months		YE 2018 Occupancy(6):	89.8%
	Amortization Term (Original):	0 months		YE 2017 Occupancy(6):	92.7%
	Loan Amortization Type:	Interest-only		Appraised Value:	$381,500,000
	Call Protection:	L(24),D(32),O(4)		Appraised Value Per SF:	$163
	Lockbox Type:	Hard/In-Place Cash Management		Appraisal Valuation Date:	April 8, 2021
	Additional Debt(1):	Yes
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($90,000,000)		Underwriting and Financial Information(6)
		Subordinate ($40,000,000)		YE 2020 NOI:	$24,697,568
		Mezzanine ($45,000,000)		YE 2019 NOI:	$25,349,338
				YE 2018 NOI:	$25,292,760
				YE 2017 NOI:	NAV
Escrows and Reserves(4)				U/W Revenues:	$46,184,529
	Initial	Monthly	Cap	U/W Expenses:	$27,710,549
RE Taxes	$1,904,348	$476,087	NAP	U/W NOI:	$18,473,980
Insurance	$442,107	$147,369	NAP	U/W NCF:	$17,023,559
Replacement Reserve	$0	$42,562	NAP	U/W DSCR based on NOI/NCF(1):	3.09x / 2.85x
TI/LC Reserve	$5,000,000	Springing	$5,000,000	U/W Debt Yield based on NOI/NCF(1):	11.5% / 10.6%
Other(5):	$5,619,780	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.5% / 10.6%
				Cut-off Date LTV Ratio(1):	41.9%
				LTV Ratio at Maturity(1):	41.9%

Sources and Uses
Sources			Uses
Whole Loan Amount	$200,000,000	76.0%	Loan Payoff	$173,687,525	66.0%
Mezzanine Loan Amount	45,000,000	17.1	Preferred Equity Redemption(7)	72,282,468	27.5
Borrower Equity	18,082,905	6.9	Reserves	12,966,235	4.9
			Closing Costs	4,146,677	1.6
Total Sources	$263,082,905	100.0%	Total Uses	$263,082,905	100.0%
(1)	The U.S. Steel Tower Mortgage Loan (as defined below) is part of the U.S. Steel Tower Whole Loan (as defined below), which is comprised of four pari passu senior promissory notes with an aggregate original principal balance of $160,000,000 (collectively, the “U.S. Steel Tower Senior Loans”) and six promissory notes that are subordinate to the U.S. Steel Tower Senior Loans with an aggregate original principal balance of $40,000,000 ( the “U.S. Steel Tower Subordinate Companion Loans”, and together with the U.S. Steel Tower Senior Loans, the “U.S. Steel Tower Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the U.S. Steel Tower Senior Loans, without regard to the U.S. Steel Tower Subordinate Companion Loans or the U.S. Steel Tower Mezzanine Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire U.S. Steel Tower Whole Loan are $86, $86, 9.2%/8.5%, 9.2%/8.5%, 2.15x, 1.98x, 52.4% and 52.4%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the U.S. Steel Tower Whole Loan and the U.S. Steel Tower Mezzanine Loan are $105, $105, 7.5%/6.9%, 7.5%/6.9%, 1.38x, 1.27x, 64.2% and 64.2%, respectively.

(2)	Reflects the U.S. Steel Tower Senior Loans only. The U.S. Steel Tower Subordinate Companion Loans bear interest at the rate of 6.5000% per annum.

(3)	See “Subordinate and Mezzanine Indebtedness” section below.

(4)	See “Escrows” below for further discussion of reserve requirements.

(5)	Other reserves consist of an Existing TI/LC Reserve. As of May 25, 2021, the current balance of the Existing TI/LC Reserve (Upfront: $5,346,747) is $5,016,493. Approximately $330,254 was released for tenant improvement work for the tenant Thomas, Thomas & Hafer.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the U.S. Steel Tower Whole Loan more severely than assumed in the underwriting of the U.S. Steel Tower Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	Jamestown 600 Grant, L.P. provided preferred equity in 2017, which was repaid in full with proceeds of the U.S. Steel Tower Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The Mortgage Loan. The mortgage loan (the “U.S. Steel Tower Mortgage Loan”) is part of the U.S. Steel Tower Whole Loan in the original principal balance of $200,000,000. The U.S. Steel Tower Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Pittsburgh, Pennsylvania (the “U.S. Steel Tower Property”). The U.S. Steel Tower Whole Loan was originated by Morgan Stanley Bank, N.A., as to the U.S. Steel Tower Senior Loans, and by Morgan Stanley Mortgage Capital Holdings LLC, as to the U.S. Steel Tower Subordinate Companion Loans. The U.S. Steel Tower Whole Loan is comprised of the U.S. Steel Tower Senior Loans, consisting of four pari passu senior promissory notes in the aggregate original principal balance of $160,000,000, and the U.S. Steel Tower Subordinate Companion Loans, consisting of six subordinate promissory notes in the aggregate original principal balance of $40,000,000. The non-controlling senior Note A-2 and Note A-4, with an aggregate original principal balance of $70,000,000, represent the U.S. Steel Tower Mortgage Loan and will be included in the BANK 2021-BNK34 securitization trust. The remaining U.S. Steel Tower Senior Loans, with an aggregate original principal balance of $90,000,000, are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The U.S. Steel Tower Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The U.S. Steel Tower Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$50,000,000	$50,000,000	Morgan Stanley Bank, N.A.	No
A-2	$40,000,000	$40,000,000	BANK 2021-BNK34	No(1)
A-3	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-4	$30,000,000	$30,000,000	BANK 2021-BNK34	No
B-1	$16,000,000	$16,000,000	MSMCH	Yes(1)
B-2	$8,000,000	$8,000,000	MSMCH	No
B-3	$4,000,000	$4,000,000	MSMCH	No
B-4	$4,000,000	$4,000,000	MSMCH	No
B-5	$4,000,000	$4,000,000	MSMCH	No
B-6	$4,000,000	$4,000,000	MSMCH	No
Total	$200,000,000	$200,000,000
(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-2 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The U.S. Steel Tower Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsors. The borrower is 600 GS PROP LP (the “U.S. Steel Tower Borrower”), a Pennsylvania limited partnership structured with two independent directors. The borrower sponsor is 601W Companies, a commercial real estate owner, developer and property manager which over the past twenty-five years acquired over forty-five million square feet of commercial properties in markets such as New York, California, Illinois, Pennsylvania and Missouri. The 601W Companies, headquartered in New York City, currently owns and manages 21 million square feet of commercial properties. Michael Silberberg, who is a managing member of the 601W Companies, is the non-recourse carveout guarantor for the U.S. Steel Tower Whole Loan. The U.S. Steel Tower Whole Loan documents permit either Michael Silberberg and/or Mark Karasick (who is also a principal of the 601W Companies) to control the U.S. Steel Tower Borrower.

The Property. The U.S. Steel Tower Property is a Class A, 64-story office property totaling 2,336,270 square feet, located in Pittsburgh, Pennsylvania. The U.S. Steel Tower Property was built in 1970 on a 3 acre site and was most recently renovated in 2014. Since acquiring the property in 2011, the borrower sponsor spent approximately $71 million in leasing capital and $37.7 million in capital expenditures at the U.S. Steel Tower Property. Capital expenditures included renovations to the lobby, tenant amenity floor, conference center, entrance and sidewalk improvements, elevator modifications, garage work and tenant improvement allowances, as well as base-building upgrades. The U.S. Steel Tower Property offers 700 on-site subterranean garage parking spaces, resulting in a parking ratio of 0.3 spaces per 1,000 square feet of net rentable area. The U.S. Steel Tower Property leases the garage to the Central Parking tenant for $0.96 per square foot ($2,250,000 per annum) under a lease that runs through December 2026 with one three-year lease renewal option remaining.

The U.S. Steel Tower Property was 73.2% leased as of April 1, 2021 to 24 office tenants, 5 retail tenants and 1 garage tenant. The tenant mix includes financial technology, financial, healthcare and legal services tenants, including the three largest tenants: University of Pittsburgh Medical Center (“UPMC”), US Steel Corporation and Eckert Seamans. The office component of the U.S. Steel Tower Property is 74.3% leased to a mixture of tenants. Aside from the three largest tenants at the U.S. Steel Tower Property, no other tenant accounts for more than 6.3% of underwritten rent or 4.7% of total square feet. The U.S. Steel Tower Property contains a retail component that comprises 0.44% of the total net rentable area and accounts for approximately 1.0% of underwritten rent. The retail component is currently 100.0% leased to PNC BANK (4,251 square feet), Au Bon Pain (4,000 square feet), Starbucks Corporation (850 square feet), Craft Work Kitchen (687 square feet) and Faber Coe & Gregg of PA., INC. (429 square feet).

Major Tenants.

UPMC (1,078,110 square feet, 46.1% of net rentable area, 55.6% of underwritten rent). UPMC is a nonprofit health care provider and insurer founded in 1893. UPMC employs over 92,000 employees, operates 40 hospitals and 700 doctors’ offices and outpatient sites and provides insurance to over 4 million members. UPMC has been a tenant at the U.S. Steel Tower Property since September 1, 2007

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

and has a lease expiration of March 31, 2030. UPMC has one, 7-year extension option, upon notice of at least 24 months prior to the expiration of the current term. UPMC has listed approximately 91,000 square feet of its space (8.4% of UPMC’s total square feet and 3.9% of total square feet) as available for sublease.

US Steel Corporation (232,479 square feet, 10.0% of net rentable area, 16.0% of underwritten rent). US Steel Corporation, founded in 1901, is a U.S. producer and manufacturer of steel products. US Steel Corporation is headquartered at the U.S. Steel Tower Property, and employs approximately 23,350 employees across the United States and Central Europe. US Steel Corporation has been a tenant at the U.S. Steel Tower Property since October 1, 1982 and has a lease expiration of January 31, 2028. U.S. Steel Tower Corporation has two, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

Eckert Seamans (108,261 square feet, 4.6% of net rentable area, 6.4% of underwritten rent). Eckert Seamans is a full-service national law firm established in 1958 with more than 300 lawyers across a network of 15 offices. Eckert Seamans has been a tenant at the U.S. Steel Tower Property since October 1, 1998 and has 3,371 square feet expiring on September 30, 2022 and 104,890 square feet expiring on December 31, 2030. Eckert Seamans has two, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

The following table presents certain information relating to the major tenants at the U.S. Steel Tower Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
UPMC(3)	NR/NR/NR	1,078,110	46.1%	$23.82	$25,682,613	55.6%	3/31/2030	1 x 7 Yrs	N
US Steel Corp	B/Caa1/B-	232,479	10.0%	$31.74	$7,379,201	16.0%	1/31/2028	2 x 5 Yrs	N
Eckert Seamans	NR/NR/NR	108,261	4.6%	$27.33	$2,958,476	6.4%	Multiple(4)	2 x 5 Yrs	N
Total Major Tenants		1,418,850	60.7%	$25.39	$36,020,290	78.0%

Non-Major Tenants		291,570	12.5%	$34.86	$10,164,239	22.0%

Occupied Collateral Total		1,710,420	73.2%	$23.23	$46,184,529	100.0%

Vacant Space		625,850	26.8%

Collateral Total		2,336,270	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	UPMC has listed 91,000 square feet of its space (8.4% of UPMC’s total square feet) as available for sublease.

(4)	Eckert Seamans’ lease for its 3,371 square foot space expires on September 30, 2022 and its 104,890 square foot space expires on December 31, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the U.S. Steel Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	6	7,628	0.3%	7,628	0.3%	$61,944	0.1%	$8.12
2021	1	100	0.0%	7,728	0.3%	$30,000	0.1%	$300.00
2022	5	46,836	2.0%	54,564	2.3%	$1,460,456	3.2%	$31.18
2023	5	9,670	0.4%	64,234	2.7%	$392,417	0.8%	$40.58
2024	7	58,264	2.5%	122,498	5.2%	$1,743,864	3.8%	$29.93
2025	8	84,184	3.6%	206,682	8.8%	$2,405,527	5.2%	$28.57
2026(3)	1	1	0.0%	206,683	8.8%	$2,250,000	4.9%	$2,250,000.00
2027	2	49,974	2.1%	256,657	11.0%	$1,390,578	3.0%	$27.83
2028	1	232,479	10.0%	489,136	20.9%	$7,379,201	16.0%	$31.74
2029	0	0	0.0%	489,136	20.9%	$0	0.0%	$0.00
2030	3	1,191,231	51.0%	1,680,367	71.9%	$28,797,509	62.4%	$24.17
2031	1	11,871	0.5%	1,692,238	72.4%	$273,033	0.6%	$23.00
Thereafter	3	18,182	0.8%	1,710,420	73.2%	$0	0.0%	$0.00
Vacant	0	625,850	26.8%	2,336,270	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	43	2,336,270	100.0%			$46,184,529	100.0%	$27.00
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	The lease of the garage tenant, Central Parking, expires in 2026.

The following table presents historical occupancy percentages at the U.S. Steel Tower Property:

Historical Occupancy

2017(1)	2018(1)	2019(1)	2020(1)	4/1/2021(2)
92.7%	89.8%	86.5%	84.6%	73.2%
(1)	Information obtained from the borrower sponsor.

(2)	Information based on the underwritten rent roll. 4/1/2021 occupancy excludes tenants expiring in 2021 that have indicated that they will not renew their leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U.S. Steel Tower Property:

Cash Flow Analysis(1)

	2018	2019	2020	U/W	%(2)	U/W $ per SF
Base Rent	$51,358,923	$50,707,548	$50,436,795	$44,516,942	96.4%	$19.05
Rent Steps	0	0	0	819,200	1.8	0.35
Gross Potential Rent(3)	$51,358,923	$50,707,548	$50,436,795	$45,336,142	98.2%	$19.41
Recoveries	1,653,945	1,807,557	811,392	848,387	1.8	0.36
Other Income	70,560	59,521	19,685	0	0.0	0.00
Net Rental Income	$53,083,428	$52,574,626	$51,267,871	$46,184,529	100.0%	$19.77
Vacancy	0	0	0	0	0.0	0.00
Effective Gross Income	$53,083,428	$52,574,626	$51,267,871	$46,184,529	100.0%	$19.77

Real Estate Taxes	$5,398,070	$5,406,563	$5,444,786	$5,454,655	11.8	2.33
Insurance	$1,244,004	$1,400,747	$1,549,784	$1,716,914	3.7	0.73
Management Fee	$1,613,296	$1,584,824	$1,557,618	$1,000,000	2.2	0.43
Other Operating Expenses	$19,535,298	$18,833,154	$18,018,115	$19,538,980	42.3	8.36
Total Operating Expenses	$27,790,668	$27,225,288	$26,570,303	$27,710,549	60.0%	$11.86

Net Operating Income	$25,292,760	$25,349,338	$24,697,568	$18,473,980	40.0%	$7.91
Replacement Reserves	0	0	0	513,979	1.1	0.22
TI/LC	0	0	0	936,441	2.0	0.40
Net Cash Flow	$25,292,760	$25,349,338	$24,697,568	$17,023,559	36.9%	$7.29

NOI DSCR(4)	4.23x	4.24x	4.13x	3.09x
NCF DSCR(4)	4.23x	4.24x	4.13x	2.85x
NOI Debt Yield(4)	15.8%	15.8%	15.4%	11.5%
NCF Debt Yield(4)	15.8%	15.8%	15.4%	10.6%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Gross Potential Rent is as of March 2021 and includes rent steps of $819,200 through May 31, 2022 and straight lined rent of $315,745 for UPMC through the loan term.

(4)	The debt service coverage ratios and debt yields are based on the U.S. Steel Tower Senior Loans, and exclude the U.S. Steel Tower Subordinate Companion Loans and U.S. Steel Tower Mezzanine Loan.

Appraisal. The appraisal concluded to an “as-is” value as of April 8, 2021 of $381,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 15, 2021, there was no evidence of any recognized environmental conditions at the U.S. Steel Tower Property.

COVID-19 Update. The first debt service payment for the U.S. Steel Tower Whole Loan is due in July 2021. As of May 20, 2021 the U.S. Steel Tower Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 10, 2021, the U.S. Steel Tower Borrower has reported that the U.S. Steel Tower Property is open and operating, with 99.9% of tenants by occupied net rentable area and 99.9% of tenants by underwritten base rent having paid their full May 2021 rent payments. Three tenants (0.8% of net rentable area and 6.4% of underwritten rent) were granted rent relief. Two of the three tenants have repaid their deferred rent in full and are current on their rent payments. One of the tenants received a 6 month rent deferral and a 3 month rent abatement in exchange for an additional five years on their term.

Market Overview and Competition. The U.S. Steel Tower Property is located in Pittsburgh, Pennsylvania within the Pittsburgh office market and the central business district office submarket. Major employers in the area include Google, Uber, Highmark Inc., Walmart Inc., Carnegie Mellon University, Target Corp., Sears Holdings and FedEx Corp. The U.S. Steel Tower Property is located on Grant Street, which is in the immediate vicinity of the city and county government buildings, including the Court of Common Pleas. The Pittsburgh International Airport is located 13 miles from the City of Pittsburgh and is currently undergoing a terminal modernization program that is expected to include the buildout of a new 635,000 square foot terminal, which will include a new roadway system and is expected to add 11,000 jobs to the region. Primary access to the U.S. Steel Tower Property is provided by Interstate 376, Route 22 and Route 30. According to the appraisal, as of the fourth quarter of 2020, the Pittsburgh office market had approximately 139.6 million square feet of office space inventory, overall vacancy in the market was approximately 9.1% and asking rent was $25.23 per square foot. According to the appraisal, as of the fourth quarter of 2020, the central business district office submarket had approximately 33.5 million square feet of office space inventory, overall vacancy in the market was approximately 12.7% and average asking rent was $26.50 per square foot. According to the appraisal, the 2020 estimated population within Pittsburgh, Pennsylvania was 2,314,800. The 2020 estimated median household income within Pittsburgh, Pennsylvania was $66,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the appraisal’s market rent conclusion for the U.S. Steel Tower Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Contract Rent Increase Projection
Storage	$12.00	7	Gross	None
Central Parking	$175,000.00	10	Gross	None
Office - Mid-Rise	$25.00	7	Full Service	$0.50/SF a Year
Office - High Rise	$28.50	7	Full Service	$0.50/SF a Year
Office - Flr 62	$34.00	7	Full Service	$0.50/SF a Year
Retail Lobby	$40.00	7	Full Service	$0.50/SF a Year
U.S. Steel - Mid Rise	$27.00	7	Full Service	$0.50/SF a Year
Retail Concourse	$30.00	7	Full Service	$0.50/SF a Year

Source: Appraisal.

The following table presents comparable office leases with respect to the U.S. Steel Tower Property:

Comparable Office Lease Summary

Property/Location	Tenant Name	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
One Oxford Centre 301 Grant Street Pittsburgh, PA	Price Waterhouse Coopers	10.5	11,871	Dec. 2021	$35.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	Lewis Brisbois	7.5	9,814	Aug. 2021	$31.00	Base-Year Stop
The Oliver Building 535 Smithfield Street Pittsburgh, PA	The Hawthorne Group	10	5,874	Jan. 2021	$24.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	RBC Capital Markets	6.8	9,678	Oct. 2020	$32.50	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	Morgan Stanley	7.0	28,203	Apr. 2020	$32.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	CoStar, Inc	5.3	4,665	Dec. 2019	$32.24	Base-Year Stop
11 Stanwix 11 Stanwix Street Pittsburgh, PA	Aetna	1.0	7,733	Aug. 2019	$34.20	Base-Year Stop
District Fifteen 1501 Smallman Street Pittsburgh, PA	Facebook	10.5	101,193	Jun. 2020	$29.39	Base-Year Stop

Source: Appraisal.

Escrows.

Real Estate Taxes – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $1,904,348 for real estate taxes, and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the U.S. Steel Tower Property (initially, $476,087).

Insurance – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $442,107 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $147,369); provided that such monthly deposits are not required so long as (i) no event of default exists, (ii) a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the U.S. Steel Tower Whole Loan documents and (iii) the U.S. Steel Tower Borrower is required to provide the lender evidence of renewal of the policies at least 10 days prior to the expiration dates of the policies, and paid receipts for the payment of insurance premiums at least 5 business days prior to the expiration date of the policies.

Replacement Reserve –The U.S. Steel Tower Whole Loan documents provide for ongoing monthly deposits of approximately $42,562 into a reserve for approved capital expenditures.

Future TI/LC Reserve – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $5,000,000 for future tenant improvements and leasing commissions, and following the first date on which funds in such reserve are less than $3,000,000, ongoing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

monthly deposits of approximately $194,689 into such reserve; provided that such monthly deposits will not be required at any time that the amount on deposit in such reserve equals or exceeds $5,000,000.

Existing TI/LC Reserve - The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $5,346,747 for tenant improvements and leasing commissions payable under existing leases for eight tenants (including $4,763,703 for UPMC). As of May 20, 2021, the current balance of the Existing TI/LC Reserve is $5,016,493. Approximately $330,254 was released for tenant improvements work for the tenant Thomas, Thomas & Hafer.

Free Rent Reserve - The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $273,033 for free rent under existing leases.

Lockbox and Cash Management. The U.S. Steel Tower Whole Loan is structured with a hard lockbox and in place cash management. The U.S. Steel Tower Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the U.S. Steel Tower Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the U.S. Steel Tower Borrower or property manager into the lockbox account within two business days of receipt. In addition, the U.S. Steel Tower Borrower is required to establish and maintain a cash management account controlled by the lender. All funds in the lockbox account are required to be swept to the cash management account on the last business day of each week and the last business day of each month, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the U.S. Steel Tower Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the future TI/LC reserve, if any as described above under “Escrows,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) provided no event of default exists under the U.S. Steel Tower Whole Loan, to pay debt service on the U.S. Steel Tower Mezzanine Loan, (vi) if no event of default and no Cash Sweep Event Period (as defined below) exists under the U.S. Steel Tower Whole Loan, if the lender has received written notice from the mezzanine lender that an event of default exists under the U.S. Steel Tower Mezzanine Loan, to pay any remaining funds to the mezzanine lender to pay amounts due under the U.S. Steel Tower Mezzanine Loan, (vii) if a Cash Sweep Event Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the U.S. Steel Tower Whole Loan during the continuance of such Cash Sweep Event Period and (viii) if no event of default exists under the U.S. Steel Tower Whole Loan or U.S. Steel Tower Mezzanine Loan and no Cash Sweep Event Period exists, to disburse any remainder to the U.S. Steel Tower Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the U.S. Steel Tower Whole Loan documents, and ending upon the cure, if applicable, of such event of default; or

(ii)	commencing upon the debt service coverage ratio on the U.S. Steel Tower Whole Loan falling below 1.47x at the end of any calendar quarter, and ending on the date such debt service coverage ratio equals or exceeds 1.47x for six consecutive calendar months; or

(iii)	commencing upon the combined debt service coverage ratio on the U.S. Steel Tower Whole Loan and U.S. Steel Tower Mezzanine Loan falling below 1.05x at the end of any calendar quarter, and ending on the date such combined debt service coverage ratio equals or exceeds 1.05x for six consecutive calendar months; or

(iv)	commencing upon the commencement of a Specified Tenant Trigger Period (as defined below) and ending on the expiration of such Specified Tenant Trigger Period.

“Specified Tenant Trigger Period” means a period:

(A)	commencing on any of the following;

(i)	Specified Tenant (as defined below) failing to be in actual, physical possession of, or failing to be open to the public for business in, at least 85% of its space and/or “going dark” in more than 15% of its space (provided that a Specified Tenant Trigger Period will not exist (x) in any portion of the applicable space for which the U.S. Steel Tower Borrower has provided reasonably acceptable evidence that each of the Specified Tenant Subleasing Conditions (as defined below) are satisfied or (y) to the extent that the U.S. Steel Tower Borrower provides reasonably satisfactory evidence that the applicable event is due solely to the Specified Tenant renovating its space in accordance with its lease in a commercially reasonable diligent fashion and such renovation continues for a period not to exceed 12 months);

(ii)	Specified Tenant becoming the subject of any proceeding or action relating to its bankruptcy, reorganization, liquidation, dissolution, conservatorship, receivership or other arrangement or being adjudicated bankrupt or insolvent (any event described in this clause (A)(ii), a “Specified Tenant Insolvency Event”);

(iii)	Specified Tenant failing to maintain a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each other rating agency which rates such tenant (an “Investment Grade Rating”);

(iv)	Specified Tenant vacating its space, and/or terminating or cancelling its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or giving written notice that it intends to do so;

(v)	Specified Tenant failing to extend or renew its lease for a renewal period of at least five years on or prior to the earlier of (x) six months prior to its expiration date and (y) the applicable deadline for renewal under such lease; or

(vi)	Specified Tenant being in monetary or material non-monetary default pursuant to its lease (beyond applicable notice and cure periods); and

(B) expiring upon:

(i)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(i) above, either (x) Specified Tenant being in actual, physical possession of, and being open to the public for business in, at least 85% of its space, and not being

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

“dark” in more than 15% of its space, or (y) the U.S. Steel Tower Borrower has provided reasonably acceptable evidence that the Specified Tenant Subleasing Conditions are satisfied with respect to the applicable lease;

(ii)	as to any Specified Tenant Insolvency Event, such Specified Tenant Insolvency Event has terminated and the applicable Specified Tenant lease has been affirmed and/or assumed in a manner satisfactory to the lender in its good faith discretion;

(iii)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(iii) above, Specified Tenant maintaining for at least two consecutive calendar quarters an Investment Grade Rating;

(iv)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(iv) above, the lender’s receipt of reasonably acceptable evidence of (w) the U.S. Steel Tower Borrower leasing the entire space (or applicable portion) in accordance with the applicable terms and conditions of the loan documents, (x) the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, at least 85% of its leased space, (y) all contingencies to the effectiveness of such lease(s) being satisfied, including, without limitation, all leasing commissions and all tenant improvement obligations or other landlord obligations of an inducement nature have, in each case, been completed or paid in full, as applicable, and (z) with respect to each such lease, either the applicable tenant paying the full amount of the rent due or such tenant is not paying rent solely due to any ongoing free rent period in its lease and sufficient funds have been reserved with the lender to account for all such remaining free rent (the conditions set forth in the foregoing clauses (w)-(z), collectively, the “Specified Tenant Re-Tenanting Conditions”);

(v)	with regard to any Specified Tenant Trigger Period commenced pursuant to clause (A)(v) above, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms thereof and of the loan documents for a renewal term of at least five years;

(vi)	with regard to any Specified Tenant Trigger Period commenced pursuant to clause (A)(vi) above, the date on which the applicable default has been cured, and no other monetary or material non-monetary default under such lease occurs for a period of three consecutive months following such cure; or

(vii)	with regard to any Specified Tenant Trigger Period, the lender’s receipt of reasonably acceptable evidence of the satisfaction of each of the Specified Tenant Re-Tenanting Conditions.

“Specified Tenant” means (i) UPMC and (ii) any other lessee(s) of the space leased to UPMC on the origination date (or any portion thereof) and any guarantors of the applicable lease(s).

“Specified Tenant Subleasing Conditions” means (i) the applicable Specified Tenant space (or portion thereof) has been demised to a subtenant pursuant to a sublease that (A) demises less than one full floor of the U.S. Steel Tower Property, and/or (B) has been reasonably approved by the lender, and/or (C) does not require the U.S. Steel Tower Borrower’s approval pursuant to the terms and conditions of the applicable lease, and/or (D) (x) were required to be reasonably approved by the U.S. Steel Tower Borrower pursuant to the applicable Specified Tenant lease, (y) were actually reasonably approved by the U.S. Steel Tower Borrower, and (z) do not release the applicable Specified Tenant from any obligations and/or other liability under the applicable lease, (ii) the applicable subtenant has accepted the entirety of its demised premises pursuant to such sublease, (iii) the applicable sublease provides for base rental rates and other economic terms which are as favorable or better than the comparable terms in the underlying Specified Tenant lease (provided that this clause (iii) will be deemed to be satisfied if the applicable Specified Tenant under the underlying lease (I) has an Investment Grade Rating and (II) remains fully liable for the full payment of rent pursuant to the underlying Specified Tenant lease notwithstanding such sublease), (iv) the applicable subtenant (A) is paying full unabated rent pursuant to its sublease (provided that this clause (iv)(A) shall be deemed to be satisfied if the applicable Specified Tenant under the underlying Specified Tenant lease (I) has an Investment Grade Rating and (II) remains fully liable for the full payment of rent pursuant to the underlying Specified Tenant lease notwithstanding such sublease), (B) is not in monetary or material non-monetary default under its sublease, (C) is not the subject of any proceeding or action relating to its bankruptcy, reorganization, liquidation, dissolution, conservatorship, receivership or other arrangement, and (D) has not been adjudicated bankrupt or insolvent, and (v) the applicable subtenant has not sent any written notice indicating an intent to “go dark” in its premises.

Property Management. The U.S. Steel Tower Property is managed by Mack Property Management (Pennsylvania) LLC, a third-party property manager, and sub-managed by 600 Grant Property Manager L.P., an affiliate of the U.S. Steel Tower Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the U.S. Steel Tower Whole Loan, Morgan Stanley Mortgage Capital Holdings LLC funded a mezzanine loan in the amount of $45,000,000 (the “U.S. Steel Tower Mezzanine Loan”) to the holder of 100% of the equity interests in the U.S. Steel Tower Borrower, secured by a pledge of such equity interests. The U.S. Steel Tower Mezzanine Loan is co- coterminous with the U.S. Steel Tower Whole Loan, accrues interest at the rate of 10.50% per annum and requires interest-only payments until its maturity date. The U.S. Steel Tower Mezzanine Loan has been sold to a third party holder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The U.S. Steel Tower total debt as of the origination date is summarized in the following table:

U.S. Steel Tower Total Debt Summary

Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$160,000,000	3.682969%	2.85x	11.5%	41.9%
Subordinate Companion Loans	$40,000,000	6.5000%	1.98x	9.2%	52.4%
Mezzanine Loan	$45,000,000	10.5000%	1.27x	7.5%	64.2%
Total Debt	$245,000,000	5.3950%	1.27x	7.5%	64.2%

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The U.S. Steel Tower Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the U.S. Steel Tower Property together with 24 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – 160-08 Jamaica Avenue

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$64,000,000		Location:	Jamaica, NY
	Cut-off Date Balance:	$64,000,000		Size:	133,607 SF
	% of Initial Pool Balance:	6.8%		Cut-off Date Balance Per SF:	$479.02
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$479.02
	Borrower Sponsors:	Albert Laboz, Jason Laboz and Joseph Jody Laboz		Year Built/Renovated:	1922/2019
	Guarantors:	Albert Laboz, Jason Laboz and Joseph Jody Laboz		Title Vesting:	Fee
	Mortgage Rate:	3.9200%		Property Manager:	Self-managed
	Note Date:	May 24, 2021		Current Occupancy (As of):	97.6% (5/19/2021)
	Seasoning:	0 months		YE 2020 Occupancy(2)(3) :	NAV
	Maturity Date:	June 1, 2031		YE 2019 Occupancy(2)(3) :	NAV
	IO Period:	120 months		YE 2018 Occupancy(2)(3) :	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(2)(3) :	NAV
	Amortization Term (Original):	0 months		Appraised Value(3)(4)(5):	$100,500,000
	Loan Amortization Type:	Interest only		Appraised Value Per SF:	$752.21
	Call Protection:	L(24),D(92),O(4)		Appraisal Valuation Date:	January 27, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		YE 2020 NOI(2):	NAV
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(2):	NAV
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$6,306,546
				U/W Expenses:	$1,070,715
Escrows and Reserves(1)				U/W NOI:	$5,235,831
	Initial	Monthly	Cap	U/W NCF:	$4,959,265
Taxes	$143,816	$143,816	NAP	U/W DSCR based on NOI/NCF(3):	2.06x / 1.95x
Insurance	$52,716	$4,393	NAP	U/W Debt Yield based on NOI/NCF(3):	8.2% / 7.7%
Replacement Reserve	$0	$1,670	NAP	U/W Debt Yield at Maturity based on NOI/NCF(3):	8.2% / 7.7%
TI/LC Reserve	$709,025	$0	NAP	Cut-off Date LTV Ratio(3):	63.7%
Rent Concession Reserve Funds	$798,222	$0	NAP	LTV Ratio at Maturity(3):	63.7%

Sources and Uses
Sources			Uses
Loan Amount(1)	$64,000,000	100.0%	Loan Payoff:	$50,075,393	78.2%
			Return of Equity	10,081,244	15.8
			Closing Costs	2,139,584	3.3
			Reserves	1,703,779	2.7
Total Sources	$64,000,000	100.0%	Total Uses	$64,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

(2)	Historical NOI and occupancy information is not available because the 160-08 Jamaica Avenue Property (as defined below) was redeveloped between 2014 and 2019. The 160-08 Jamaica Avenue Property was leased up through 2020.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the 160-08 Jamaica Avenue Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 160-08 Jamaica Avenue Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The borrower has informed the lender that it has applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which has not yet been received. See “The Property—Tax Abatement” below. Approximately $1,108,223 of ICAP benefits was underwritten. Excluding such ICAP benefits, the U/W DSCR based on NOI/NCF would be 1.59x and 1.48x, respectively, the U/W Debt Yield based on NOI/NCF would be 6.3% and 5.9%, respectively, and the U/W Debt Yield at Maturity based on NOI/NCF would be 6.3% and 5.9%, respectively. The Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

(5)	The Appraised Value represents the “Market Value Subject to Capital Reserve Account.” See “Appraisal” below.

The Mortgage Loan. The mortgage loan (the “160-08 Jamaica Avenue Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $64,000,000 secured by a first mortgage encumbering the fee interest in a 133,607 square foot retail property located in Jamaica, New York (the “160-08 Jamaica Avenue Property”).

The Borrower and the Borrower Sponsors. The borrower for the 160-08 Jamaica Avenue Mortgage Loan is 160 Jamaica, LLC (the “160-08 Jamaica Avenue Borrower”), a single-purpose New York limited liability company with two independent directors in its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

organizational structure. The non-recourse carveout guarantors and the borrower sponsors are Albert Laboz, Jason Laboz and Joseph Jody Laboz. The sole member of the 160-08 Jamaica Avenue Borrower is 160 Jamaica Member, LLC. 160 Jamaica Member, LLC is owned by Albert L. LLC (33.3%), Jason L. LLC (33.3%) and Jody L. LLC (33.3%), which in turn are owned by family trusts of the related non-recourse carveout guarantors. Albert Laboz, Jason Laboz and Joseph Jody Laboz are the principals of United American Land LLC (“UAL”). UAL is a family-owned real estate development, investment and management company based in New York City that owns and manages over 70 properties in Manhattan, Brooklyn and Queens.

The Property. The 160-08 Jamaica Avenue Property is a 133,607 square feet anchored retail shopping center building located on an approximately 0.77-acre site in Jamaica, New York. The 160-08 Jamaica Avenue Property was built in 1922 and was recently redeveloped at a cost of $65,000,000. The redevelopment was completed in 2019 and, as of May 19, 2021, the 160-08 Jamaica Avenue Property is 97.6% leased to Burlington Coat Factory, H&M, Target and Jollibee (which is building out its space and is not yet open for business). Burlington Coat Factory is the largest tenant and occupies a total of 70,075 square feet of leasable area (52.4% of net rentable area) encompassing half of the second floor and the entire third and fourth floors. H&M occupies most of the grade level retail space and the remainder of the second floor space. The Target space is located below grade with both elevator and escalator access from the building’s common area lobby. There is only one small vacant space (3,241 square feet) which is located at grade level, and the borrower sponsors are in discussions with a burger restaurant chain to lease that space; however, there is no assurance a lease will be entered into.

Tax Abatement. The 160-08 Jamaica Avenue Borrower has applied for an Industrial and Commercial Abatement Program tax abatement (“ICAP”) based on the recent renovation of the 160-08 Jamaica Avenue Property. The 160-08 Jamaica Avenue Borrower filed a notice with the Department of Finance of the City of New York (“NYC Finance Dept”) on September 10, 2020 certifying that all construction at the 160-08 Jamaica Avenue Property necessary to obtain the ICAP had been completed. According to a letter from the NYC Finance Dept dated May 13, 2016, the ICAP was tentatively approved by the NYC Finance Dept. Such letter states that the benefit period will commence in the first tax year after full completion of construction or renovation is finished; provided all requirements under the ICAP statute are satisfied first. If the violations are cleared and the ICAP is obtained, 10% of the retail space at the 160-08 Jamaica Avenue Property is expected to qualify for a 25-year ICAP and the remaining 90% of the retail space is expected to qualify for a 15-year ICAP, each of which is expected to commence in the tax year of 2021/2022. If obtained, the ICAP for the first 10% of the retail space will expire in the 2046/2047 tax year and the ICAP for the remaining 90% of the retail space will expire in the 2036/2037 tax year. If the ICAP is obtained, with respect to the first 10% of retail space, the 160-08 Jamaica Avenue Borrower is expected to be provided a 100% exemption from any increases in the 160-08 Jamaica Avenue Property’s real estate taxes for the first 16 years, with such exemption being phased out by 10% every year thereafter. With respect to the remaining 90% of the retail space, if the ICAP is obtained, the 160-08 Jamaica Avenue Borrower is expected to be provided a 100% exemption from any increases in the 160-08 Jamaica Avenue Property’s real estate taxes for the first 11 years, with such exemption being phased out by 20% every year thereafter. According to the related appraisal, if the ICAP is obtained it would result in an estimated annual tax savings of $1,148,776, subject to the phase outs described above. We cannot assure you that the ICAP will be obtained. The 160-08 Jamaica Avenue Mortgage Loan documents provide for full recourse to the non-recourse carveout guarantors until such time as the ICAP is obtained. We cannot assure you that the non-recourse carveout guarantors will have the resources to, or will, satisfy any such recourse obligations. The 160-08 Jamaica Avenue Mortgage Loan was underwritten assuming the ICAP is in place.

Occupancy Certificate. The 160-08 Jamaica Avenue Mortgaged Property previously operated under a temporary certificate of occupancy, which expired in November 2020 and has not yet been renewed. The New York City Department of Buildings inspection needed to obtain a renewal temporary certificate of occupancy took place in May 2021. We cannot assure you that a renewal certificate of occupancy will be obtained. The 160-08 Jamaica Avenue Mortgage Loan documents provide for full recourse to the non-recourse carveout guarantors until such time as a temporary certificate of occupancy is renewed. We cannot assure you that the non-recourse carveout guarantors will have the resources to, or will, satisfy any such recourse obligations.

Major Tenants.

Burlington Coat Factory (70,075 square feet, 52.4% of net rentable area, 44.3% of underwritten rent). Burlington Coat Factory, headquartered in New Jersey, is a national retailer and Fortune 500 company. The company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys and coats. As of December 31, 2019, the company operated 727 stores in 45 states and Puerto Rico. Burlington Coat Factory leases space on three floors including a portion of the second floor, the entire third floor and the entire fourth floor pursuant to a 15-year lease. The tenant has been at the 160-08 Jamaica Avenue Property since 2018, has a lease expiration of November 5, 2033 and has three, five-year renewal options remaining.

H&M (34,490 square feet, 25.8% of net rentable area, 33.2% of underwritten rent). H&M is a Swedish multinational clothing-retail company known for its fast-fashion clothing for men, women, teenagers and children. H&M and its associated companies operate over 5,000 stores and as of 2019 employed approximately 126,000 people. H&M leases the majority of the grade level retail space (19,060 square feet), a portion of the second floor space (14,288 square feet), basement space (182 square feet) and its loading dock (960 square feet) pursuant to a 15-year lease. The tenant has been at the 160-08 Jamaica Avenue Property since 2019, has a lease expiration of January 16, 2034 and has three, five-year renewal options remaining. If H&M’s gross sales for the sixth full lease year of the term (which ends on January 17, 2025) and the 10th full lease year of the term (which ends on January 17, 2029) do not equal or exceed $12 million and $15 million, respectively, H&M may terminate the lease within 180 days after the end of such lease year by giving written notice of termination to the landlord, which termination will be effective as of the end of the seventh and 11th lease year, respectively. H&M is required to pay the landlord a termination fee no later than 30 days prior to the effective date of the termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

Target (22,761 square feet, 17.0% of net rentable area, 14.4% of underwritten rent). Target is an American retail corporation headquartered in Minneapolis, Minnesota. Target currently operates 1,904 retail stores across the country and employs upwards of 350,000 people. Target leases space located below grade that is accessed from the common area lobby by elevators and escalators pursuant to a 10-year lease dated October 18, 2019. Target has taken possession of its space and rent has commenced. The tenant has a lease expiration of June 30, 2030 and has four, five-year renewal options remaining.

Jollibee (3,040 square feet, 2.3% of net rentable area, 8.1% of underwritten rent). Jollibee is a Filipino multinational chain of fast food restaurants owned by Jollibee Foods Corporation. As of May 2019, Jollibee operates over 1,300 stores, 1,150 of which are in the Philippines and 234 of which are situated in markets outside the Philippines. Jollibee leases a small space located at grade level pursuant to a 10-year lease. The lease commenced on September 9, 2020. Jollibee has accepted and is occupying its entire space, but is building out its space and has not yet opened for business. Jollibee’s plans to build out its space were approved by the landlord on October 2, 2020 and Jollibee filed its plans with the New York City Department of Buildings (“DOB”) on December 3, 2020. The DOB approved Jollibee’s plans on January 14, 2021. The rent commencement date is the earlier of (i) 180 days after the approval of the tenant’s plans by the DOB and (ii) the date the tenant opens for business.

The below table presents certain information relating to the major tenants at the 160-08 Jamaica Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Renewal Options	Term. Option (Y/N)
Burlington Coat Factory	NR/NR/BB	70,075	52.4%	$35.68	$2,500,000	44.3%	11/5/2033	3 x 5 year	N
H&M(3)	NR/NR/BBB	34,490	25.8%	$54.30	$1,872,720	33.2%	1/16/2034	3 x 5 year	Y
Target	A-/A2/A	22,761	17.0%	$35.70	$812,568	14.4%	6/30/2030	4 x 5 year	N
Jollibee(4)	NR/NR/NR	3,040	2.3%	$150.00	$456,000	8.1%	12/31/2029	None	N
Subtotal/Wtd. Avg.		130,366	97.6%	$43.27	$5,641,288	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral		130,366	97.6%	$43.27	$5,641,288	100.0%

Vacant Space		3,241	2.4%

Collateral Total		133,607	100.0%

(1)	Information is based on the underwritten rent roll as of May 19, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	If H&M’s gross sales for the sixth full lease year of the term (which ends on January 17, 2025) and the 10th full lease year of the term (which ends on January 17, 2029) do not equal or exceed $12 million and $15 million, respectively, H&M may terminate the lease within 180 days after the end of such lease year by giving written notice of termination to the landlord, which termination will be effective as of the end of the seventh and 11th lease year, respectively. H&M is required to pay the landlord a termination fee no later than 30 days prior to the effective date of the termination.

(4)	Jollibee is building out its space and is not yet open for business. Jollibee’s rent commencement date is the earlier of (i) 180 days after the approval of the tenant’s building plans by the DOB (which occurred on January 14, 2021) and (ii) the date the tenant opens for business.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to the lease rollover schedule at the 160-08 Jamaica Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	3,040	2.3%	3,040	2.3%	$456,000	8.1%	$150.00
2030	1	22,761	17.0%	25,801	19.3%	$812,568	14.4%	$35.70
2031	0	0	0.0%	25,801	19.3%	$0	0.0%	$0.00
Thereafter	2	104,565	78.3%	130,366	97.6%	$4,372,720	77.5%	$41.82
Vacant	0	3,241	2.4%	133,607	100.0%	$0	0.0%	$0.00
Total(3)	4	133,607	100.0%			$5,641,288	100.0%	$43.27
(1)	Information is based on the underwritten rent roll as of May 19, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total Annual U/W Base Rent per square foot excludes vacant space.

The following table presents historical occupancy percentages at the 160-08 Jamaica Avenue Property:

Historical Occupancy

2017(1)	2018(1)	2019(1)	2020(1)	5/19/2021(2)
NAV	NAV	NAV	NAV	97.6%
(1)	Historical occupancy information is not available because the 160-08 Jamaica Avenue Property was redeveloped between 2014 and 2019.

(2)	Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 160-08 Jamaica Avenue Property:

Cash Flow Analysis(1)(2)

	U/W	% (3)	U/W $ per SF
Base Rent	$6,052,024	89.1%	$45.30
Rent Steps	36,720	0.5	0.27
SL Rent	38,694	0.6	0.29
Gross Potential Rent(4)	$6,127,438	90.2%	$45.86
Recoveries	665,258	9.8	4.98
Other Income	0	0.0	0.00
Net Rental Income	$6,792,696	100.0%	$50.84
Vacancy	(486,150)	(7.9)	(3.64)
Effective Gross Income	$6,306,546	92.8%	$47.20

Real Estate Taxes(5)	617,567	9.8	4.62
Insurance	61,492	1.0	0.46
Management Fee	188,036	3.0	1.41
Other Operating Expenses	203,620	3.2	1.52
Total Operating Expenses	$1,070,715	17.0%	$8.01

Net Operating Income	$5,235,831	83.0%	$39.19
Replacement Reserves	20,041	0.3	0.15
TI/LC	256,525	4.1	1.92
Net Cash Flow	$4,959,265	78.6%	$37.12

NOI DSCR	2.06x
NCF DSCR	1.95x
NOI Debt Yield	8.2%
NCF Debt Yield	7.7%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Historical NOI and occupancy information is not available because the 160-08 Jamaica Avenue Property was redeveloped between 2014 and 2019.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	UW Gross Potential Rent is based on the underwritten rent roll dated May 19, 2021.

(5)	Real Estate Taxes were underwritten assuming the ICAP is in place.

Appraisal. The appraiser concluded to a “Market Value Subject to Capital Reserve Account” Appraised Value as of January 27, 2021 of $100,500,000, which assumed that the then-remaining tenant improvements and free rent associated with the Target and H&M spaces, totaling $1,550,000, would be placed in an escrow account that would transfer with the real estate. The “as-is” market value without such assumption is $99,100,000. At origination, $569,025 was reserved for tenant improvements and leasing commissions for Target and $722,222 was reserved for rent credit for H&M. In addition, the Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

Environmental Matters. According to the Phase I environmental site assessment dated February 2, 2021, there was no evidence of any recognized environmental conditions at the 160-08 Jamaica Avenue Property.

COVID-19 Update. The 160-08 Jamaica Avenue Mortgage Loan was originated on May 24, 2021, and the first due date is in July 2021. As of May 24, 2021, the 160-08 Jamaica Avenue Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of May 24, 2021, the 160-08 Jamaica Avenue Borrower has reported that the 160-08 Jamaica Avenue Property is open and operating, with 100.0% of tenants by occupied net rentable area and 100.0% of tenants by underwritten base rent having paid their full May 2021 rent payments. No tenants requested rent relief.

Market Overview and Competition. The 160-08 Jamaica Avenue Property is located in Jamaica, New York, within the South Queens submarket of the Queens retail market. According to the appraisal, as of the fourth quarter of 2020, the South Queens submarket had approximately 16.2 million square feet of retail space inventory, overall vacancy in the market was approximately 5.4% and asking rent was $42.57 per square foot. According to the appraisal, as of the fourth quarter of 2020, the Queens retail market had approximately 75.5 million square feet of retail space inventory, overall vacancy was approximately 3.9% and asking rent was $47.01

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

per square foot. Primary access to the 160-08 Jamaica Avenue Property is provided via the Van Wyck Expressway which is approximately three-quarters of a mile west of the 160-08 Jamaica Avenue Property. The Grand Central Parkway, another major commercial route, is located approximately 1.0 mile to the north. Transportation to and from Manhattan is provided by the New York City subway system. Jamaica Station, located a half mile west of the 160-08 Jamaica Avenue Property, is the central transfer point of the Long Island Railroad, which provides commuter rail service between Midtown Manhattan, Brooklyn, Queens and the rest of Long Island. There is also access to Air Tran, which provides direct access to JFK Airport. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the 160-08 Jamaica Avenue Property was 108,759, 651,061 and 1,580,971, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the 160-08 Jamaica Avenue Property was $74,040, $94,814 and $93,048, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 160-08 Jamaica Avenue Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Lease Type (Reimbursements)
Anchor Retail Space	$35.00	120	3.0% per annum	NNN
In Line Retail Space	$150.00	120	3.0% per annum	Modified Gross
H&M Retail Space	$50.00	120	3.0% per annum	NNN

Source: Appraisal.

The following table presents comparable anchor retail leases with respect to the 160-08 Jamaica Avenue Property:

Comparable Retail Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
160-08 Jamaica Avenue (subject) Jamaica, NY	1922	133,607	Burlington Coat Factory H&M	70,075 34,490	11/6/2018 1/17/2019	$35.68 $54.30	Modified Gross Modified Gross
22-11 31st Street	2022	94,223	Target Corporation	46,351	10/1/2022	$33.78	NNN
96-05 Queens Boulevard	1996	342,869	Ikea	115,000	10/1/2020	$40.00	NNN
8973 Bay Parkway	1957	298,470	Target	88,000	8/1/2020	$42.67	NNN
625 Atlantic Avenue	1996	394,216	Dave & Buster’s	40,213	6/1/2020	$50.00	NNN
5200 Kings Highway	2018	78,500	Target	49,900	4/1/2018	$35.00	NNN

Source: Appraisal and underwritten rent roll.

The following table presents recent leasing data for comparable in-line retail leases with respect to the 160-08 Jamaica Avenue Property:

Comparable Retail Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
160-08 Jamaica Avenue (subject) Jamaica, NY	1922	133,607	Jollibee	3,040	(1)	$150.00	Modified Gross
22-11 31st Street	2022	94,223	Bank of America	4,328	11/1/2022	$151.38	Modified Gross
8801 Queens Blvd.	2001	223,068	Chipotle	2,250	2/1/2021	$125.00	NNN
161-21 Jamaica Avenue	1938	48,464	Healthcare related	3,000	1/1/2020	$112.00	Modified Gross
77-02 Roosevelt Avenue	1986	10,340	Ana Ayala Salon	730	12/1/2018	$164.38	Modified Gross
90-50 Sutphin Boulevard	1931	4,356	City Talk	400	2/1/2018	$175.00	Modified Gross

Source: Appraisal and underwritten rent roll.

(1)	Jollibee is building out its space and is not yet open for business. Jollibee’s rent commencement date is the earlier of (i) 180 days after the approval of the tenant’s building plans by the DOB (which occurred on January 14, 2021) and (ii) the date the tenant opens for business.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

Escrows.

Taxes – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of $143,816 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $143,816).

Insurance – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of $52,716 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $4,393); provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 160-08 Jamaica Avenue Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 160-08 Jamaica Avenue Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Replacement Reserve – The 160-08 Jamaica Avenue Mortgage Loan documents provide for ongoing monthly deposits of approximately $1,670 into a reserve for approved capital expenditures.

TI/LC Reserve – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of approximately $709,025 for outstanding tenant improvement and leasing commission costs incurred by the 160-08 Jamaica Avenue Borrower with respect to the leases for the tenants Jollibee and Target.

Rent Concession Reserve Funds – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of approximately $722,222 for the H&M tenant and $76,000 for the Jollibee tenant for outstanding rent credits and/or gap rent as of the origination date.

Lockbox and Cash Management. The 160-08 Jamaica Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The 160-08 Jamaica Avenue Borrower is required to direct all tenants to deposit rents directly into the lockbox account, and to deposit any rents received by the 160-08 Jamaica Avenue Borrower or the property manager into such account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period (defined below), the lender is required to establish, and the 160-08 Jamaica Avenue Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the 160-08 Jamaica Avenue Mortgage Loan documents has occurred or is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows” (ii) to pay debt service on the 160-08 Jamaica Avenue Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 160-08 Jamaica Avenue Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the 160-08 Jamaica Avenue Borrower.

“Cash Sweep Event Period” means a period:

(i)	Commencing upon an event of default under the 160-08 Jamaica Avenue Mortgage Loan documents and ending upon the acceptance by the lender (in its sole discretion) of a cure of such event of default,
(ii)	Commencing upon the occurrence of a DSCR Event (defined below), and ending upon either (x) a DSCR Cure (defined below), or (y) the 160-08 Jamaica Avenue Borrower prepays the 160-08 Jamaica Avenue Mortgage Loan in the minimum amount sufficient to achieve a DSCR Cure, subject to, if prior to the open period, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, or (z) the 160-08 Jamaica Avenue Borrower deposits with the lender cash or a letter of credit in the minimum amount sufficient to achieve a DSCR Cure, which cash or letter of credit is required to be returned to the 160-08 Jamaica Avenue Borrower at such time as a DSCR Cure occurs without giving effect to such cash or letter of credit,
(iii)	Commencing upon the occurrence of a Critical Tenant Lease Expiration Event (defined below), and ending upon either (A) Critical Tenant (defined below) has renewed or extended its lease on terms and conditions set forth in the Critical Tenant Lease (defined below) or otherwise as reasonably approved by the lender or (B) the entirety of the Critical Tenant Space (defined below) is re-leased to a replacement tenant pursuant to a replacement lease and the 160-08 Jamaica Avenue Borrower delivers to the lender a tenant estoppel certificate from such replacement tenant in form and substance reasonably acceptable to the lender stating that such replacement tenant is in occupancy of its space, open for business and paying full unabated rent (a “Retenanting Cure”), or (C) if such Critical Tenant Lease Expiration Event has also caused a DSCR Event, cash or a letter of credit in the minimum amount sufficient to achieve a debt service coverage ratio equal to the debt service coverage ratio prior to the occurrence of the Critical Tenant Lease Expiration Event are delivered to the lender, to be held by it until a cure is effected as provided in (A) or (B) above,
(iv)	Commencing upon the occurrence of a Critical Tenant Bankruptcy Event (defined below), and ending upon either (i) (A) the Critical Tenant Lease has been affirmed in bankruptcy or (B) such proceeding is discharged or dismissed and, in the case of either (A) or (B), the Critical Tenant is open for business in the entirety of the Critical Tenant Space as evidenced by a tenant estoppel certificate from Critical Tenant in form and substance reasonably acceptable to the lender stating that Critical Tenant is in occupancy, open for business and paying full contractual rent or (ii) a Retenanting Cure, or (iii) if such Critical Tenant Bankruptcy Event has also caused a DSCR Event, cash or a letter of credit in the minimum amount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

sufficient to achieve a debt service coverage ratio equal to the debt service coverage ratio prior to the occurrence of the Critical Tenant Bankruptcy Event are delivered to the lender, to be held by it until a cure is effected as provided in (i) or (ii) above,

(v)	Commencing upon the occurrence of a Critical Tenant Vacancy Event (defined below), and ending when one of the following has occurred (i) Critical Tenant is open for business in the entirety of the Critical Tenant Space as evidenced by a tenant estoppel certificate from Critical Tenant in form and substance reasonably acceptable to the lender stating that Critical Tenant is in occupancy, open for business and paying full contractual rent or (ii) a Retenanting Cure.

“DSCR Event” means the debt service coverage ratio on the 160-08 Jamaica Avenue Mortgage Loan (assuming a 30 year amortization schedule) is less than 1.20x at the end of any calendar quarter based upon the trailing 6 months’ operating statement and current in-place rent roll.

“DSCR Cure” means the debt service coverage ratio on the 160-08 Jamaica Avenue Mortgage Loan (assuming a 30 year amortization schedule) is at least 1.20x for the immediately preceding 6 consecutive calendar months’ based upon the trailing 6 months’ operating statement and current in-place rent roll.

“Critical Tenant Lease Expiration Event” means the earliest to occur of (i) the date Critical Tenant gives notice of its intention to terminate or vacate its Critical Tenant Lease or terminates or vacates its Critical Tenant Lease prior to the then applicable expiration date of such lease and (ii) the earlier of (A) the date 9 months prior to the then-applicable expiration date under its Critical Tenant Lease and (B) the last date for exercising the extension option under the Critical Tenant Lease, if Critical Tenant has not prior thereto renewed or extended its lease on terms set forth in such Critical Tenant Lease or otherwise on terms and conditions reasonably approved by the lender.

“Critical Tenant” means each of Burlington Coat Factory, H&M and any replacement tenant occupying any Critical Tenant Space after the origination date.

“Critical Tenant Space” means the space demised pursuant to any Critical Tenant Lease.

“Critical Tenant Lease” means each of the Burlington Coat Factory lease, the H&M lease and any replacement lease entered into after the origination date pursuant to which a Critical Tenant leases any Critical Tenant Space.

“Critical Tenant Bankruptcy Event” means (i) Critical Tenant terminates, cancels or rejects the Critical Tenant Lease in any bankruptcy or similar proceeding or (ii) Critical Tenant files for bankruptcy or becomes the subject of an insolvency proceeding.

“Critical Tenant Vacancy Event” means Critical Tenant has “gone dark”, completely vacated the Critical Tenant Space or otherwise discontinued its normal business operations at the Critical Tenant Space (other than a temporary cessation of business operations for reasons due to casualty, condemnation, force majeure resulting from a rule, order or regulation of Governmental Authorities, permitted renovations or necessary repairs).

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Debt. Not permitted.

Letter of Credit. None; however, the 160-08 Jamaica Avenue Borrower has the right to provide a letter of credit to avoid a Cash Sweep Event Period due to a DSCR Event, Critical Tenant Lease Expiration Event or Critical Tenant Bankruptcy Event.

Right of First Offer / Right of First Refusal. H&M has both a right of first offer and a right of first refusal to purchase the 160-08 Jamaica Avenue Property. The related lease provides that such rights are not effective against the holder of a mortgage or deed of trust on the 160-08 Jamaica Avenue Property. However, such right would be effective against any other transferee of the 160-08 Jamaica Avenue Property.

Ground Lease. None.

Terrorism Insurance. The 160-08 Jamaica Avenue Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 160-08 Jamaica Avenue Property together with business income insurance covering not less than the 12-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Burlingame Point

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/A+(sf)/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$60,000,000		Location:	Burlingame, CA
	Cut-off Date Balance(1):	$60,000,000		Size:	805,118 SF
	% of Initial Pool Balance:	5.8%		Cut-off Date Balance Per SF(1):	$472
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$472
	Borrower Sponsor:	Kylli Inc.		Year Built/Renovated:	2021/NAP
	Guarantor:	Kylli Inc.		Title Vesting:	Fee
	Mortgage Rate:	3.01680%		Property Manager:	Self-managed
	Note Date:	April 1, 2021		Current Occupancy (As of):	100.0% (6/1/2021)
	Seasoning:	2 months		YE 2020 Occupancy(5):	NAP
	Anticipated Repayment Date:	July 6, 2030		YE 2019 Occupancy(5):	NAP
	Final Maturity Date:	January 6, 2033		YE 2018 Occupancy(5):	NAP
	IO Period:	111 months		YE 2017 Occupancy(5):	NAP
	Loan Term (Original):	111 months		Appraised Value(6):	$1,000,000,000
	Amortization Term (Original):	NAP		Appraised Value Per SF(6):	$1,242
	Loan Amortization Type:	Interest-only, Amortizing ARD		Appraisal Valuation Date(6):	January 14, 2021
	Call Protection(2):	L(26),D(79),O(6)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI(5):	NAP
	Additional Debt(3):	Yes		YE 2020 NOI(5):	NAP
	Additional Debt Type (Balance) (3):	Pari Passu ($320,000,000) / Subordinate ($240,000,000) / Mezzanine ($130,000,000)		YE 2019 NOI(5):	NAP
				YE 2018 NOI(5):	NAP
				U/W Revenues:	$66,137,945
				U/W Expenses:	$10,736,605
Escrows and Reserves(4)				U/W NOI:	$55,401,340
	Initial	Monthly	Cap	U/W NCF:	$54,867,037
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.77x / 4.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	14.6% / 14.4%
Ground Rent	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.6% / 14.4%
Unfunded Obligations	$122,730,124	Springing	NAP	Cut-off Date LTV Ratio(1):	38.0%
Replacement Reserve	$0	Springing	$32,205	LTV Ratio at Maturity(1):	38.0%
TI/LC Reserve	$0	Springing	NAP
Excess Cash Flow Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Senior loan amount	$380,000,000	50.7%	Loan payoff	$450,379,085	60.1%
Subordinate loan amount	240,000,000	32.0	Return of equity	147,883,238	19.7
Mezzanine loan amount	130,000,000	17.3	Upfront reserves	122,730,124	16.4
			Closing costs	29,007,553	3.9
Total Sources	$750,000,000	100.0%	Total Uses	$750,000,000	100.0%
(1)	The Burlingame Point Mortgage Loan (as defined below) is part of the Burlingame Point Senior Loan (as defined below), which is part of the Burlingame Point Whole Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Burlingame Point Senior Loan. See “Burlingame Point Total Debt Capital Structure” table below for metrics based on the Burlingame Point Whole Loan.

(2)	The Burlingame Point Whole Loan may be defeased in whole (but not in part) at any time after the earlier of (i) April 1, 2024 and (ii) the first payment date following the second anniversary of the closing date of the securitization that includes the last note of the Burlingame Point Whole Loan to be securitized, but prior to the ARD Period. The assumed lockout period of 26 months is based on the scheduled closing date of this transaction in June 2021.

(3)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Burlingame Point Property was built in 2021; therefore, historical occupancy and operating statements are not applicable.

(6)	Represents the “Hypothetical As If Stabilized” appraised value of $1,000,000,000, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as building 3, building 4 and the amenity space is February 1, 2021. The appraisal also concluded to an “as-is” appraised value of $900,000,000, and the loan-to-value ratios based on such appraised value are 42.2% and 68.9% for the Burlingame Point Senior Loan and the Burlingame Point Whole Loan, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The Mortgage Loan. The mortgage loan (the “Burlingame Point Mortgage Loan”) is part of a whole loan (the “Burlingame Point Whole Loan”) comprised of 18 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $380,000,000 (the “Burlingame Point Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $240,000,000 (the “Burlingame Point Subordinate Loan”). The Burlingame Point Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $620,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an office complex located in Burlingame, California (the “Burlingame Point Property”). The Burlingame Point Mortgage Loan (evidenced by non-controlling note A-1-C-1), having an outstanding principal balance as of the Cut-off Date of $60,000,000, is being contributed to this transaction. The Burlingame Point Subordinate Loan will not be an asset of the Issuing Entity.

The Burlingame Point Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and JPMorgan Chase Bank, National Association (“JPMCB”) on April 1, 2021; and the note representing the Burlingame Point Mortgage Loan was acquired by Wells Fargo Bank, National Association from GSBI on June 3, 2021. The Burlingame Point Whole Loan is structured with an Anticipated Repayment Date (“ARD”) on July 6, 2030 and a scheduled maturity date on January 6, 2033 (the “Final Maturity Date”). The Burlingame Point Whole Loan has an interest rate per annum of (i) prior to the ARD, 3.01680% (the “Initial Interest Rate”) and (ii) from and after the ARD (the “ARD Period”), 200 basis points plus the greater of (x) the Initial Interest Rate and (y) the Swap Rate (as defined in the loan documents) as of the ARD plus 135 basis points, as determined by the lender in good faith (the “Adjusted Interest Rate”); provided that if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Adjusted Interest Rate will be limited to the maximum rate permitted by applicable law. The borrower sponsor utilized the proceeds of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section below) to refinance existing debt on the Burlingame Point Property, fund upfront reserves, return equity to the borrower sponsor and pay loan origination costs.

The Burlingame Point Whole Loan had an initial term of 111 months to the ARD and has a remaining term of 109 months to the ARD as of the Cut-off Date. The Burlingame Point Whole Loan requires interest-only payments during its term until the ARD. From and after the ARD, the Burlingame Point Whole Loan will amortize on a 30-year basis at the Initial Interest Rate, with the excess interest accrued at the Adjusted Interest Rate (the “Excess Interest”) deferred until payment in full of the principal balance of the Burlingame Point Mortgage Loan. In addition, during the ARD Period, all cash flow in excess of the monthly debt service payment, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan.

The table below summarizes the promissory notes that comprise the Burlingame Point Whole Loan. The relationship between the holders of the Burlingame Point Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Burlingame Point Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$10,000,000	$10,000,000	BGME 2021-VR	Yes
A-2, A-3	$10,000,000	$10,000,000	BGME 2021-VR	No
A-1-C-1	$60,000,000	$60,000,000	BANK 2021-BNK34	No
A-1-C-2, A-2-C-1, A-2-C-5, A-3-C-1, A-3-C-5	$120,000,000	$120,000,000	Benchmark 2021-B25	No

A-1-C-3, A-2-C-2, A-3-C-2, A-3-C-4	$96,000,000	$96,000,000	Benchmark 2021-B26	No

A-1-C-4, A-1-C-5	$40,000,000	$40,000,000	GSBI	No
A-2-C-3, A-2-C-4	$26,000,000	$26,000,000	DBRI	No
A-3-C-3	$18,000,000	$18,000,000	JPMCB	No
Total Senior Notes	$380,000,000	$380,000,000

Subordinate Notes
B-1, B-2, B-3	$240,000,000	$240,000,000	BGME 2021-VR	No
Total (Whole Loan)	$620,000,000	$620,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The capital structure for the Burlingame Point Total Debt (as defined below) is shown below:

Burlingame Point Total Debt Capital Structure

Burlingame Point Total Debt	Burlingame Point Whole Loan	Tranche	Loan	Cumulative Cut-off Date Balance	Interest Rate[(1)]	Cumulative Cut-off Date Balance Per SF[(2)]	Cumulative Cut-off Date LTV[(3)]	Cumulative U/W NOI / NCF Debt Yield[(4)]	Cumulative U/W NOI / NCF DSCR[(4)]
Burlingame Point Total Debt	Burlingame Point Whole Loan	Burlingame Point Senior Loan	Burlingame Point Mortgage Loan $60,000,000; Burlingame Point Senior Pari Passu Companion Loans $320,000,000	$380,000,000	3.01680%	$472	38.0%	14.6% / 14.4%	4.77x / 4.72x
Burlingame Point Total Debt	Burlingame Point Whole Loan	Burlingame Point Subordinate Loan	Burlingame Point Subordinate Loan $240,000,000	$620,000,000	3.01680%	$770	62.0%	8.9% / 8.8%	2.92x / 2.89x
Burlingame Point Total Debt		Burlingame Point Mezzanine Loan	Burlingame Point Mezzanine Loan[(5)] $130,000,000	$750,000,000	4.50000%	$932	75.0%	7.4% / 7.3%	1.34x / 1.33x
			Implied Borrower Sponsor Equity[(6)] $250,000,000	$1,000,000,000		$1,242

(1)	The initial interest rate on the Burlingame Point Whole Loan is 3.01680%. The interest rate on the Burlingame Point Mezzanine Loan is 4.50000%. The assumed initial weighted average interest rate on the Burlingame Point Total Debt is 3.27388800%. “Burlingame Point Total Debt” means the aggregate principal balance of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan.

(2)	Based on the Burlingame Point Property square footage of 805,118 SF.

(3)	Based on the “Hypothetical As If Stabilized” appraised value. The appraisal also concluded an as-is appraised value of $900,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, the Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such as-is appraised value are 42.2%, 68.9% and 83.3%, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such go-dark appraised value are 52.1%, 84.9% and 102.7%, respectively.

(4)	Cumulative UW NOI / NCF Debt Yield and Cumulative UW NOI / NCF DSCR are calculated based on an U/W NOI and U/W NCF of $55,401,340 and $54,867,037, respectively.

(5)	The Burlingame Point Mezzanine Loan was funded by Athene Annuity and Life Company. The Burlingame Point Mezzanine Loan is structured with a three-year interest-only period followed by a 6.25-year fixed amortization schedule included in the mezzanine loan documents. The amortization will include a base amortization and rent step amortization component. The rent step amortization requires all future rent increases above year one to be used to pay down the Burlingame Point Mezzanine Loan, resulting in a balloon balance of zero at the maturity date. The Total Debt Underwritten NCF DSCR (x) is calculated based on the sum of (x) with respect to the Burlingame Point Whole Loan, the interest-only annual debt service and (y) with respect to the Burlingame Point Mezzanine Loan, the sum of the first 12 principal and interest payments following the initial three-year interest-only period.

(6)	Based on the “Hypothetical Market Value As If Stabilized” appraised value of $1,000,000,000, the implied Borrower Sponsor Equity contributed to the Burlingame Point Property is $250,000,000.

The Borrower and Borrower Sponsors. The borrower is Burlingame Point LLC, a Delaware limited liability company. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Burlingame Point Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the Burlingame Point Whole Loan is Kylli Inc., a wholly owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately held investment company headquartered in Shenzhen, China.

The Property. The Burlingame Point Property is made up of four Class A suburban office buildings totaling 771,626 rentable square feet, a 33,492 square foot amenity building and 2,300 on-site covered and surface parking spaces located in Burlingame, San Mateo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

County, California. The Burlingame Point Property is situated on 20.0 acres and was built in 2021. The Burlingame Point Property is fully leased to Facebook, Inc. (“Facebook”) and is expected to serve as the headquarters for its Oculus division. Oculus is a producer of virtual reality headsets and was acquired by Facebook in 2014 for approximately $2 billion.

Facebook has taken possession of the Burlingame Point Property, with the entire campus delivered as of April 1, 2020. The landlord’s required work with respect to the premises was completed (subject to certain ongoing punch list items) as of November 19, 2020. Facebook is currently building out its space and is not yet in occupancy. The tenant is expected to take occupancy of buildings 1 and 2 in June 2021, and temporary certificates of occupancy have been obtained for building 3, floors 3 through 8 of building 4, and the amenity building.

Facebook’s lease commenced with respect to buildings 1 and 2 on November 19, 2020 and with respect to buildings 3 and 4 and the amenity building on April 1, 2021. Facebook is currently in a free rent period, and the tenant is entitled to a rent credit in the amount of $7,731,750, which will be applied to rent starting at the expiration of the first free rent period for the project. Following the free rent periods, Facebook is expected to commence paying full rent on July 11, 2021 with respect to building 1; January 11, 2022 with respect to building 2; May 8, 2022 with respect to building 3; November 7, 2022 with respect to building 4; and November 7, 2021 with respect to the amenity space, subject to the application of the rent credit. We cannot assure you Facebook will begin paying rent as expected or at all.

Facebook has no contraction or termination options during the initial lease term (other than for casualty or condemnation and with respect to a certain space of up to 2,000 square feet). Facebook has the right to reduce the leased space upon renewal so long as it will continue to lease at least certain minimum space (i.e., Facebook must occupy at least buildings 1 and 2 or buildings 3 and 4, in addition to any other buildings at the premises, and may include the amenity space). In addition, Facebook recently announced plans to expand its work from home policy to allow a significant portion of its employees to work from home permanently, even after the COVID-19 pandemic subsides. We cannot assure you that Facebook’s buildout will be completed or that each leased space will be occupied, or that rent will commence as expected or at all.

COVID-19 Update. As of May 14, 2021, the Burlingame Point Whole Loan is not subject to any modification or forbearance request. Rent has not yet commenced on the sole tenant’s lease.

The following table presents certain information relating to the tenancy at the Burlingame Point Property:

Sole Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Sole Tenant
Facebook(1)	NR/NR/NR	805,118	100.0%	$58.09	$46,769,305	100.0%	1/31/2033	2, 8-year	N
Occupied Collateral Total		805,118	100.0%	$58.09	$46,769,305	100.0%

Vacant Space		0	0.0%

Collateral Total		805,118	100.0%

(1)	Facebook is currently in a free rent period with an expected rent commencement date of July 11, 2021 with respect to building 1; January 11, 2022 with respect to building 2; May 8, 2022 with respect to building 3; November 7, 2022 with respect to building 4; and November 7, 2021 with respect to the amenity space. Following the termination of the rent abatement periods, Facebook has a rent credit of $7,731,750. We cannot assure you rent will commence as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The following table presents certain information relating to the lease rollover schedule at the Burlingame Point Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	805,118	100.0%	805,118	100.0%	$46,769,305	100.0%	$58.09
Vacant	0	0	0%	805,118	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	805,118	100.0%			$46,769,305	100.0%	$58.09

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Burlingame Point Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/1/2021(2)
NAP	NAP	NAP	NAP	100.0%

(1)	The Burlingame Point Property was built in 2021.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Burlingame Point Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$46,769,305	69.0%	$58.09
Contractual Rent Steps(3)	11,223,337	16.6	13.94
Gross Potential Rent	$57,992,642	85.6%	$72.03
Expense Reimbursements	9,766,869	14.4	12.13
Net Rental Income	$67,759,510	100.0%	$84.16
(Vacancy & Credit Loss)(4)	(1,621,565)	(2.4)	(2.01)
Effective Gross Income	$66,137,945	97.6%	$82.15

Total Operating Expenses	$10,736,605	16.2%	$13.34

Net Operating Income	$55,401,340	83.8%	$68.81
Replacement Reserves	161,024	0.2	0.20
TI/LC	373,279	0.6	0.46
Net Cash Flow	$54,867,037	83.0%	$68.15

NOI DSCR(5)	4.77x
NCF DSCR(5)	4.72x
NOI Debt Yield(5)	14.6%
NCF Debt Yield(5)	14.4%

(1)	Prior historical operating statements are not applicable, as the Burlingame Point Property was built in 2021.

(2)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.

(3)	The Contractual Rent Steps reflect the present value of contractual rent steps through December 2032.

(4)	The underwritten economic vacancy is 2.4%. The Burlingame Point Property was 100.0% leased as of June 1, 2021.

(5)	Metrics shown are based on the Burlingame Point Senior Loan.

Appraisal. According to the appraisal, the Burlingame Point Property had a “Hypothetical As If Stabilized” appraised value of $1,000,000,000 as of January 14, 2021, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as building 3, building 4 and the amenity space is February 1, 2021. The appraisal also concluded to an “as-is” appraised value of $900,000,000. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 20, 2021, there was no evidence of any recognized environmental conditions at the Burlingame Point Property.

Market Overview and Competition. The Burlingame Point Property is located in Burlingame, San Mateo County, California. California Route 92 and U.S. Route 101 provide access to the Burlingame Point Property from the greater San Francisco metro area. The Burlingame Point Property has nearby access to public transportation such as buses. The nearest bus stop is located at Airport/Bayview, which is within a five-minute walk from the Burlingame Point Property. The nearest commercial airport is San Francisco International Airport, which is approximately 5.2 miles from the Burlingame Point Property.

According to the appraisal, the Burlingame Point Property is situated within the Burlingame submarket of the Mid-Peninsula metro area. As of the third quarter of 2020, the submarket reported total inventory of approximately 1.9 million square feet with a 20.2% vacancy rate and average asking rent of $67.20 per square foot. As of the same period, the submarket reported inventory under construction of 998,491 square feet. The appraiser concluded to a market rent of $61.20 per square foot for the Burlingame Point Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Burlingame Point Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$61.20
Lease Term (Years)	10
Lease Type (Reimbursements)	Triple Net
Rent Increase Projection	3.0%/year

(1)	Information obtained from the appraisal.

Escrows.

Tax Reserve - On each payment date during the continuance of a Burlingame Point Trigger Period (as defined below) or the ARD Period, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period.

Insurance Reserve - On each payment date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next 12-month period.

Ground Rents - On each payment date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12th of the ground rents due under the municipal lease with the State of California acting through the State Lands Commission (see “Municipal Lease” below) that the lender reasonably estimates will be payable during the next 12 months.

Unfunded Obligations - At loan origination, the borrower deposited $122,730,124 into a reserve for certain unfunded obligations, including rent abatement and credits, tenant improvements, property taxes and general contractor costs and retainage.

For so long as the amount of unfunded obligations is greater than zero, the unfunded obligations reserve shall be maintained by the lender. The borrower is permitted, at its option, to deposit amounts into such reserve for purposes including those set forth in the definition of Burlingame Point Trigger Period (Level 2) (as defined below) or any free rent under a replacement lease.

Capital Expenditures Reserve - On each payment date during the continuance of a Burlingame Point Trigger Period or during the ARD Period, if and to the extent the amount on deposit therein is less than $32,205, the borrower is required to fund a capital expenditure reserve in the amount of $1,342.

TI/LC Reserve - On each payment date during a Burlingame Point Trigger Period or during the ARD Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $100,640.

Excess Cash Flow Reserve - During a Burlingame Point Trigger Period (Level 2) only, the lender is required to reserve any excess cash flow (subject to a cap of $40,255,900 (the “Cap Amount”)(as long as no event of default is continuing)) after payment of operating expenses and capital expenditures, debt service, Burlingame Point Mezzanine Loan debt service (other than Burlingame Point Mezzanine Loan principal after the ARD) and the reserves described above (“Excess Cash Flow”). Unless an event of default is continuing, but not more than once per month, the lender will make excess cash flow that has been reserved by the lender available to the borrower for payment of tenant improvements and leasing commissions in connection with a new lease or lease extension.

Lockbox and Cash Management. The Burlingame Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct all tenants of the Burlingame Point Property to deposit all rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Burlingame Point Property and all other money received by the borrower or the property manager with respect to the Burlingame Point Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During a Burlingame Point Trigger Period (Level 1) (as defined below), provided the ARD Period has not commenced, the lender is required to release any Excess Cash Flow to the lender under the Burlingame Point Mezzanine Loan.

During a Burlingame Point Trigger Period (Level 2) (as defined below), provided the ARD Period has not commenced, the lender is required to deposit any Excess Cash Flow to the Excess Cash Flow Reserve (subject to the Cap Amount).

During the continuance of an ARD Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan until the outstanding principal balance has been reduced to zero, then to any Excess Interest until the Excess Interest has been reduced to zero and then to any other indebtedness due under the Burlingame Point Whole Loan until the other indebtedness has been reduced to zero.

A “Burlingame Point Trigger Period” means a Burlingame Point Trigger Period (Level 1) or a Burlingame Point Trigger Period (Level 2).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

A “Burlingame Point Trigger Period (Level 1)” will exist if any of the following occurs and continues: (A) Facebook goes dark with respect to, or vacates, 50% or more of the premises demised under the Facebook lease as of the loan origination date, unless the Facebook lease remains in full force and effect, no Facebook Event (as defined below) exists, and Facebook then has a market capitalization of at least $250 billion or has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies or (B) Facebook has a market capitalization of less than $100 billion, unless Facebook then has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies.

A “Burlingame Point Trigger Period (Level 2)” will exist if (i) the net operating income of the Burlingame Point Property falls below $36,639,655 determined as of the first day of any fiscal quarter, until net operating income is equal to or exceeds $36,639,655 and if the financial reports required by the loan documents have not been delivered to the lender, a Burlingame Point Trigger Period (Level 2) will be deemed to commence and continue until such reports are delivered and confirm no Burlingame Point Trigger Period (Level 2) exists, (ii) if a Facebook Event has occurred until such Facebook Event is cured or the space leased to Facebook is re-tenanted in accordance with the loan documents, the tenant has commenced paying rent and all associated costs have been paid or reserved with the lender, or (iii) if there is an event of default under the mezzanine loan, until such event of default is cured. A Burlingame Point Trigger Period (Level 2) under clause (i) will not result solely by reason of the initial free rent period under the Facebook lease.

A “Facebook Event” means the occurrence of either of the following: (i) a monetary or material non-monetary event of default under the Facebook lease beyond any applicable grace or cure period or (ii) a bankruptcy or insolvency of Facebook.

Property Management. The Burlingame Point Property is currently managed by Burlingame Point Property Management LLC, an affiliate of the borrower. Under the related loan documents, the Burlingame Point Property is required to be managed by (i) for so long as it is an affiliate of the borrower sponsor, Burlingame Point Property Management LLC, (ii) the borrower sponsor, (iii) any affiliate of the borrower sponsor, or (iv) any other property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the replacement manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Burlingame Point Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Burlingame Point Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the Burlingame Point Whole Loan, Athene Annuity and Life Company made a $130,000,000 mezzanine loan (the “Burlingame Point Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The maturity date of the Burlingame Point Mezzanine Loan is July 6, 2030, which is the ARD of the Burlingame Point Mortgage Loan. The Burlingame Point Mezzanine Loan accrues interest at a fixed per annum rate equal to 4.50000% and has a three-year interest only period, after which the Burlingame Point Mezzanine Loan amortizes on a schedule such that it fully amortizes by its maturity date. During any Burlingame Point Trigger Period, the mezzanine borrower will be required to reserve in the mezzanine-level excess cash flow reserve account all excess cash flow after payment of interest under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan, approved operating expenses, and all other sums then due and payable under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan and all required reserves under the Burlingame Point Whole Loan (including during a Burlingame Point Trigger Period (Level 2), deposits into the Burlingame Point Whole Loan Excess Cash Flow Reserve up to the Cap Amount) (“Burlingame Point Mezzanine-Level Excess Cash”). Burlingame Point Mezzanine-Level Excess Cash may, at mezzanine borrower’s election, either (i) be held by mezzanine lender as additional collateral, (ii) provided no Burlingame Point Mezzanine Loan event of default is continuing, be applied toward operating expense shortfalls, or (iii) provided no Burlingame Point Mezzanine Loan or Burlingame Point Whole Loan event of default is continuing, be applied as prepayment of the Burlingame Point Mezzanine Loan (which prepayment will not require payment of yield maintenance). The lenders of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan entered into an intercreditor agreement that provides the mezzanine lender customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Municipal Lease. Pursuant to a municipal lease, the State of California, acting through the State Lands Commission, leases rights of way over three adjacent parcels of land to the borrower. Each parcel has been, or will be, developed with improvements for which the borrower has certain maintenance obligations. The parcels are not necessary for access to the Burlingame Point Property as the property is served by public roads. In the case of one parcel, known as Fisherman’s Park, the borrower is seeking an amendment to the municipal lease to eliminate the borrower’s obligation to finalize the construction of improvements on the parcel in exchange for a one-time cash payment to the State Lands Commission. The borrower reserved $419,640 in the Unfunded Obligations Reserve at origination for the anticipated costs and will be responsible for funding any amounts in excess of the reserved amount if the amendment is executed. If the State Lands Commission consents, the leasehold interests in the rights of way will become collateral for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

Burlingame Point Whole Loan. The leasehold interests were not attributed any value for purposes of underwriting or the appraised value.

Right of First Offer. Facebook has a right of first offer (“ROFO”) to purchase the Burlingame Point Property. The ROFO is not extinguished by a foreclosure of the property; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Burlingame Point Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Burlingame Point Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Summerhill Pointe Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$60,000,000		Location:	Las Vegas, NV
	Cut-off Date Balance:	$60,000,000		Size:	576 Units
	% of Initial Pool Balance:	5.8%		Cut-off Date Balance Per Unit:	$104,167
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$104,167
	Borrower Sponsors:	Sho Nakatani and Shin Nakatani		Year Built/Renovated:	1988/2020
	Guarantors:	New NAC, Inc. and Sho Nakatani		Title Vesting:	Fee
	Mortgage Rate:	3.5480%		Property Manager:	B&R Property Management, Inc.
	Note Date:	May 11, 2021		Current Occupancy (As of):	95.8% (4/7/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	94.6%
	Maturity Date:	June 1, 2031		YE 2019 Occupancy:	94.6%
	IO Period:	120 months		YE 2018 Occupancy:	95.5%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	95.3%
	Amortization Term (Original):	0 months		Appraised Value(2):	$115,600,000
	Loan Amortization Type:	Interest only		Appraised Value Per Unit(2):	$200,694
	Call Protection:	L(24),D(92),O(4)		Appraisal Valuation Date:	March 10, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (3/31/2021):	$4,914,574
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$4,934,206
				YE 2019 NOI:	$5,285,748
				YE 2018 NOI:	$4,843,571
				U/W Revenues:	$8,276,747
				U/W Expenses:	$3,022,467
				U/W NOI:	$5,254,280
Escrows and Reserves(1)				U/W NCF:	$5,110,280
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.43x / 2.37x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.5%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.5%
Replacement Reserve	$415,508	Springing	NAP	Cut-off Date LTV Ratio:	51.9%
				LTV Ratio at Maturity:	51.9%

Sources and Uses
Sources			Uses
Original Loan Amount	$60,000,000	100.0%	Loan Payoff	$39,988,253	66.6%
			Return of Equity	18,700,696	31.2
			Closing Costs	895,543	1.5
			Reserves	415,508	0.7
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	While the Summerhill Pointe Apartments Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Summerhill Pointe Apartments Mortgage Loan more severely than assumed in the underwriting of the Summerhill Pointe Apartments Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Summerhill Pointe Apartments Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $60,000,000. The Summerhill Pointe Apartments Mortgage Loan is secured by a first priority fee mortgage encumbering a 576-unit multifamily property located in Las Vegas, Nevada (the “Summerhill Pointe Apartments Property”). The Summerhill Pointe Apartments Property was previously securitized in the MSBAM 2015-C20 transaction.

The Borrower and Borrower Sponsors. The borrower is Nakatani America & Co., a Nevada corporation (the “Summerhill Pointe Apartments Borrower”). Legal counsel to the Summerhill Pointe Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Summerhill Pointe Apartments Mortgage Loan. The borrower sponsors are Sho Nakatani and Shin Nakatani, and the non-recourse carveout guarantors of the Summerhill Pointe Apartments Mortgage Loan are New NAC, Inc. and Sho Nakatani. The equity ownership in the Summerhill Pointe Apartments Borrower is wholly held by Nakatani Honten & Company, a Japanese corporation, which is owned by Sho Nakatani (50.0%) and Shin Nakatani (50.0%), both Japanese citizens. Sho Nakatani has ownership in several entities in the United States and Japan, including a lumber company and manufacturing building in Kochi, Japan and an apartment property in Shinagawa, Tokyo, Japan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

The Nakatanis acquired the Summerhill Pointe Apartments Property in 1988 and have successfully owned and operated the Summerhill Pointe Apartments Property for the past 33 years. Since 2015, the borrower sponsors have invested approximately $4.6 million in capital improvements to the Summerhill Pointe Apartments Property, including, among others, new asphalt pavement, flooring and baseboard replacement, landscaping and fertilization system, appliances, HVAC, and lighting.

COVID Update. As of April 15, 2021, the Summerhill Pointe Apartments Property is open and operating with 97.4% of tenants by number of units and 97.0% of tenants by base rent having paid their full April 2021 rent payments. The Summerhill Pointe Apartments Property remains 95.8% occupied as of April 7, 2021. The first debt service payment on the Summerhill Pointe Apartments Mortgage Loan is due in July 2021 and, as of June 2, 2021, the Summerhill Pointe Apartments Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Property. The Summerhill Pointe Apartments Property is a 576-unit multifamily property located in Las Vegas, Nevada. The garden-style community was developed in 1988 and includes a total of 45 apartment buildings, a clubhouse/leasing office, one maintenance building and two pool buildings. Since 2018, the Summerhill Pointe Apartments Property has received $3.2 million in capital improvements ($5,619 per unit), which included new asphalt pavement, new paint, and replacement of appliances.

The Summerhill Pointe Apartments Property was developed on a 26.2 acre site and offers several community amenities including three swimming pools, two spas, a fitness room, a clubhouse with tenant lounge, a pet spa, an outdoor lounge and barbecue areas, and 1,105 surface and covered parking spaces (approximately 1.9 spaces per unit). The 576 units consist of one, two, and three-bedroom units. Of the 576 units, 160 are one-bedroom/one-bathroom units that average 703 square feet of net rentable area, 144 are two-bedroom/two-bathroom units that average 1,069 square feet of net rentable area, 144 are two-bedroom/two-bathroom units that average 1,133 square feet of net rentable area, and 128 are three-bedroom/two-bathroom units that average 1,109 square feet of net rentable area. The Summerhill Pointe Apartments Property also contains eight Section 8 units. Unit amenities include patios or balconies, walk-in closets, stainless steel appliances in select units and a washer/dryer in every unit.

The following table presents certain information relating to the unit mix at the Summerhill Pointe Apartments Property:

Unit Mix(1)

Unit Mix/Type	Units	% Occupied	Average SF per Unit(2)	Total SF	Annual Average Rent per SF	Monthly Average Rent per Unit	Annual Market Rent per SF(2)	Monthly Market Rent per Unit(2)
One Bedroom	160	95.0%	703	112,480	$16.75	$981	$17.50	$1,025
Two Bedroom Small	144	97.9%	1,069	153,936	$12.85	$1,145	$13.70	$1,220
Two Bedroom Large	144	95.8%	1,133	163,152	$13.30	$1,256	$13.77	$1,300
Three Bedroom	128	94.5%	1,109	141,952	$14.52	$1,342	$15.58	$1,440
Total/Wtd. Avg.	576	95.8%	992	571,520	$14.16	$1,171	$14.93	$1,235

(1)	Information obtained from the borrower rent roll dated April 7, 2021, unless specified otherwise.
(2)	Information obtained from the appraisal.

The Summerhill Pointe Apartments Property was 95.8% occupied as of April 7, 2021 and has maintained an average historical occupancy of 93% since 2006. The following table presents recent historical occupancy percentages at the Summerhill Pointe Apartments Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(2)	04/07/2021(3)
95.5%	94.6%	94.6%	95.8%
(1)	Information obtained from the Summerhill Pointe Apartments Borrower.
(2)	Information based on the 2020 underwritten occupancy.
(3)	Information obtained from the borrower rent roll dated April 7, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Summerhill Pointe Apartments Property:

Cash Flow Analysis

	2018	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per Unit
Gross Potential Rent	$7,371,194	$7,878,985	$7,863,406	$7,831,646	$8,101,488	106.4%	$14,065.08
(Concessions)	(49,539)	(12,021)	(2,542)	(2,844)	(21,336)	(0.3)	(37.04)
(Vacancy)(2)	(495,178)	(417,838)	(577,083)	(530,824)	(468,958)	(5.8)	(814.16)
Net Rental Income	$6,826,477	$7,449,126	$7,283,781	$7,297,978	$7,611,194	100.0%	$13,213.88
Other Income(3)	765,212	755,011	682,969	665,553	665,553	8.7	1,155.47
Effective Gross Income	$7,591,689	$8,204,137	$7,966,750	$7,963,531	$8,276,747	108.7%	$14,369.35

Real Estate Taxes	416,952	426,875	441,986	447,034	452,217	5.5	785.10
Insurance	99,785	107,832	148,028	156,239	115,200	1.4	200.00
Other Operating Expenses	2,231,381	2,383,682	2,442,530	2,445,684	2,455,050	29.7	4,262.24
Total Operating Expenses	$2,748,118	$2,918,389	$3,032,544	$3,048,957	$3,022,467	36.5%	$5,247.34

Net Operating Income	$4,843,571	$5,285,748	$4,934,206	$4,914,574	$5,254,280	63.5%	$9,122.01
Replacement Reserves	0	0	0	0	144,000	1.7	250.00
Net Cash Flow	$4,843,571	$5,285,748	$4,934,206	$4,914,574	$5,110,280	61.7%	$8,872.01

NOI DSCR	2.24x	2.45x	2.29x	2.28x	2.43x
NCF DSCR	2.24x	2.45x	2.29x	2.28x	2.37x
NOI Debt Yield	8.1%	8.8%	8.2%	8.2%	8.8%
NCF Debt Yield	8.1%	8.8%	8.2%	8.2%	8.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Concessions and Vacancy and (iii) percent of Effective Gross Income for all other fields.
(2)	The Summerhill Pointe Apartments Property was 95.8% occupied as of April 7, 2021.
(3)	U/W Other Income is comprised of various lease fees (approximately 58%) and utility reimbursement (42%).

Appraisal. The appraiser concluded an “as-is” Appraised Value for the Summerhill Pointe Apartments Property of $115,600,000 as of March 10, 2021.

Environmental Matters. The Phase I environmental site assessment dated March 17, 2021 recommended no further action at the Summerhill Pointe Apartments Property except for the implementation of an asbestos-containing material operations and maintenance plan.

Market Overview and Competition. The Summerhill Pointe Apartments Property is located at 9501 West Sahara Avenue, approximately 12 miles from the Las Vegas central business district and 9 miles from the Las Vegas Strip in Las Vegas, Nevada. Access to the neighborhood is provided by Interstate 215, a major arterial road that services the majority of the Las Vegas metro area. Public transportation in the area is provided by the RTC bus system, which has stops nearby along Sahara Avenue. Additionally, the Summerhill Pointe Apartments Property is located 18 miles from McCarran International Airport.

The Summerhill Pointe Apartments Property is located just south of the master-planned community known as Summerlin, which covers 22,500 acres and is home to 9 golf courses, 22 public and private schools, 150 parks, over 150 miles of walking trails, a business center, shopping centers, and medical facilities.

According to the appraisal, the Summerhill Pointe Apartments Property is in the West submarket of the Las Vegas multifamily market. As of the fourth quarter of 2020, the submarket had an inventory of 28,126 units with an average asking rent per unit of $1,512 and a vacancy rate of 4.0%. Major employers in the area include Red Rock Casino Resort and Spa, Suncoast Hotel and Casino, Downtown Summerlin and Summerlin Hospital Medical Center. Downtown Summerlin is home to City National Arena, the practice facility for the Las Vegas Golden Knights NHL hockey team, and Las Vegas Ballpark, home to the Las Vegas Aviators minor-league baseball team.

According to the appraisal, the estimated 2020 population within a one- three- and five-mile radius of the Summerhill Pointe Apartments Property was 23,536, 152,772 and 366,825, respectively. The estimated 2020 average household income within the same radii was $97,389, $104,054 and $95,623, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to comparable rental properties to the Summerhill Pointe Apartments Property:

Comparable Rental Properties(1)

	Summerhill Pointe Apartments Property(2)	Reflections at the Lakes	Breakers	Allanza at The Lakes	Village at Desert Lakes	Crystal Cove	Avery Villas	Summerlin Entrada
Year Built	1988	1989	1989	1985	1990	1989	1992	1987
Number of units	576	326	400	896	184	444	344	352
Distance from Subj. (miles)	-	0.6	0.7	1.6	1.7	1.7	2.3	5.8
Occupancy	95.8%	98%	94%	95%	96%	97%	96%	97%
Average Unit size (SF):
- 1-BR	703	707	714	703	717	661	754	720
- 2-BR	1,101	1,005	1,035	923	1,043	918	1,021	1,013
- 3-BR	1,109	NAP	NAP	1,109	1,265	1,109	1,142	1,211
Average Monthly Rent per Unit:
- 1-BR	$981	$1,257	$1,115	$1,160	$1,221	$1,295	$1,124	$945
- 2-BR	$1,201	$1,389	$1,268	$1,299	$1,423	$1,378	$1,334	$1,080
- 3-BR	$1,342	NAP	NAP	$1,635	$1,513	$1,661	$1,553	$1,345
Average Annual Rent per SF:
- 1-BR	$16.75	$21.34	$18.73	$19.80	$20.44	$23.51	$17.88	$15.75
- 2-BR	$13.08	$16.58	$14.70	$16.89	$16.37	$18.01	$15.68	$12.80
- 3-BR	$14.52	NAP	NAP	$17.69	$14.35	$17.97	$16.32	$13.33

(1)       Information obtained from the appraisal.

(2)       Rent and occupancy for the Summerhill Pointe Apartments Property is based on the borrower rent roll as of April 7, 2021.

Escrows.

Real Estate Taxes – Commencing upon the occurrence of a Cash Sweep Period (as defined below), the Summerhill Pointe Apartments Borrower will be required to make monthly deposits in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – If the Summerhill Pointe Apartments Property is no longer covered by a blanket insurance policy, the Summerhill Pointe Apartments Borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – The Summerhill Pointe Apartments Loan documents provide for an upfront reserve of $415,508 for replacement reserves. Commencing upon the occurrence of a Cash Sweep Period, the Summerhill Pointe Apartments Borrower will be required to make monthly deposits of $13,920 for replacements reserves.

Lockbox and Cash Management. The Summerhill Pointe Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period or an event of default, the Summerhill Pointe Apartments Borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Summerhill Pointe Apartments Property are required to be deposited by the Summerhill Pointe Apartments Borrower. All funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed in accordance with the Summerhill Pointe Apartments Mortgage Loan documents. Also, during a Cash Sweep Period all excess cash is required to be collected by the lender and held as additional security for the Summerhill Pointe Apartments Mortgage Loan.

A “Cash Sweep Period” will commence when the amortizing debt service coverage ratio is less than 1.25x (tested quarterly) and continue until the amortizing debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Summerhill Pointe Apartments Property is managed by B&R Property Management, Inc., a full-service management with a portfolio of 21 multifamily properties consisting of 3,500 units in the greater Las Vegas market.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Summerhill Pointe Apartments Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Summerhill Pointe Apartments Property and business interruption insurance for 18 months with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Three Constitution Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$58,000,000		Location:	Washington, DC
	Cut-off Date Balance(1):	$58,000,000		Size:	348,697 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF(1):	$275.31
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$275.31
	Borrower Sponsors:	MetLife, Inc. and Norges Investment Management		Year Built/Renovated:	2013/NAP
	Guarantor(2):	ConSquare Office Three Owner, LLC		Title Vesting:	Fee
	Mortgage Rate:	2.5785%		Property Manager:	StonebridgeCarras Management, LLC
	Note Date:	May 14, 2021		Current Occupancy (As of)(7):	100.0% (6/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	100.0%
	Anticipated Repayment Date(3):	May 1, 2031		YE 2019 Occupancy:	100.0%
	Maturity Date(3):	February 1, 2032		YE 2018 Occupancy:	100.0%
	IO Period:	119 months		YE 2017 Occupancy(:	100.0%
	Loan Term (Original/ARD)(3):	119 months		As-Is Appraised Value(7)(8):	$222,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$636.66
	Loan Amortization Type(3):	Interest only - ARD		As-Is Appraisal Valuation Date:	April 14, 2021
	Call Protection(4):	L(24),D(88),O(7)		Underwriting and Financial Information(7)
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI:	NAV
	Additional Debt(1)(5):	Yes		YE 2020 NOI:	$13,279,246
	Additional Debt Type (Balance) (1)(5):	Pari Passu ($38,000,000)		YE 2019 NOI:	$11,764,878
		Future Mezzanine		YE 2018 NOI:	NAV
				U/W Revenues:	$18,149,768
				U/W Expenses:	$5,671,523
Escrows and Reserves(6)				U/W NOI:	$12,478,245
	Initial	Monthly	Cap	U/W NCF:	$12,391,070
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.97x / 4.94x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.9%
Replacement Reserve	$0	Springing	$174,349	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.0% / 12.9%
TI/LC Reserve	$0	Springing	Yes(6)	Cut-off Date LTV Ratio(1):	43.2%
USDOJ Lump Sum Payment Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	43.2%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$96,000,000	100.0%	Return of Equity(9)	$92,860,229	96.7%
			Closing Costs	3,139,771	3.3

Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Three Constitution Square Whole Loan (as defined below).
(2)	There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Three Constitution Square Whole Loan. While the Three Constitution Square Borrower (as defined below) is obligated under the non-recourse carveout provisions, no separate guaranty was executed by the Three Constitution Square Borrower.
(3)	The Three Constitution Square Whole Loan has an initial term of 119 months to the anticipated repayment date (“ARD”) of May 1, 2031, with a final maturity date of February 1, 2032. Prior to the ARD, the Three Constitution Square Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the Three Constitution Square Whole Loan has been paid in full, or until the final maturity date of February 1, 2032, whichever event occurs first, the Three Constitution Square Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the Three Constitution Square Whole Loan will be collected by the lender (see “The Mortgage Loan” below).

(4)	Defeasance of the Three Constitution Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Three Constitution Square Whole Loan to be securitized and (b) May 14, 2024. The assumed prepayment lockout period of 24 payments is based on the scheduled closing date of this transaction in June 2021.

(5)	See “Subordinate and Mezzanine Indebtedness” section below.

(6)	See “Escrows” section.

(7)	While the Three Constitution Square Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Three Constitution Square Whole Loan more severely than assumed in the underwriting of the Three Constitution Square Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	The appraisal also provided a “Hypothetical As If Dark” value of $134,000,000 as of April 14, 2021, which value would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $384.29, 71.6% and 71.6%, respectively, based on the principal balance of the Three Constitution Square Whole Loan.

(9)	The Three Constitution Square Borrower Sponsors acquired the Three Constitution Square Property (as defined below) and the adjacent development parcel in January 2016 for approximate acquisition and development cost of $462.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, DC 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The mortgage loan (the “Three Constitution Square Mortgage Loan”) is part of a whole loan (the “Three Constitution Square Whole Loan”) evidenced by two pari passu senior promissory notes in the aggregate original principal amount of $96,000,000. The Three Constitution Square Whole Loan is secured by a first priority fee mortgage encumbering a 348,697 square foot office building located in Washington, D.C. (the “Three Constitution Square Property”). The Three Constitution Square Mortgage Loan is evidenced by Note A-1 with an original principal amount of $58,000,000. Note A-2 is currently held by Bank of America, National Association, and is expected to be contributed to one or more future securitization trusts. The Three Constitution Square Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Three Constitution Square Whole Loan has an initial term of 119 months to an anticipated repayment date (“ARD”) of May 1, 2031. Prior to the ARD, the Three Constitution Square Whole Loan will accrue interest at a rate equal to 2.5785% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the Three Constitution Square Whole Loan and all accrued interest has been paid in full, or until the final maturity date of February 1, 2032, whichever event occurs first, the Three Constitution Square Whole Loan will accrue interest at a rate equal to 2.50% plus the Initial Interest Rate (the “Extension Rate”), and all excess cash flow from the Three Constitution Square Property will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the Three Constitution Square Whole Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the Three Constitution Square Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Three Constitution Square Whole Loan.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,000,000	$58,000,000	BANK 2021-BNK34	Yes
A-2	$38,000,000	$38,000,000	Bank of America, National Association	No
Total	$96,000,000	$96,000,000

The Borrower and Borrower Sponsors. The borrower is ConSquare Office Three Owner, LLC (the “Three Constitution Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Three Constitution Square Whole Loan.

The borrower sponsors are MetLife, Inc. (“MetLife”) and Norges Bank Investment Management (“NBIM”), who are also the borrower sponsors for the Four Constitution Square Mortgage Loan.

MetLife is a global leader in real estate investments. MetLife Investment Management (“MIM”) has been involved in the real estate business since 1878 as a mortgage lender, developer and owner. As of September 30, 2020, MIM’s real estate platform managed a portfolio of approximately $104 billion invested in real estate products including commercial mortgages and equities.

NBIM manages the Norwegian Government Pension Fund Global, which is invested in international equity, fixed-income markets, and real estate. As of September 30, 2020, NBIM manages assets worth approximately $1.3 trillion, of which approximately $34.5 billion is invested in unlisted real estate.

MetLife and NBIM established a partnership in 2013, with a focus on office assets located in major market central business districts throughout the United States. As of September 30, 2020, the joint venture has invested in six Class A office buildings located in Boston, San Francisco and Washington, DC.

The Property. The Three Constitution Square Property is a 348,697 square foot, 12-story, Class A, LEED Platinum office building with a ground floor retail component. The Three Constitution Square Property was built in 2013 on a 0.99-acre site, within the larger Constitution Square development in the NoMa area of Washington, D.C. Constitution Square is a 2.5 million square foot mixed-use development consisting of four Class A office buildings, a 440-unit multifamily property, a 50,000 square foot Harris Teeter grocery store and a 204-room Hilton Garden Inn.

The Three Constitution Square Property features a 3-level subterranean parking garage that includes 250 parking spaces (0.72 spaces per 1,000 square feet), a fitness center, tenant lounge, rooftop terrace, landscaped interior courtyards, and food service.

The Three Constitution Square Property is 100% leased, with 99.0% of the net rentable area leased to the United States General Services Administration (“GSA”) for use by the US Department of Justice (“USDOJ”). On the first floor, the Three Constitution Square Property is connected to the adjacent Four Constitution Square (which secures the Four Constitution Square Mortgage Loan), which was built-to-suit for the USDOJ. The USDOJ also leases the majority of the net rentable area at Two Constitution Square, as part of a consolidation of its office space into the Constitution Square development.

The remaining 1.0% of net rentable area at the Three Constitution Square Property is comprised of 3,317 square feet of retail space, currently leased to DVA Federal Credit Union and Dunkin’ Donuts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, DC 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

COVID-19 Update. The first debt service payment on the Three Constitution Square Whole Loan is due in July 2021 and, as of May 11, 2021, the Three Constitution Square Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 11, 2021, the borrower sponsors have reported that 100% of tenants by net rentable area and 100% of tenants by underwritten base rent have paid their full April and May 2021 rent payments.

Major Tenant.

USDOJ (345,380 square feet, 99.0% of net rentable area; 99.1% of underwritten base rent). The USDOJ (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a federal executive department of the United States government responsible for the enforcement of the law and administration of justice. Several federal law enforcement agencies are administered by the USDOJ including the Federal Bureau of Investigation and the Drug Enforcement Administration. The department is headed by the Attorney General and employs over 115,000 attorneys, correctional officers, agents and others. The USDOJ is headquartered approximately 2 miles from the Three Constitution Square Property at the Robert F. Kennedy Department of Justice Building, near the National Mall.

The USDOJ’s 15-year lease commenced on February 11, 2017 and expires on February 10, 2032. The lease requires current annual rent of $49.25 per square foot (“PSF”) and remains flat through the lease term. The USDOJ lease does not contain extension or termination options. The USDOJ has received a tenant improvement allowance of $14,199,846, which is repaid monthly over the Three Constitution Square Whole Loan term as additional rent in the amount of $78,888.03 ($2.74 PSF annually) (“the USDOJ Amortized TI Rent Amount”). The USDOJ reportedly invested an additional $7.0 million toward the improvement of its office space.

The following table presents certain information relating to the tenancy at the Three Constitution Square Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Office
USDOJ	AAA/Aaa/AA+	345,380	99.0%	$49.25(3)	$17,010,589(3)	99.1%	2/10/2032	N

Retail
DVA Federal Credit Union	NR/NR/NR	1,880	0.5%	$46.09	$86,649	0.5%	6/30/2026	N
Dunkin’	NR/NR/NR	1,437	0.4%	$49.50	$71,132	0.4%	12/31/2024	N
Retail Subtotal		3,317	1.0%	$47.57	$157,781	0.9%

Collateral Total		348,697	100.0%	$49.24	$17,168,370	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent for USDOJ includes the USDOJ Amortized TI Rent Amount.

The following table presents certain information relating to the lease rollover schedule at the Three Constitution Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	1,437	0.4%	1,437	0.4%	$71,132	0.4%	$49.50
2025	0	0	0.0%	1,437	0.4%	$0	0.0%	$0.00
2026	1	1,880	0.5%	3,317	1.0%	$86,649	0.5%	$46.09
2027	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2028	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2029	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2030	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2031	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
Thereafter	1	345,380	99.0%	348,697	100.0%	$17,010,589	99.1%	$49.25
Vacant	0	0	0.0%	348,697	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	3	348,697	100.0%			$17,168,370	100.0%	$49.24
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, DC 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

The following table presents historical occupancy percentages at the Three Constitution Square Property:

Historical Occupancy(1)

12/31/2017	12/31/2018	12/31/2019	12/31/2020	6/1/2021
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the tenant leases.

Cash Flow Analysis

	2019	2020	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$15,713,031	$17,165,847	$17,168,370	92.3%	$49.24
Reimbursements	256,650	579,575	582,698	3.1	1.67
Other Income(3)	819,790	822,195	842,476	4.5	2.42
Net Rental Income	$16,789,471	$18,567,617	$18,593,544	100.0%	$53.32
(Vacancy & Concessions)	0	0	(443,777)	(2.6)	(1.27)
Effective Gross Income	$16,789,471	$18,567,617	$18,149,767	97.6%	$52.05

Real Estate Taxes	2,504,653	2,694,525	2,843,809	15.7	8.16
Insurance	78,270	115,452	96,799	0.5	0.28
Other Operating Expenses	2,441,670	2,478,394	2,730,915	15.0	7.83
Total Operating Expenses	$5,024,593	$5,288,371	$5,671,523	31.2%	$16.26

Net Operating Income	$11,764,878	$13,279,246	$12,478,245	68.8%	$35.79
Replacement Reserves	0	0	87,174	0.5	0.25
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$11,764,878	$13,279,246	$12,391,070	68.3%	$35.54

NOI DSCR(4)	4.69x	5.29x	4.97x
NCF DSCR(4)	4.69x	5.29x	4.94x
NOI Debt Yield(4)	12.3%	13.8%	13.0%
NCF Debt Yield(4)	12.3%	13.8%	12.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Gross Potential Rent is based on the in-place rent roll and includes the USDOJ Amortized TI Rent Amount.
(3)	U/W Other Income includes parking income of $784,476. Parking at the Three Constitution Square Property is 100% leased to the USDOJ.
(4)	Debt service coverage ratios and debt yields are based on the Three Constitution Square Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Three Constitution Square Property of $222,000,000 as of April 14, 2021. The appraisal also provided a “Hypothetical As If Dark” value of $134,000,000 as of April 14, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $384.29, 71.6% and 71.6%, respectively, based on the principal balance of the Three Constitution Square Whole Loan.

Environmental Matters. The Phase I environmental site assessment dated April 16, 2021, recommended no further action at the Three Constitution Square Property. According to available historical sources, the Three Constitution Square Property was formerly developed with a coal yard and railroad pull-off station through the 1970s. Further, the Three Constitution Square Property was listed as a Recovered Government Archive Leaking Underground Storage Tank (“RGA LUST”) site in 2011 and 2012. Since the Three Constitution Square Property was redeveloped in 2013, the historical use and noted RGA LUST are considered to represent a historical recognized environmental condition and no further action is considered necessary.

Market Overview and Competition. The Three Constitution Square Property is located at 175 N Street Northeast, in Washington, D.C.’s NoMa district, part of the core downtown area of the city. According to the appraisal, NoMA has transitioned from a predominantly industrial area to a mixed-use neighborhood containing new office buildings, multifamily residential buildings and street-level retail with open space/parks abutting Union Station’s rail yard. A critical mass of government offices continue to be the primary driver for office demand in the area. Federal agencies with a significant presence in the area include the USDOJ, the Bureau of Alcohol Tobacco and Firearms and the Federal Energy Regulatory Commission. The Three Constitution Square Property is also proximate to the U.S. Capitol, Supreme Court, Securities and Exchange Commission headquarters and the Federal Communications Commission headquarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, DC 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

The Three Constitution Square Property is immediately adjacent to the NoMa-Gallaudet Metrorail Station, connecting the downtown area with suburban Montgomery County, Maryland. Prior to the COVID-19 pandemic, the NoMa/Gallaudet Station saw an average of 10,179 weekday riders.

Over the past 10 years, the NoMa office submarket inventory has increased by 23.4%, from 9.9 million square feet to 12.2 million square feet, with 3.1 million square feet of positive absorption and an increase in average asking rate from $46.55 PSF to $50.75 PSF. As of Q1 2021, the NoMa submarket had a vacancy rate of 6.2%, up slightly from the year-end 2020 vacancy of 5.5%, but well below the Washington D.C. office market vacancy of 13.1%, and the lowest of all Washington DC submarkets.

According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was 68,138, 397,057 and 800,152, respectively, and the estimated 2020 average household income within the same radii was $137,477, $133,654 and $125,922, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Three Constitution Square Property:

Market Rent Summary

	GSA Office	Retail
Market Rent (PSF)	$50.00 Gross	$49.50 Net
Lease Term (Years)	10	10
Rent Increase Projection	Flat	3.0% per annum
Source: Appraisal.

The following table presents recent comparable office sales data with respect to the Three Constitution Square Property:

Comparable Office Sales

Property Address	Submarket	Year Built/ Renovated	Total NRA (SF) / Stories	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
99 M 99 M Street SE	Capitol Riverfront	2018 / NAP	234,676 / 11	88%	Jan-20	$170,000,000 / $724	5.20%
One Constitution Square 1275 1st Street NE	NoMa	2010 / NAP	345,699 / 12	79%	Sept-19	$189,886,408 / $549	5.59%
Union Center Plaza 3 830 1st Street NE	NoMa	2001 / NAP	247,337 / 11	100%	Mar-19	$116,550,000 / $471	6.35%
Sentinel Square II 1050 1st Street NE	NoMa	2013 / NAP	289,524 / 12	94%	Dec-17	$165,900,000 / $573	5.40%
Two Independence Square 300 E Street SW	Southwest	1991 / 2013	605,897 / 9	100%	Jul-17	$359,600,000 / $594	5.44%

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, DC 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

The following table presents recent office leasing data at comparable properties with respect to the Three Constitution Square Property:

Comparable GSA Office Leases

Property Address	Submarket	Year Built	Total NRA (SF) / Stories	GSA Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent Steps per annum/TI PSF
Three Constitution Square 175 N Street Northeast	NoMa	2013	348,697 / 12	USDOJ	Feb-17 / 15.0	345,380	$49.24(1)	Flat / $41.11(2)
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	FAA (renewal)	Jan-21 / 15.0	65,734	$48.15	(3) / $0.00
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	NTSB (renewal)	Nov-20 / 5.0	159,870	$49.00	Flat / $0.00
Station Place 100 F Street NE	NoMa	2005	712,851 / 10	Securities and Exchange Commission (extension)	Mar-19 / 4.4	712,851	$42.70	Flat / $0.00
National Square 500 D Street SW	Southwest	2016	348,173 / 12	Agency for International Development	Mar-18 / 20.0	348,173	$49.75	Flat / $80.00
The Portals II 445 12th SW	Southwest	1997	602,350 / 8	Pension Benefit Guaranty Corporation	Dec-17 / 15.0	431,785	$49.00	Flat / $71.74
One Constitution Square 1275 1st Street NE	NoMa	2010	400,000 / 12	Peace Corps	Nov-17 / 15.0	173,000	$51.00	Flat / $46.74
Sentinel Square III 45 L Street NE	NoMa	2019	545,823 / 11	Federal Communications Commission	Dec-16 / 15.0	473,000	$48.00	Flat / $60.00
Union Center Plaza, Phase 4 888 1st Street NE	NoMa	1995	509,397 / 11	Federal Energy Regulatory Commission (renewal)	Jul-15 / 10.0	503,997	$49.95	Flat / $15.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.
(2)	USDOJ received a tenant improvement allowance of $14,199,846 ($41.11 PSF), which is repaid monthly over the Three Constitution Square Whole Loan term as additional rent in the amount equal to the USDOJ Amortized TI Rent Amount.
(3)	Rent increases in years 6 and 11 of the lease term.

Escrows.

Taxes – During a Cash Sweep Period (as defined below), the Three Constitution Square Borrower is required to deposit 1/12 of the annual estimated real estate taxes monthly, which reserve will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires.

Insurance – During a Cash Sweep Period, the Three Constitution Square Borrower is required to deposit 1/12 of the annual estimated insurance premiums monthly, which will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires.

Replacement Reserve – During a Cash Sweep Period, the Three Constitution Square Borrower is required to deposit $7,264.52 for replacements monthly, subject to a cap of $174,348.50 (the “Replacement Reserve Cap”), which reserve will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Three Constitution Square Borrower may provide a letter of credit in lieu of any cash deposit in the amount at least equal to the Replacement Reserve Cap less any amount in the replacement reserve account.

TI/LC Reserve – The Three Constitution Square Borrower is required to deposit any lease termination fees received in connection with any termination or modification, reduction of rents, shortening of term or surrender of space. The Three Constitution Square Borrower is also required, during a Cash Sweep Period, to deposit $29,058.08 monthly for tenant improvements and leasing commissions, subject to cap of $50 per available rentable square foot at the Three Constitution Square Property (the “TI/LC Reserve Cap”), which amounts will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Three Constitution Square Borrower may provide a letter of credit in lieu of any cash deposit in the amount at least equal to the TI/LC Reserve Cap less any amount in the TI/LC reserve account.

USDOJ Lump Sum Payment Reserve – The Three Constitution Square Borrower is required to deposit, within five business days of receipt, any lump sum payment received in connection with the USDOJ’s exercise of its right to repay the remaining unpaid amortized portion of the tenant improvement allowance. Except during a Cash Sweep Period, such funds shall be disbursed to the Three Constitution Square Borrower on a monthly basis in an amount equal to the USDOJ Amortized TI Rent Amount.

A “Cash Sweep Period” will occur during the existence of any of:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, DC 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

(a) an event of default until cured or waived by the lender;

(b) bankruptcy or insolvency of the Three Constitution Square Borrower;

(c) failure by the Three Constitution Square Borrower to repay the Three Constitution Square Whole Loan in full on or before the ARD;

(d) a Debt Yield Trigger (as defined below); or

(e) a Lease Sweep Period (as defined below).

During the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Three Constitution Square Whole Loan. Notwithstanding the foregoing, so long as 100% of the office space at the Three Constitution Square Property remains leased to the USDOJ and no monetary default by the USDOJ exists, no Cash Sweep Period will occur upon a Debt Yield Trigger or Lease Sweep Period.

A “Debt Yield Trigger” will commence when the trailing twelve month debt yield is less than 7.50% for two consecutive calendar quarters, and will end when the trailing twelve month debt yield is at least 7.50% for two consecutive quarters. Notwithstanding the foregoing, the Three Constitution Square Borrower may provide cash or a letter of credit in lieu of an excess cash sweep in the amount that, if applied to the outstanding principal balance of the Three Constitution Square Whole Loan, would result in a debt yield at least equal to 7.50%.

A “Lease Sweep Period” will occur during the existence of any of:

(a) the USDOJ (or its replacement tenant) terminating its lease or giving notice of its intent to terminate its lease;

(b) the USDOJ (or its replacement tenant) goes dark in more than 25% of its space, until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Three Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap;

(c) a default under the USDOJ (or its replacement tenant) lease, until such default is cured to the satisfaction of the lender;

(d) bankruptcy or insolvency action of the USDOJ (or its replacement tenant) until such action has terminated and the lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or

(e) 24 months prior to the USDOJ’s lease expiration date until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Three Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap.

A Lease Sweep Period will terminate upon the execution and delivery of an acceptable replacement lease.

Lockbox and Cash Management. The Three Constitution Square Whole Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period. Revenues from the Three Constitution Square Property are required to be deposited by tenants directly into the lockbox account. During the continuance of a Cash Sweep Period, funds shall be transferred on each business day to the lender-controlled cash management account and disbursed according to the Three Constitution Square Whole Loan documents.

Property Management. The Three Constitution Square Property is managed by StonebridgeCarras Management, LLC, an affiliate of Stonebridge, the developer of the Three Constitution Square Property.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The holders of the direct or indirect equity interests in the Three Constitution Square Borrower are permitted to incur future mezzanine debt secured by a pledge of 100% of such equity interests in the Three Constitution Square Borrower (a “Three Constitution Square Permitted Future Mezzanine Loan”); provided that, among other conditions: (i) no event of default has occurred and is continuing; (ii) the aggregate loan-to-value ratio of the Three Constitution Square Whole Loan and the Three Constitution Square Permitted Future Mezzanine Loan (collectively, the “Three Constitution Square Total Debt”) is less than or equal to 43.24%; (iii) the aggregate debt yield of the Three Constitution Square Total Debt is at least 11.86%; (iv) the term of the Three Constitution Square Permitted Future Mezzanine Loan is at least co-terminous with the term of the Three Constitution Square Whole Loan; (v) an intercreditor agreement is executed that is reasonably acceptable to the lender and acceptable to the rating agencies rating securities backed by the Three Constitution Square Whole Loan; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Three Constitution Square Whole Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, DC 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Three Constitution Square Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Three Constitution Square Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Fortune 7 Leased Campus

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$50,000,000		Location:	Columbus, OH
	Cut-off Date Balance(1):	$50,000,000		Size:	231,626 SF
	% of Initial Pool Balance:	4.8%		Cut-off Date Balance Per SF(1):	$336.75
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$336.75
	Borrower Sponsor:	Golden Eagle Group Inc.		Year Built/Renovated:	2021/NAP
	Guarantors:	Golden Eagle Group Inc. and GEG Investments LLC		Title Vesting:	Fee
	Mortgage Rate:	2.9000%		Property Manager:	Colliers International Asset Services, LLC
	Note Date:	April 23, 2021		Current Occupancy (As of):	100.0% (6/5/2021)
	Seasoning:	1 month		YE 2020 Occupancy(3)(4):	NAV
	Maturity Date:	May 5, 2031		YE 2019 Occupancy(3)(4):	NAV
	IO Period:	120 months		YE 2018 Occupancy(3)(4):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(3)(4):	NAV
	Amortization Term (Original):	0 months		Appraised Value(4):	$124,000,000
	Loan Amortization Type:	Interest only		Appraised Value Per SF:	$535.35
	Call Protection:	L(25),D(88),O(7)		Appraisal Valuation Date:	March 24, 2021
	Lockbox Type:	Hard/In-Place Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		YE 2020 NOI(3):	NAV
	Additional Debt Type (Balance)(1):	Pari Passu ($28,000,000)		YE 2019 NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				U/W Revenues:	$8,411,155
				U/W Expenses:	$295,135
Escrows and Reserves(2)				U/W NOI:	$8,116,021
	Initial	Monthly	Cap	U/W NCF:	$7,620,069
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.54x / 3.32x
Insurance	$22,686	$11,343	NAP	U/W Debt Yield based on NOI/NCF(1):	10.4% / 9.8%
Replacement Reserve	$0	$2,895	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.4% / 9.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	62.9%
				LTV Ratio at Maturity(1):	62.9%

Sources and Uses
Sources			Uses
Whole Loan Amount	$78,000,000	61.7%	Purchase price	$120,000,000	94.9%
Borrower Equity:	48,394,190	38.3	Closing Costs	6,371,504	5.0
			Reserves	22,686	0.0

Total Sources	$126,394,190	100.0%	Total Uses	$126,394,190	100.0%

(1)	The Fortune 7 Leased Campus Mortgage Loan (as defined below) is a part of the Fortune 7 Leased Campus Whole Loan (as defined below) with an original aggregate principal balance of $78,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Fortune 7 Leased Campus Whole Loan.
(2)	See “Escrows” below for further discussion of reserve requirements.
(3)	Historical occupancy and NOI are unavailable because the Fortune 7 Leased Campus Property was built in 2021.
(4)	The novel coronavirus pandemic is an evolving situation and could impact the Fortune 7 Leased Campus Whole Loan more severely than assumed in the underwriting of the Fortune 7 Leased Campus Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Fortune 7 Leased Campus Mortgage Loan”) is part of a whole loan (the “Fortune 7 Leased Campus Whole Loan”) in the original principal balance of $78,000,000. The Fortune 7 Leased Campus Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Columbus, Ohio (the “Fortune 7 Leased Campus Property”). The controlling Note A-1, in the original principal amount of $50,000,000, represents the Fortune 7 Leased Campus Mortgage Loan and will be included in the BANK 2021-BNK34 securitization trust. The non-controlling Note A-2, in the original principal amount of $28,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Fortune 7 Leased Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$50,000,000	$50,000,000	BANK 2021-BNK34	Yes
A-2	$28,000,000	$28,000,000	Morgan Stanley Bank, N.A.	No
Total	$78,000,000	$78,000,000

The Borrower and the Borrower Sponsors. The borrower is MK 1 Property Company LLC (the “Fortune 7 Leased Campus Borrower”), a Delaware limited liability company structured with two independent directors. The Fortune 7 Leased Campus Borrower is owned by MK 1 Property Corp. whose sole member is GSS Property Services XLII, Inc. which is owned by Damian A. Perez (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The Fortune 7 Leased Campus Borrower was formed in connection with structuring the Fortune 7 Leased Campus Whole Loan as a Shari’ah compliant mortgage loan.

The borrower sponsor is Golden Eagle Group Inc. and the non-recourse carveout guarantors are Golden Eagle Group Inc. and GEG Investments LLC, each of which is owned by Ghazwa Alyounes Totonji and Irfan K. Totonji. Headquartered in Herndon, Virginia, Golden Eagle Group Inc., acquires, develops and manages office, mixed use retail, residential and hotel properties in markets such as New York, Ohio, Texas, Virginia, Washington, D.C. and Colorado. Golden Eagle Group Inc.’s portfolio includes over 2 million square feet of commercial and residential properties and 2.2 million square feet of managed properties.

In order to facilitate a Shari’ah compliant structure, the Fortune 7 Leased Campus Borrower has master leased the Fortune 7 Leased Campus Property to a master tenant (the “Fortune 7 Leased Campus Master Tenant”) owned by QFB-GEG MK 1 LLC, which in turn is 17.5% indirectly owned by GEG Investments LLC and 82.5% indirectly owned by Qatar First Bank. QFB-GEG MK 1 LLC is managed and controlled by Golden Eagle Group Inc., one of the non-recourse carveout guarantors of the Fortune 7 Leased Campus Whole Loan. The Fortune 7 Leased Campus Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has two independent directors. The Fortune 7 Leased Campus Master Tenant leases the Fortune 7 Leased Campus Property to McKesson Corporation (“McKesson”).

The Property. The Fortune 7 Leased Campus Property is a Class A, 4-story single tenant office property totaling 231,626 square feet, located in Columbus, Ohio. The Fortune 7 Leased Campus Property was built-to-suit for CoverMyMeds LLC (“CoverMyMeds”), a healthcare software company and wholly-owned subsidiary of McKesson. The Fortune 7 Leased Campus Property is Phase 1 of a two building office campus and will serve as the new corporate headquarters for McKesson’s CoverMyMeds subsidiary. McKesson is the tenant on the lease. Phase 2, which is expected to consist of an approximately 200,000 square foot office building, and is not collateral for the Fortune 7 Leased Campus Whole Loan, is being constructed by the seller of the Fortune 7 Leased Campus Property and is anticipated to be delivered by the end of 2022. Phase 2 is also leased to McKesson. The two phases are expected to be connected by a riser, which will feature a large landscaped outdoor amenity space with greenery and seating areas, which will sit on top of covered parking. The Fortune 7 Leased Campus Property was built in 2021 on a 6.41 acre site and offers floor to ceiling glass walls, an expansive front lobby, flex working space throughout the building, five separate terraces, and numerous amenities including a commercial kitchen, a 5,376 square foot fitness room with lockers, coffee bar, bike repair shop, dog park, keg bar, walking trails and a basketball court. The Fortune 7 Leased Campus Property has been granted an easement for parking at the Phase 2 property, which is expected to take effect following completion of construction of such property and once such easement is in effect will offer 797 parking spaces including 134 structured spaces and 663 surface spaces, resulting in a parking ratio of 3.4 spaces per 1,000 square feet of net rentable area. The Fortune 7 Leased Campus Property currently has access to 725 surface parking spaces, pursuant to a parking agreement. The Fortune 7 Leased Campus Property was 100% leased as of June 5, 2021.

The seller of the Fortune 7 Leased Campus Mortgaged Property has agreed to complete certain construction items that were not completed as of the origination date pursuant to a construction and interparcel agreement. $3,573,974 of the purchase price of the Fortune 7 Leased Campus Property is being held in escrow pursuant to an escrow agreement among the seller, the Fortune 7 Leased Campus Borrower and a title company (the “Holdback Escrow”), to be released upon completion of such construction by the seller. If the seller fails to complete the construction work within the time periods required by the construction and interparcel agreement, the Fortune 7 Leased Campus Borrower is entitled to use the Holdback Escrow to complete the construction work. The lender has no review or consent rights with respect to any disbursements of the Holdback Escrow.

Tax Abatement. Pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the Fortune 7 Leased Campus Property, McKesson, and CoverMyMeds (McKesson and CoverMyMeds, together, the “Enterprise”), and the City of Columbus, Ohio (the “City”), the prior owner of the Fortune 7 Leased Campus Property received effective February 6, 2019, a one-hundred percent 15-year tax abatement in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43.2 million and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75 million related to the construction of one new approximately 200,000 square foot class A office building, ancillary campus amenities and surface parking (i.e., Phase 1) and subject to market conditions, the construction of another class A office building of up to approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (i.e., Phase 2).

In the event that the Enterprise or the owner of the Fortune 7 Leased Campus Property fails to satisfy conditions under, or otherwise defaults under, the Enterprise Zone Agreement, the City may terminate or modify the tax exemption, and/or may require repayment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

of some or all of the amount of taxes that would have been payable absent the exemption. In addition, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the consent of the City. Such consent has not yet been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the Fortune 7 Leased Campus Borrower. The Fortune 7 Leased Campus Borrower is required to provide to the lender, within 90 days after the origination date, an amendment to the Enterprise Zone Agreement containing such consent of the City. As a result of the requirement for City consent to transfer, the Enterprise Zone Agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek such consent. There is no assurance that such consent will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus. The Fortune 7 Leased Campus Whole Loan was underwritten assuming that the tax exemption is in place.

Tenant.

McKesson (231,626 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). McKesson is a Texas-based health care company founded in 1833 that provides healthcare supply chain management solutions, retail pharmacy, health technology, community oncology and specialty care. McKesson works with sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide medicines, medical products and healthcare services. McKesson employs approximately 80,000 employees and is currently ranked in the top 10 on the Fortune 500. McKesson has been a tenant at the Fortune 7 Leased Campus Property since March 29, 2021 and has a lease expiration of March 31, 2031. McKesson has four, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

The following table presents certain information relating to the major tenants at the Fortune 7 Leased Campus Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
McKesson	BBB+/Baa2/ BBB+	231,626	100.0%	$36.95	$8,558,713	100.0%	3/31/2031	4 x 5 Yrs	N
Total Major Tenants		231,626	100.0%	$36.95	$8,558,713	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		231,626	100.0%	$36.95	$8,558,713	100.0%

Vacant Space		0	0.0%

Collateral Total		231,626	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the Fortune 7 Leased Campus Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	1	231,626	100.0%	231,626	100.0%	$8,558,713	100.0%	$36.95
Thereafter	0	0	0.0%	231,626	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	231,626	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	231,626	100.0%			$8,558,713	100.0%	$36.95
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the Fortune 7 Leased Campus Property:

Historical Occupancy

2018(1)	2019(1)	2020(1)	6/1/2021(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are unavailable because the Fortune 7 Leased Campus Property was built in 2021.
(2)	Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Fortune 7 Leased Campus Property:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Gross Potential Rent(4)	$8,558,713	96.7%	$36.95
Recoveries	$295,135	3.3	$1.27
Other Income	0	0.0	0.00
Net Rental Income	$8,853,848	100.0%	$38.22
Less Vacancy & Credit Loss	($442,692)	5.2	($1.91)
Effective Gross Income	$8,411,155	100.0%	$36.31

Real Estate Taxes(5)	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	$295,135	3.5	$1.27
Total Operating Expenses	$295,135	3.5%	$1.27

Net Operating Income	$8,116,021	96.5%	$35.04
Replacement Reserves	$32,700	0.4	$0.14
TI/LC	$463,252	5.5	$2.00
Net Cash Flow	$7,620,069	90.6%	$32.90

NOI DSCR(6)	3.54x
NCF DSCR(6)	3.32x
NOI Debt Yield(6)	10.4%
NCF Debt Yield(6)	9.8%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender U/W.
(2)	Historical financial information is not available because the Fortune 7 Leased Campus Property was built in 2021.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	UW Gross Potential Rent is based on the average annual rent over the remainder of the 10-year lease term for McKesson.
(5)	Real Estate Taxes were underwritten assuming the tax exemption is in place. In addition, McKesson, is required under its lease to pay real estate taxes on the Fortune 7 Leased Campus Property.
(6)	The debt service coverage ratios and debt yields are based on the Fortune 7 Leased Campus Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value as of March 24, 2021 of $124,000,000.

Environmental Matters. According to the Phase I environmental report dated April 9, 2021, the Fortune 7 Leased Campus Property was part a collection of parcels used by a construction company as an equipment storage yard and maintenance facility. According to the related environmental reports, environmental impacts include, among other things, the presence of an in-ground hydraulic lift in the main maintenance building, the general use and storage of petroleum products and hazardous materials at the property since the 1950s and a possible fill area and former scrap yard in the western portion of the property. The Phase I environmental report identified several remedial actions that had been taken, and identified the above conditions as a controlled recognized environmental condition.

COVID-19 Update. The first payment date for the Fortune 7 Leased Campus Whole Loan is June 5, 2021. As of May 13, 2021, the Fortune 7 Leased Campus Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 13, 2021, the borrower sponsor has reported that the Fortune 7 Leased Campus Property is open and operating, and each of the Fortune 7 Leased Campus Master Tenant and McKesson has paid its May 2021 rent. As of May 13, 2021, there has been no request for rent relief or lease modifications.

Market Overview and Competition. The Fortune 7 Leased Campus Property is located in Columbus, Ohio within the Columbus office market and the West office submarket. Major employers in the area include Nationwide Insurance, JP Morgan Chase, The Kroger Company, Amazon, American Electric Power and The Ohio State University, which is the largest employer in the area and enrolls over 44,000 students. The Columbus office market is located right outside of the Columbus central business district, which represents one of the largest employment centers in the Midwest, with over 80,000 employees. The Fortune 7 Leased Campus Property is located in the Franklinton neighborhood of the city of Columbus, which is experiencing development, including the development of an 85,000 square foot Marriott hotel, the development of 500 Neil Avenue, which is a 130,000 square foot office development that will be the new headquarters for Chipotle, and the development of Gravity II, which is a mixed-use facility containing 234 apartment units and office space. In addition to its strong employment base, the area is easily accessible to surrounding submarkets and Crew Stadium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

which is scheduled to open in 2021. Primary access to the Fortune 7 Leased Campus Property is provided by Interstate 670, Interstate 71 and Interstate 70, all of which either pass through the property’s immediate area, or act as major arterials that pass through the Columbus central business district. The Fortune 7 Leased Campus Property can also be accessed by the Central Ohio Transit Authority which has a stop located on McKinley Avenue, which is immediately south of the property. According to the appraisal, as of the fourth quarter of 2020, the Columbus office market had approximately 111.6 million square feet of office space inventory, overall vacancy in the market was approximately 8.5% and asking rent was $19.86 per square foot. According to the appraisal, as of the fourth quarter of 2020, the West office submarket had approximately 942,531 square feet of office space inventory, overall vacancy in the market was approximately 10.5% and asking rent was $15.68 per square foot. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Fortune 7 Leased Campus Property was 12,166, 158,309 and 348,794, respectively. The 2020 estimated average household income within a one-, three- and five mile radius of the Fortune 7 Leased Campus Property was $65,806, $71,450 and $71,562, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Fortune 7 Leased Campus Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent	High Market Rent	Average Market Rent
Office	$28.28	$36.85	$33.72

Source: Appraisal.

The following table presents comparable office leases with respect to the Fortune 7 Leased Campus Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
910 John Street (subject)	2021	231,626	McKesson	231,626	March. 2021	$36.95	NNN
1300 Thames St. Baltimore, MD	2020	235,850	WeWork	69,308	Feb. 2020	$29.81	NNN
1033 W Roosevelt Way Tempe, AZ	2020	358,800	DoorDash, Inc.	358,800	Apr. 2020	$31.50	NNN
200 Park Ave Orange Village, OH	2017	163,882	Philips Electronics Realty, LLC	32,357	Jan. 2019	$31.88	Full Service (less Electric)
Confidential Cleveland, OH	2013	475,708	Confidential	123,351	Aug. 2020	$35.00	Full Service (less Electric)
300 South Tryon Street Charlotte, NC	2017	630,000	Barings	227,512	Feb. 2020	$39.50	Full Service
1224 Hammond Drive Northeast Atlanta, GA	2020	335,000	Insight Global	175,000	Jan. 2020	$41.00	Full Service

Source: Appraisal.

Escrows.

Real Estate Taxes – During a Cash Sweep Event Period (as defined below), the Fortune 7 Leased Campus Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Fortune 7 Leased Campus Property.

Insurance – The Fortune 7 Leased Campus Whole Loan documents provide for an upfront reserve of $22,686 for insurance premiums and for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $11,343); provided that such monthly deposits are not required so long as either (i) both (x) no Cash Sweep Event Period exists, and (y) McKesson is obligated to pay the insurance premiums for all of the required insurance policies directly to the applicable insurer(s) under the terms of its lease, or (ii) a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the Fortune 7 Leased Campus Whole Loan documents and the Fortune 7 Leased Campus Borrower is required to provide the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums at least 10 days prior to the expiration date of the policies.

Replacement Reserve –The Fortune 7 Leased Campus Whole Loan documents provide for ongoing monthly deposits of approximately $2,895 into a reserve for approved capital expenditures.

TI/LC Reserve –During a Cash Sweep Event Period, the Fortune 7 Leased Campus Whole Loan documents provide for ongoing monthly deposits of approximately $24,128 into a reserve for future tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

Lockbox and Cash Management. The Fortune 7 Leased Campus Whole Loan is structured with a hard lockbox and in place cash management. The Fortune 7 Leased Campus Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct or cause the Fortune 7 Leased Campus Master Tenant to direct all tenants of the Fortune 7 Leased Campus Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the Fortune 7 Leased Campus Borrower, Fortune 7 Leased Campus Master Tenant or property manager into the lockbox account within two business days of receipt. In addition, the Fortune 7 Leased Campus Borrower is required to establish and maintain a cash management account controlled by the lender. All funds in the lockbox account are required to be swept to the cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Fortune 7 Leased Campus Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the TI/LC reserve, if any as described above under “Escrows,” (iv) if a Cash Sweep Event Period exists, to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) if a Cash Sweep Event Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the Fortune 7 Leased Campus Whole Loan during the continuance of such Cash Sweep Event Period (provided that, if the Cash Sweep Event Period is solely due to a downgrade of McKesson, the aggregate amount of funds to be held by the lender in such excess cash flow reserve during such Cash Sweep Event Period may not exceed $13,897,560 (the “Downgrade Cap”)), and (vi) if no Cash Sweep Event Period exists, or the Cash Sweep Event Period is solely due to a downgrade of McKesson and the Downgrade Cap has been reached, any remainder to be disbursed to the Fortune 7 Leased Campus Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Fortune 7 Leased Campus Whole Loan documents, and ending upon the cure, if applicable, of such event of default; or
(ii)	commencing upon the debt service coverage ratio on the Fortune 7 Leased Campus Whole Loan (based on the trailing twelve months operating statement) falling below 1.45x for the immediately preceding six calendar months, and ending on the date such debt service coverage ratio (based on the trailing twelve months operating statement) equals or exceeds 1.45x for the immediately preceding six calendar months; or
(iii)	commencing upon the credit rating of McKesson falling below “BB-” by S&P or an equivalent rating from any other rating agencies that rate such tenant and ending upon the date that the credit rating of McKesson is at or above “BB-” from S&P or an equivalent rating from each of the other rating agencies which rate such entity; or
(iv)	commencing if McKesson has not previously renewed or extended the McKesson lease on Approved Lease Terms (as defined below) either (I) 18 months prior to the expiration of the McKesson lease or (II) in the event that on such date more than 50% of the space demised under the McKesson lease is subleased to unrelated third party subtenants, 24 months prior to the expiration of the McKesson lease and ending if either (1) McKesson has renewed or extended the McKesson lease on Approved Lease Terms or (2) the space demised under the McKesson lease is re-leased in full to a new tenant or tenants on Approved Lease Terms; or
(v)	Commencing if McKesson “goes dark” or vacates (or gives notice of its intent to do so; provided however, that if such notice is given more than six months prior to McKesson’s intended date to “go dark” or vacate, the related Cash Sweep Event Period will commence six months prior to such intended date) more than 25% of its space (excluding any space that McKesson subleases, if McKesson remains an obligor or guarantor for such subleased space) and ending if either (1) McKesson is open for business and in occupancy of all of the space demised under the McKesson lease (or if the Cash Sweep Period commenced as a result of McKesson providing notice of its intention to “go dark” or vacate, McKesson revoked such notice prior to the date on which it “went dark” or vacated), or (2) the space demised under the McKesson lease is re-leased in full to a new tenant on Approved Lease Terms; or
(vi)	Commencing if McKesson files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition that is not dismissed within 90 days of being filed and ending if (1) either (A) the McKesson lease is affirmed in bankruptcy on Approved Lease Terms, (B) McKesson is open for business and in occupancy of all of the space demised under the McKesson lease and otherwise complies with Approved Lease Terms or (C) the space demised under the McKesson lease is re-leased in full to a new tenant or tenants on Approved Lease Terms or (2) solely in the case of a notice of an intent to file a voluntary bankruptcy or insolvency petition, McKesson does not file such petition within the time indicated in such notice.

“Approved Lease Terms” means that (i) a lease (or renewal of the McKesson lease) has been entered into after any prior written reasonable approval by the lender required under the loan agreement; (ii) the tenant (if other than McKesson) has been approved by the lender to the extent required under the loan agreement; (iii) the tenant has taken (or in the case of McKesson, is continuing) occupancy of the applicable space and is operating its business and open for business therein; (iv) the tenant is paying its full unabated base monthly rent under its lease; and (v) the tenant (if other than McKesson) has provided the lender with a reasonably acceptable estoppel certificate evidencing that the requirements set forth in items (iii) and (iv) above have been satisfied.

The Fortune 7 Leased Campus Borrower may avoid a Cash Sweep Event Period, other than a Cash Sweep Event Period due to an event of default, by providing to the lender a letter of credit meeting the requirements of the loan documents in an amount equal to the then applicable annual amount of rent under the McKesson lease (assuming such lease is then in effect regardless of whether it has terminated or not) for each year in which the Cash Sweep Event Period is outstanding (provided, however, in the event the Cash Sweep Period has commenced solely due to a downgrade of McKesson, the aggregate amount of any letters of credit required to avoid such Cash Sweep Event Period will not exceed $13,897,560).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

Property Management. The Fortune 7 Leased Campus Property is managed by Colliers International Asset Services, LLC, a third party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None; however, a letter of credit may be provided to avoid a Cash Sweep Event Period as described above under “Lockbox and Cash Management.”

Purchase Options. The Fortune 7 Leased Campus Master Tenant has an option to purchase the Fortune 7 Leased Campus Property on and after the monthly payment date in November 2030, which purchase option is conditional upon payment by the Fortune 7 Leased Campus Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the Fortune 7 Leased Campus Whole Loan) and (iii) any yield maintenance premium then applicable. The Fortune 7 Leased Campus Master Tenant also has a purchase option to purchase the Fortune 7 Leased Campus Property if the Fortune 7 Leased Campus Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, a parent entity of the Fortune 7 Leased Campus Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the Fortune 7 Leased Campus Borrower at a price equal to $100.

In addition, the lease for the sole tenant of the Fortune 7 Leased Campus Property, McKesson, provides such tenant an option to purchase the Fortune 7 Leased Campus Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the property and all amounts invested in the property since that purchase), by delivery of written notice at least 90 and no more than 150 days’ prior to one of the following milestones (A) expiration of the fifth lease year (which occurs on March 31, 2026) or (B) expiration of the 9th lease year (which occurs on March 31, 2030). In connection with the origination of the Fortune 7 Leased Campus Whole Loan, the tenant executed a subordination, non-disturbance and attornment agreement (the “SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the mortgage for the Fortune 7 Leased Campus Whole Loan have been fully satisfied, or if the loan documents so provide, fully defeased. In addition, the SNDA provides to the extent the tenant has had or thereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Mortgage Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The Fortune 7 Leased Campus Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Fortune 7 Leased Campus Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – 261-275 Amsterdam Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Mixed Use – Multifamily/Retail
Original Principal Balance(1):	$40,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$40,000,000			Size:	146 Units
% of Initial Pool Balance:	3.9%			Cut-off Date Balance Per Unit(1):	$650,685
Loan Purpose:	Refinance			Maturity Date Balance Per Unit(1):	$650,685
Borrower Sponsor:	Michael E. Laub			Year Built/Renovated:	1906/1963
Guarantor:	Michael E. Laub			Title Vesting:	Fee
Mortgage Rate:	3.5500%			Property Manager:	MGA Management Corp. (borrower-related)
Note Date:	April 27, 2021			Current Occupancy (As of)(5):	98.6% (4/28/2021)
Seasoning:	1 month			YE 2020 Occupancy(5):	97.9%
Maturity Date:	May 1, 2031			YE 2019 Occupancy(5):	97.3%
IO Period:	120 months			YE 2018 Occupancy(5):	99.3%
Loan Term (Original):	120 months			As-Is Appraised Value(5)(6):	$150,100,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per Unit:	$1,028,082
Loan Amortization Type:	Interest only			As-Is Appraisal Valuation Date:	March 1, 2021
Call Protection:	L(23),YM1(2),DorYM1(88),O(7)			Underwriting and Financial Information(5)
Lockbox Type:	Soft/Springing Cash Management			TTM NOI (3/31/2021):	$5,999,545
Additional Debt(1)(2):	Yes			YE 2020 NOI:	$6,218,958
Additional Debt Type (Balance) (1)(2):	Pari Passu ($55,000,000)			YE 2019 NOI:	$6,503,066
				YE 2018 NOI:	$6,635,155
				U/W Revenues:	$12,054,457
				U/W Expenses:	$5,143,623
				U/W NOI:	$6,910,834
Escrows and Reserves(3)				U/W NCF:	$6,735,257
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.02x / 1.97x
Taxes:	$1,586,430	$317,286	NAP	U/W Debt Yield based on NOI/NCF(1):	7.3% / 7.1%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.3% / 7.1%
Required Repair Reserve:	$3,450	$0	NAP	Cut-off Date LTV Ratio(1):	63.3%
Replacement Reserve:	$0	$3,627	NAP	LTV Ratio at Maturity(1):	63.3%
Facade Reserve(4):	$519,452	$0	NAP
Unit Renovation Reserve:	$50,000	$0	NAP
Rent Concession Reserve:	$154,448	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan amount	$95,000,000	100.0%	Loan Payoff:	$89,355,143	94.1%
			Upfront Reserves:	$2,313,780	2.4
			Return of Equity:	$2,216,302	2.3
			Closing Costs:	$1,114,775	1.2
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%
(1)	The 261-275 Amsterdam Avenue Mortgage Loan (as defined below) is part of the 261-275 Amsterdam Avenue Whole Loan (as defined below) with an original aggregate principal balance of $95,000,000. The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 261-275 Amsterdam Avenue Whole Loan.

(2)	See “The Mortgage Loan” below for further discussion of additional debt.

(3)	See “Escrows” below for further discussion of Escrows.

(4)	As of May 13, 2021, the current balance of the Facade Reserve is $467,532. Approximately $51,920 has been released thus far.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the 261-275 Amsterdam Avenue Whole Loan more severely than assumed in the underwriting of the 261-275 Amsterdam Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	See “Appraisal” below.

The Mortgage Loan. The mortgage loan (the “261-275 Amsterdam Avenue Mortgage Loan”) is part of a whole loan (the “261-275 Amsterdam Avenue Whole Loan”) that is evidenced by two pari passu promissory notes in the original aggregate principal amount of $95,000,000. The 261-275 Amsterdam Avenue Whole Loan is secured by a first priority fee mortgage encumbering a mixed use multifamily and retail building located in New York, New York (the “261-275 Amsterdam Avenue Property”). The non-controlling Note A-2, in the original principal amount of $40,000,000, represents the 261-275 Amsterdam Avenue Mortgage Loan and will be included in the BANK 2021-BNK34 securitization trust. The controlling Note A-1, in the original principal amount of $55,000,000, was contributed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

to the BANK 2021-BNK33 securitization. The 261-275 Amsterdam Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK33 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

261-275 Amsterdam Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	BANK 2021-BNK33	Yes
A-2	$40,000,000	$40,000,000	BANK 2021- BNK34	No
Total	$95,000,000	$95,000,000

The Borrower and Borrower Sponsor. The borrower is G & L Realty Delaware LLC (the “261-275 Amsterdam Avenue Borrower”), a single-purpose Delaware limited liability company with one independent director. Michael E. Laub is the borrower sponsor and non-recourse carveout guarantor. Michael E. Laub is the founder of Laub Realty, a real estate firm that owns, manages and leases commercial, residential and medical properties throughout the United States. Laub Realty currently owns and manages over 2,000 apartment units and in excess of 1.0 million square feet of office and retail space.

The Property. The 261-275 Amsterdam Avenue Property is a 12-story mixed use multifamily and retail property, totaling 146 units, situated on a 0.56-acre site in New York, New York on Amsterdam Avenue between West 72nd Street and West 73rd Street. The 261-275 Amsterdam Avenue Property was built in 1906 and is comprised of 133 apartment units, totaling 160,738 square feet, and 13 ground floor retail units, totaling 20,837 square feet. There is an additional superintendent unit totaling 1,158 square feet and five additional ancillary commercial units totaling 2,840 square feet. The apartment unit mix is comprised of studios, and one-, two-, three-, four-, five- and six-bedroom units. There are 66 market rate units, 60 rent stabilized units and seven rent controlled units. Building amenities include a laundry room with 10 washers and 11 dryers and storage facilities. The 261-275 Amsterdam Avenue Property was renovated in 1963. Between 2019 and 2020, the borrower sponsor invested $2,671,827 into the 261-275 Amsterdam Avenue Property, which included overall improvements to the building and apartments including re-piping of gas lines on the 73rd Street side, electrical rewiring, hallway lighting and renovations on the 72nd Street side, and façade repairs. There are ongoing façade repairs with an estimated cost to complete of $851,265 of which $331,813 has already been spent (and the remaining cost has been reserved for), as well as one unit that is being renovated at a cost of $50,000. As of April 28, 2021, the 261-275 Amsterdam Avenue Property’s residential space was 98.5% leased. The retail space is fully leased by 12 tenants. The largest tenant by rent is Capital One (27.7% of commercial net rentable area / 43.4% of total underwritten commercial rent), the second largest tenant by rent is Chipotle Mexican Grill (10.7% of commercial net rentable area / 9.6% of total underwritten commercial rent), and the third largest tenant by rent is Utopia Diner (6.2% of commercial net rentable area / 9.4% of total underwritten commercial rent). Underwritten income is comprised approximately 46.5% from multifamily units and 53.5% from retail units. The 261-275 Amsterdam Avenue Property has been designated as a landmark by the New York City Landmarks Preservation Commission (the “LPC”), and is subject to the LPC’s prior approval for alterations, reconstruction, demolition and new construction.

The following table represents the residential apartment unit mix at the 261-275 Amsterdam Avenue Property:

Apartment Unit Mix Summary (1)

Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio	2	2	100.0%	436	$1,669	$3.83
One Bedroom	22	22	100.0%	720	$2,708	$3.76
Two Bedroom	64	63	98.4%	1,028	$2,934	$2.85
Three Bedroom	21	21	100.0%	1,454	$4,248	$2.92
Four Bedroom	7	6	85.7%	1,634	$4,763	$2.92
Five Bedroom	12	12	100.0%	2,018	$7,163	$3.55
Six Bedroom	5	5	100.0%	2,409	$5,790	$2.40
Total/Average	133	131	98.5%	1,209	$3,667	$3.03

Source: Borrower rent roll dated April 28, 2021.

(1)	Monthly Average Rent per Unit and Monthly Average Rent per square foot reflect rental rates for all of the different types of units; market rate, rent stabilized and rent controlled. According to the appraisal, market rate unit monthly average rents are $2,000 per unit ($6.64 per square foot) for studio units, $3,169 per unit ($4.57 per square foot) for one-bedroom units, $4,256 per unit ($4.31 per square foot) for two-bedroom units, $5,945 per unit ($4.00 per square foot) for three-bedroom units, $6,525 per unit ($4.08 per square foot) for four-bedroom units (including one vacant unit with $6,500 market rent applied), $8,588 ($4.17 per square foot) for five-bedroom units and $11,100 ($4.61 per square foot) for six-bedroom units. According to the appraisal, rent stabilized units’ monthly rents range from $1,072 to $4,952 per unit (depending in part on unit size) and average $2,238 per month, and rent controlled units’ monthly rents range from $1,562 to $5,456 (depending in part on unit size) and average $4,055 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to the tenancy at the 261-275 Amsterdam Avenue Property:

Commercial Tenant Summary (1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of SF	Annual U/W Rent	Annual U/W Rent PSF	% of Total Annual U/W Commercial Rent	Lease Expiration Date	Renewal Options	Term. Option (Y/N)
Retail Tenants
Capital One	A-/Baa1/BBB	6,567	27.7%	$2,495,977	$380.08	43.4%	12/31/2027	None	N
The Dorm	NR/NR/NR	4,339	18.3%	$334,970	$77.20	5.8%	4/30/2024	None	N
Chipotle Mexican Grill	NR/NR/NR	2,525	10.7%	$554,288	$219.52	9.6%	2/28/2023	None	N
The Paper House	NR/NR/NR	2,000	8.4%	$264,000	$132.00	4.6%	9/30/2022	None	N
Utopia Diner	NR/NR/NR	1,479	6.2%	$537,600	$363.49	9.4%	8/31/2028	None	N
L&H Nail & Spa	NR/NR/NR	1,208	5.1%	$299,549	$247.97	5.2%	3/31/2029	None	N
El Rojo NYC	NR/NR/NR	650	2.7%	$265,253	$408.08	4.6%	1/31/2029	None	N
Joe Coffee Company	NR/NR/NR	596	2.5%	$236,357	$396.57	4.1%	4/30/2027	1, 5-year	N
Kitakata Ramen	NR/NR/NR	530	2.2%	$170,465	$321.63	3.0%	9/30/2023	1, 5-year	N
Haagen-Dazs	NR/NR/NR	406	1.7%	$192,000	$472.91	3.3%	1/31/2031	None	N
Amsterdam Tobacco House	NR/NR/NR	314	1.3%	$134,292	$427.68	2.3%	9/30/2024	None	N
Parades & Son	NR/NR/NR	223	0.9%	$75,600	$339.01	1.3%	6/30/2023	None	N
Retail Subtotal/Wtd. Avg.		20,837	88.0%	$5,560,351	$266.85	96.7%

Ancillary Commercial Tenants
Susan Sussman & Robin Good	NR/NR/NR	1,140	4.8%	$103,800	$91.05	1.8%	10/30/2024
Hercules Corp.	NR/NR/NR	500	2.1%	$24,000	$48.00	0.4%	8/31/2022
T-Mobile	NR/NR/NR	0	0.0%	$42,243	NAP	0.7%	8/31/2025
Donald Shaw Interiors	NR/NR/NR	200	0.8%	$7,200	$36.00	0.1%	MTM
Bargold Storage Systems	NR/NR/NR	1,000	4.2%	$10,000	$10.00	0.2%	2/28/2027
Ancillary Subtotal/Wtd. Avg.		2,840	12.0%	$187,243	$65.93	3.3%

Subtotal/Wtd. Avg		23,677	100.0%	$5,747,594	$242.75	100.0%
(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents historical occupancy percentages at the 261-275 Amsterdam Avenue Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	4/28/2021(2)
99.3%	99.3%	97.3%	97.9%	98.6%
(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 261-275 Amsterdam Avenue Property:

Cash Flow Analysis

	2017	2018	2019	2020	3/31/2021 TTM	U/W(1)	%(4)	U/W $ per Unit
Base Rent	$5,614,800	$5,643,015	$5,700,015	$5,816,342	$5,877,125	$6,221,095	50.2%	$42,610.24
SL Rent	0	0	0	0	0	$215,791	1.7%	1478.02
Rent Steps	0	0	0	0	0	$111,162	0.9%	761.38
Gross Potential Rent	$5,614,800	$5,643,015	$5,700,015	$5,816,342	$5,877,125	$5,894,142	47.5%	$40,370.84
Other Income(2)(3)	$5,164,726	$5,094,170	$4,968,802	$4,358,494	$4,178,066	$5,460,214	44.0%	37,398.73
Total Recoveries	$760,977	$861,178	$977,921	$1,067,285	$1,069,844	$1,047,166	8.4%	7,172.37
Net Rental Income	$11,540,503	$11,598,363	$11,646,738	$11,242,121	$11,125,035	$12,401,522	100.0%	$84,941.94
(Vacancy & Credit Loss)	($10,019)	($28,215)	($228,001)	($145,409)	($146,855)	($347,065)	-5.9%	-2,377.16
Effective Gross Income	$11,530,484	$11,570,148	$11,418,737	$11,096,712	$10,978,180	$12,054,457	97.2%	82,564.77

Real Estate Taxes	$3,107,689	$3,286,649	$3,464,930	$3,592,407	$3,626,208	$3,696,533	30.7%	$25,318.72
Insurance	$82,093	$102,938	$124,194	$80,109	$84,951	$102,152	0.8%	699.67
Other Operating Expenses	$1,455,497	$1,545,406	$1,326,547	$1,205,238	$1,267,476	$1,344,938	11.2%	9,211.9
Total Operating Expenses	$4,645,279	$4,934,993	$4,915,671	$4,877,754	$4,978,635	$5,143,623	42.7%	$35,230.29

Net Operating Income	$6,885,205	$6,635,155	$6,503,066	$6,218,958	$5,999,545	$6,910,834	57.3%	$47,334.48
Replacement Reserves	$0	$0	$0	$0	$0	$43,518	0.4%	298.07
TI/LC	$0	$0	$0	$0	$0	$132,058	1.1%	904.51
Net Cash Flow	$6,885,205	$6,635,155	$6,503,066	$6,218,958	$5,999,545	$6,735,257	55.9%	46,131.9

NOI DSCR(5)	2.01x	1.94x	1.90x	1.82x	1.75x	2.02x
NCF DSCR(5)	2.01x	1.94x	1.90x	1.82x	1.75x	1.97x
NOI Debt Yield(5)	7.2%	7.0%	6.8%	6.5%	6.3%	7.3%
NCF Debt Yield(5)	7.2%	7.0%	6.8%	6.5%	6.3%	7.1%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender U/W.

(2)	Other Income is comprised of retail and other commercial income, adjusted for vacancy.

(3)	The increase between 3/31/2021 TTM and U/W Other Income and Net Operating Income is primarily due to (i) rent steps totaling $111,162 (ii) straight line rent for Capital One totaling $215,791 and (iii) the 3/31/2021 TTM reflecting aggregate commercial rent reduction of $1,015,876 for tenants paying reduced rent due to COVID-19 relief (while the U/W assumes such tenants have returned to paying full rent).

(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	The debt service coverage ratios and debt yields are based on the 261-275 Amsterdam Avenue Whole Loan.

Appraisal. The appraiser concluded to an “as is subject to extraordinary assumptions” appraised value of $150,100,000 with a valuation date of March 1, 2021, which assumes a capital reserve account to complete $519,452 worth of façade repairs to the Mortgaged Property as well as $50,000 of renovations to one residential unit. At origination, such amounts were reserved with the lender. The “as is” appraised value without such extraordinary assumption is $149,600,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 9, 2021, there was no evidence of any recognized environmental conditions at the 261-275 Amsterdam Avenue Property.

COVID-19 Update. As of June 1, 2021 the 261-275 Amsterdam Avenue Whole Loan is current as of its June debt service payment and is not subject to any modification or forbearance request. The 261-275 Amsterdam Avenue Borrower entered into a forbearance agreement with regard to the previous mortgage loan on the 261-275 Amsterdam Avenue Property. The previous lender agreed to 6 months of forbearance of all interest payments and reserve fund payments due on the previous loan on the payment dates from April through September 2020, totaling approximately $1,345,367. Such amounts were repaid with the proceeds of the 261-275 Amsterdam Avenue Whole Loan. As of May 25, 2021, the borrower sponsor has reported that the 261-275 Amsterdam Avenue Property is open and operating, with 89.0% of billed rent for residential and commercial tenants being collected for the month of May 2021. Eight retail tenants and the building’s lobby tenant received rent relief in 2020 (17.3% of total underwritten rent). There are six retail tenants as well as the building’s lobby tenant that are receiving ongoing rent relief (14.5% of total underwritten rent) from January 2021 through June 2021. The tenants have remained current on their amended rent obligations and are required to commence their full contractual rent payments in July 2021.

Market Overview and Competition. The 261-275 Amsterdam Avenue Property is located in New York, New York, on the Upper West Side of Manhattan. The Upper West Side offers a variety of cultural centers, including the Museum of Natural History, Hayden Planetarium, New York Historical Society, and Lincoln Center. Primary access to the 261-275 Amsterdam Avenue Property is provided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

by subway service and bus service available at a number of locations along Amsterdam Avenue, Columbus Avenue and 81st Street. The 261-275 Amsterdam Avenue Property is located in the Upper West Side multifamily and retail submarket and within the New York multifamily and retail market. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Upper West Side Manhattan multifamily submarket was approximately 5.5%, with average asking rents of $4,521 per unit and inventory of approximately 55,878 units. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Upper West Side Manhattan retail submarket was approximately 3.3%, with average asking rents of $168.22 per square foot and inventory of approximately 4.0 million square feet. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the New York multifamily market was approximately 4.5%, with average asking rents of $2,713 per unit and inventory of approximately 1.4 million square feet. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the New York retail market was approximately 4.3%, with average asking rents of $42.26 per square foot and inventory of approximately 609.2 million square feet.

The following table presents certain information relating to multifamily rental properties comparable to the multifamily portion of the 261-275 Amsterdam Avenue Property:

Comparable Rental Properties (1)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
261-275 Amsterdam Avenue(2) New York (subject property)	1906	133	Studio 1BR 2BR 3BR 4BR 5BR 6BR	436 720 1,028 1,454 1,634 2,018 2,409	$1,669 $2,708 $2,934 $4,248 $4,763 $7,163 $5,790	$3.83 $3.76 $2.85 $2.92 $2.92 $3.55 $2.40
175 West 79th Street New York, NY	1927	75	1BR 2BR 3BR 4BR	900 1,200 1,500 2,800	$2,900 $4,500 $6,250 $12,500	$3.22 $3.75 $4.17 $4.46
239 West 63rd Street New York, NY	1907	41	Studio 1BR 2BR 3BR 4BR	400 500 600 700 800	$1,700 $1,945 $2,287 $2,584 $4,471	$4.25 $3.89 $3.81 $3.69 $5.59
235 West End Avenue New York, NY	1929	148	Studio 1BR 2BR 3BR 4BR	400 775 950 1,955 1,800	$1,895 $3,608 $5,225 $12,000 $8,500	$4.74 $4.66 $5.50 $6.14 $4.72
321 Columbus Avenue New York, NY	1898	76	Studio 1BR 2BR 3BR 4BR	650 802 1,350 1,350 1,950	$2,345 $3,828 $6,746 $6,895 $13,675	$3.61 $4.77 $5.00 $5.11 $7.01
6 West 107th Street New York, NY	1901	20	1BR 3BR 4BR	600 1,100 1,400	$1,950 $3,863 $3,248	$3.25 $3.51 $2.32

Source: Appraisal.

(1)	The comparable properties are not rent restricted.
(2)	Based on the borrower rent roll dated April 28, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to retail properties comparable to the retail portion of the 261-275 Amsterdam Avenue Property:

Comparable Retail Rental Properties

Property	Total SF	Tenant	Tenant SF	Term Lease (Years)	Base Rent (PSF)	Lease Type
261-275 Amsterdam Avenue(1) (subject property)	20,837	Capital One	6,567	15	$347.22	Modified Gross
240 Columbus Ave	5,452	Felice’	1,800	10	$195.00	Modified Gross
2025 Broadway	216,606	J’s Cleaners	700	10	$171.00	Modified Gross
225-229 Columbus Ave	30,446	Manny’s Bistro	1,100	NAP	$210.00	Modified Gross
2091 Broadway	8,040	Beauty Box	2,750	10	$219.00	Modified Gross
348-354 Amsterdam Avenue	280,723	Soul Cycle	2,032	11	$187.02	NNN
462 Broadway	102,000	Wells Fargo	4,880	10	$425.00	Modified Gross
545 Madison Avenue	153,583	Wells Fargo	4,000	10	$485.00	Modified Gross
440 West 33rd Street	2,633,636	Citizens Bank	1,538	15	$300.00	Modified Gross

Source: Appraisal.

(1)	Based on the borrower rent roll dated April 28, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the multifamily portion of the 261-275 Amsterdam Avenue Property:

Market Rent Summary(1)

Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit	Avg. Monthly Rent PSF	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
Studio	2	436	$1,669	$3.83	$2,000	$6.64
One Bedroom	22	720	$2,708	$3.76	$3,100	$4.47
Two Bedroom	64	1,028	$2,934	$2.85	$4,250	$4.30
Three Bedroom	21	1,454	$4,248	$2.92	$5,950	$4.01
Four Bedroom	7	1,634	$4,763	$2.92	$6,500	$4.07
Five Bedroom	12	2,018	$7,163	$3.55	$8,500	$4.13
Six Bedroom	5	2,409	$5,790	$2.40	$11,100	$4.61

(1)	Based on the borrower rent roll dated April 28, 2021.

(2)	Based on the appraisal.

(3)	Market Rent does not include rent stabilized or rent controlled units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the retail portion of the 261-275 Amsterdam Avenue Property:

Market Rent Summary

	The Dorm	Capital One	Under 651 SF	Over 651 SF
Market Rent (PSF)	$100.00	$400.00	$325.00	$250.00
Lease Term (Yrs)	5	5	5	5
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

Source: Appraisal.

Escrows.

Taxes – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of approximately $1,586,430 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 261-275 Amsterdam Avenue Property.

Insurance – The 261-275 Amsterdam Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 261-275 Amsterdam Avenue Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 261-275 Amsterdam Avenue Borrower provides the lender with evidence of payment of the insurance premiums and provides evidence of renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

Required Repair Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of approximately $3,450 for required repairs.

Replacement Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for ongoing monthly deposits of $3,627 into a reserve for approved capital expenditures.

Facade Repair Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of $519,452 for façade work being done in accordance with New York City’s Local Law 11, of which approximately $51,920 has been released to the 261-275 Amsterdam Avenue Borrower thus far.

Unit Renovation Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of $50,000 for renovation work being performed on Unit 5B at the 261-275 Amsterdam Avenue Property to convert from a rent-controlled unit to a fair market rental unit.

Commercial Rent Concession Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of $154,448 for commercial tenants receiving rent concessions, to be released upon such tenant occupying the space covered by the applicable lease past all free rent periods, paying full rent in accordance with the terms of the applicable lease past all free rent periods and providing a satisfactory estoppel to the lender.

Lockbox and Cash Management. The 261-275 Amsterdam Avenue Whole Loan is structured with a soft lockbox and springing cash management. The 261-275 Amsterdam Avenue Borrower and property manager are required to deposit any funds received by the 261-275 Amsterdam Avenue Borrower and property manager into the lockbox account within one business day of receipt. In addition, the 261-275 Amsterdam Avenue Borrower was required at origination to deliver to the lender, in escrow, tenant direction letters directing each tenant to send rents directly into the collection account, which the lender has the right to deliver to the tenants upon the occurrence of a Cash Sweep Event Period (as defined below), and is required to promptly deliver to the lender (or if requested by the lender after the occurrence of a Cash Sweep Event Period, directly to the tenants) additional tenant direction letters for tenants entering into new leases after the origination date. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 261-275 Amsterdam Avenue Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the 261-275 Amsterdam Avenue Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the 261-275 Amsterdam Avenue Whole Loan, (iii) to make the monthly deposit into the replacements reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 261-275 Amsterdam Avenue Whole Loan during the continuance of such Cash Sweep Event Period. To the extent that a Cash Sweep Event Period is in existence solely due to a Lease Expiration Event (as defined below) or a Trigger Tenant Credit Event (as defined below), the remaining funds in the cash management account will not be required to be deposited into the excess cash flow subaccount once the balance in the excess cash flow subaccount is equal to $1,500,000 and the balance over $1,500,000 is required to be disbursed to the 261-275 Amsterdam Avenue Borrower. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the 261-275 Amsterdam Avenue Borrower.

“Cash Sweep Event Period” means a period commencing upon the occurrence of a Trigger Event (as defined below) and ending upon an Excess Cash Sweep Termination (as defined below).

“Trigger Event” means any one of the following: (i) the occurrence of an event of default, (ii) the occurrence of a DSCR Event (as defined below), (iii) a Trigger Tenant Credit Event, and/or (iv) a Lease Expiration Event.

“DSCR Event” means that the debt service coverage ratio for the 261-275 Amsterdam Avenue Property is less than 1.30x at the end of any calendar quarter, based upon the trailing 6 month operating statement and current in place rent roll. The 261-275 Amsterdam Avenue Borrower will have the right to cure a DSCR Event by depositing with the lender a letter of credit or cash funds in the amount which, if applied to the outstanding principal balance of the 261-275 Amsterdam Avenue Whole Loan, would result in the debt service coverage ratio being at least 1.30x for the immediately preceding six consecutive calendar months, each based upon a trailing 6-month operating statement and current in-place rent roll. Such letter of credit or cash is required to be returned to the 261-275 Amsterdam Avenue Borrower if the DSCR Event is cured without consideration of such letter of credit or cash.

“Trigger Tenant Credit Event” means (x) the bankruptcy of any Trigger Tenant (as defined below) or any guarantor of any lease with a Trigger Tenant and/or (y) any Trigger Tenant ceases to do business open to the public at the 261-275 Amsterdam Avenue Property.

“Trigger Tenant” means Capital One, and any successor tenant approved by the lender.

“Trigger Tenant Lease” means that certain lease by and between G & L Realty LLC, as landlord, and Capital One, as tenant, and all amendments, modifications and extensions thereto and any successor lease approved by the lender.

“Lease Expiration Event” means the date which is the earlier to occur of (a) the date on which a Trigger Tenant gives notice to vacate its space under its Trigger Tenant Lease and (b) the date which is 6 months prior to the expiration of the term of the Trigger Tenant Lease (unless the applicable Trigger Tenant has renewed or extended its lease, on terms and conditions reasonably approved by the lender, prior to such date).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

“Excess Cash Sweep Termination” means (i) in the case of a Trigger Event due to an event of default, such event of default has been cured to the satisfaction of the lender in its sole discretion, (ii) in the case of a Trigger Event due to a DSCR Event, the debt service coverage ratio is at least 1.30x (based on the actual loan constant) for each of the immediately preceding 6 consecutive calendar months (or such event is cured as described in the definition of DSCR Event above), (iii) in the case of a Trigger Event due to a Lease Expiration Event, either (1) the Trigger Tenant has extended or renewed its Trigger Tenant Lease on terms and conditions approved by the lender in its sole discretion or (2) such space is leased to a new replacement tenant on terms and conditions approved by the lender, in its sole discretion, and an original tenant estoppel certificate evidencing that such new tenant is in occupancy, open for business to the public and paying full unabated rent and all tenant improvements and leasing commissions have been paid, is delivered to the lender (a “Replacement Tenant Cure”), (iv) in the case of a Trigger Event described in subsection (x) of the definition of Trigger Tenant Credit Event, either (1) the applicable lease is affirmed in bankruptcy or (2) a Replacement Tenant Cure occurs, and (v) in the case of a Trigger Event described in subsection (y) of the definition of Trigger Tenant Credit Event, either (1) the applicable Trigger Tenant has re-opened for business and is in occupancy of all its space and paying its contractual rent at the 261-275 Amsterdam Avenue Property or (2) a Replacement Tenant Cure occurs.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None; however, the 261-275 Amsterdam Avenue Borrower has the right to provide a letter of credit to cure a DSCR Event.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 261-275 Amsterdam Avenue Borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 261-275 Amsterdam Avenue Property, together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK34	Transaction Contact Information

V.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.